As filed with the Securities and Exchange Commission on November 15, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTERNATIONAL COAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-2641185
(State or jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Corporate Centre Drive

Scott Depot, West Virginia 25560

(304) 760-2400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

SEE TABLE OF ADDITIONAL REGISTRANTS

Bradley W. Harris

Senior Vice President and Chief Financial Officer

300 Corporate Centre Drive

Scott Depot, West Virginia 25560

(304) 760-2400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Randi L. Strudler, Esq.

Jones Day

222 East 41st Street

New York, New York 10017

(212) 326-3939

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:

From time to time after this Registration Statement becomes effective

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
9.00% Convertible Senior Notes due 2012(1)	$225,000,000	$1,118.40	$251,640,000.00	$7,726.00
Guarantees of 9.00% Convertible Senior Notes due 2012	—	—	—	—(2)
Common Stock issuable upon conversion of the notes, par value $0.01 per share(3)	31,943,642	$—	—	$—

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the bid and the asked prices of the notes in secondary market transactions on November 12, 2007 of $1,118.40 per $1,000 aggregate principal amount at maturity of the notes as reported to the registrant by the initial purchaser.
(2)	Pursuant to Rule 457(n), no registration fee is required with respect to the guarantees.
(3)	Also being registered are 31,943,642 shares of common stock issuable upon conversion of the notes based on an initial conversion rate of 163.8136 shares per $1,000 principal amount of notes and an indeterminate numbers of shares of common stock issuable upon conversion of the notes in connection with a stock split, stock dividend, recapitalization or similar event. Pursuant to Rule 457(i) under the Securities Act of 1933, no additional registration fee is required in connection with the registration of the common stock issuable upon conversion of the notes.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

The address of the principal executive offices of each of the additional registrants listed below, and the name and address of their agent for service, is the same as is set forth for International Coal Group, Inc. on the facing page of this registration statement.

Exact Name of Registrant as specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number
ICG, Inc.	Delaware	1222	20-1796718
ICG, LLC	Delaware	1222	20-1660224
ICG Natural Resources, LLC	Delaware	1222	20-1619866
ICG ADDCAR Systems, LLC	Delaware	1222	20-1619621
ICG Hazard, LLC	Delaware	1222	20-1619758
ICG Tygart Valley, LLC	Delaware	1222	20-2977524
ICG Beckley, LLC	Delaware	1222	20-4048542
ICG Eastern Land, LLC	Delaware	1222	20-1679711
ICG Hazard Land, LLC	Delaware	1222	20-1679661
ICG Knott County, LLC.	Delaware	1222	20-1620070
ICG East Kentucky, LLC	Delaware	1222	20-1619961
ICG Illinois, LLC	Delaware	1222	20-1620272
ICG Eastern, LLC	Delaware	1222	20-1620152
CoalQuest Development LLC	Delaware	1222	20-0445769
Anker Coal Group, Inc.	Delaware	1222	52-1990183
Anker Group, Inc.	Delaware	1222	13-2961732
Simba Group, Inc.	Delaware	1222	55-0753900
Hunter Ridge Coal Company	Delaware	1222	51-0217205
Marine Coal Sales Company	Delaware	1222	13-3307813
Upshur Property, Inc.	Delaware	1222	95-4484172
Vantrans, Inc.	Delaware	1222	22-2093700
Heather Glen Resources, Inc.	West Virginia	1222	55-0746946
King Knob Coal Co., Inc.	West Virginia	1222	55-0488823
Melrose Coal Company, Inc.	West Virginia	1222	55-0746947
Patriot Mining Company, Inc.	West Virginia	1222	55-0550184
New Allegheny Land Holding Company, Inc.	West Virginia	1222	31-1568515
Wolf Run Mining Company	West Virginia	1222	55-0699931
Juliana Mining Company, Inc.	West Virginia	1222	55-0568083
Hawthorne Coal Company, Inc.	West Virginia	1222	55-0742562
Vindex Energy Corporation	West Virginia	1222	55-0753903
Anker Power Services, Inc.	West Virginia	1222	55-0700346
Bronco Mining Company, Inc.	West Virginia	1222	22-2094405
White Wolf Energy, Inc.	Virginia	1222	54-1867395

PROSPECTUS

$225,000,000

9.00% Convertible Senior Notes due 2012

31,943,642 Shares of Common Stock Issuable Upon Conversion of the Notes

        The notes and the common stock issuable upon conversion of the notes may be offered and sold from time to time pursuant to this prospectus by the holders of those securities. The selling securityholders will receive all of the net proceeds from the sale of the securities and will pay any applicable discounts, commission or concessions. The selling securityholders and any underwriters, broker-dealers or agents that participate in the sale of the securities may be “underwriters” within the meaning of the Securities Act of 1933, as amended, or Securities Act, and any discounts, commissions, concessions or profit they earn on any resale of the securities may be underwriting discounts or commissions under the Securities Act.

        Some or all of the selling securityholders may offer and sell or otherwise dispose of the securities described in this prospectus in various ways and at different times on such terms and at such price as they may determine, but none of the selling securityholders is required to sell any or all of these securities. The price to the public for the securities and the proceeds to the selling securityholders at any time will depend upon the terms of such sales.

        In July and August 2007, we issued and sold $225,000,000 aggregate principal amount of our 9.00% Convertible Senior Notes due 2012 in private placements in reliance on an exemption from registration under the Securities Act. The initial purchaser of the notes resold the notes in offerings in reliance on an exemption from registration under Rule 144A of the Securities Act.

        We will pay 9.00% interest per annum on the principal amount of the notes, payable semi-annually in arrears on August 1 and February 1 of each year, beginning on February 1, 2008. Interest will accrue on the notes from and including July 31, 2007 or from and including the last date in respect of which interest has been paid or provided for, as the case may be, to, but excluding, the next interest payment date or maturity date, as the case may be. The notes will mature on August 1, 2012.

        Holders may convert their notes at any time prior to stated maturity, subject to prior maturity, redemption or repurchase. The initial conversion rate, which is subject to adjustment, is 163.8136 shares per $1,000 principal amount of notes. This represents an initial conversion price of $6.10 per share. The conversion rate of the notes may be increased if the average price of our common stock for a period ending on August 1, 2008 is less than $4.21, as described in this prospectus. A holder that surrenders notes for conversion in connection with a “make-whole fundamental change” may in certain circumstances be entitled to an increased conversion rate.

        Holders may require us to repurchase all or a portion of their notes upon a fundamental change, as described in this prospectus, at a repurchase price in cash equal to 100% of the principal amount of the notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

        The notes are our senior unsecured obligations and rank equally with all of our existing and future senior unsecured indebtedness. The notes are effectively subordinated to all of our existing and future secured indebtedness and are structurally subordinated to all existing and future liabilities of our subsidiaries, including trade payables.

        Our common stock is listed on the New York Stock Exchange under the symbol “ICO.” On November 14, 2007, the last reported sale price of our common stock was $4.82 per share. The notes issued in the private placement trade on the Private Offerings, Resales and Trading Through Automated Linkages, or “PORTAL,” Market of the National Association of Securities Dealers, Inc., however, notes sold using this prospectus will no longer be eligible for trading in the PORTALSM Market.

        INVESTING IN THE NOTES AND OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “ RISK FACTORS” BEGINNING ON PAGE 8 AND AS UPDATED IN ANY FUTURE FILINGS MADE WITH THE SECURITIES AND EXCHANGE COMMISSION THAT ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 15, 2007.

This prospectus does not constitute an offer of, or an invitation to purchase, any of the notes or common stock issuable upon their conversion in any jurisdiction in which, or to any person whom, such offer or invitation would be unlawful. You should assume that the information in this prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Neither delivery of this prospectus nor any sale of the notes or common stock covered by this prospectus shall, under any circumstances, create any implication that there has been no change in the affairs of International Coal Group, Inc. after the date of this prospectus.

Prospectus summary

This summary highlights information contained elsewhere or incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in the notes or the shares of our common stock issuable upon conversion of the notes. You should read this entire prospectus carefully before investing in the notes or the shares of our common stock issuable upon conversion of the notes.

Unless otherwise indicated, as used in this prospectus, the terms “ICG,” “we,” “our” and “us” refer to International Coal Group, Inc. and its consolidated subsidiaries. The term “Horizon” refers to Horizon NR, LLC (the entity holding the operating subsidiaries of Horizon Natural Resources Company) and its consolidated subsidiaries, the term “Anker” refers to Anker Coal Group, Inc. and its consolidated subsidiaries, and the term “CoalQuest” refers to CoalQuest Development, LLC. References to the “Anker and CoalQuest acquisitions” refer to our acquisition, respectively, of each of Anker and CoalQuest which occurred on November 18, 2005. For purposes of all financial disclosure incorporated by reference in this prospectus, Horizon (together with its predecessor AEI Resources Holding, Inc. and its consolidated subsidiaries) is the predecessor to ICG.

The term “coal reserves,” as used in this prospectus, means proven and probable reserves that are the part of a mineral deposit that can be economically and legally extracted or produced at the time of the reserve determination and the term “non-reserve coal deposits,” as used in this prospectus, means a coal bearing body that has been sufficiently sampled and analyzed to assume continuity between sample points but do not qualify as a commercially viable coal reserve as prescribed by Securities and Exchange Commission, or SEC, rules until a final comprehensive SEC prescribed evaluation is performed.

Our company

We are a leading producer of coal in Northern and Central Appalachia with a broad range of mid to high Btu, low to medium sulfur steam and metallurgical coal. As of September 30, 2007, our Appalachian mining complexes, which include 11 of our mining complexes, are located in West Virginia, Kentucky and Maryland. We also have a complementary mining complex of mid to high sulfur steam coal strategically located in the Illinois Basin. Our strategic locations give us a prominent position in three of the four largest coal producing regions in the United States, including the Appalachian region, which is the largest coal producing region by revenues in the United States. As of September 30, 2007, we control approximately 965 million tons of proven and probable coal reserves. Based on current production levels this reserve base gives us a reserve life of approximately 65 years, which we believe is more than any other public coal producer in the United States. Further, we own and control approximately 533 million tons of non-reserve coal deposits. For the nine months ended September 30, 2007, we sold 13.9 million tons of coal, of which 13.6 million tons were steam coal and 0.3 million tons were metallurgical coal.

We market our coal to a diverse customer base of largely investment grade electric utilities, as well as domestic and international industrial customers. The high quality of our coal and the availability of multiple transportation options, including rail, truck and barge, throughout the Appalachian region enable us to participate in both the domestic and international coal markets. For the year ended December 31, 2006 and the nine months ended September 30, 2007, we generated total revenues of $891.6 million and $644.2 million, respectively. We are committed to maintaining a reliable and stable revenue base. As of September 30, 2007, we had contracted sales commitments in place for approximately 99%, 78% and 63% of planned shipments for 2007, 2008 and 2009, respectively.

For more information about our business, see our Annual Report in Form 10-K/A for the year ended December 31, 2006.

Our principal executive office is located at 300 Corporate Centre Drive, Scott Depot, West Virginia 25560. We also maintain a website at www.intlcoal.com. However, the information on our website is not a part of this prospectus and you should rely only on the information contained in this prospectus when making a decision to invest in the notes.

The notes

The following summary describes material terms of the notes to be offered from time to time by the selling securityholders, but it is not intended to be complete. For a more detailed description of the notes, see “Description of notes.”

Issuer	International Coal Group, Inc.

Notes	$225.0 million aggregate principal amount of 9.00% Convertible Senior Notes due 2012.

Maturity	The notes will mature on August 1, 2012, unless earlier repurchased or converted.

Interest payment dates

We will pay 9.00% interest per annum on the principal amount of the notes, payable semiannually in arrears on August 1 and February 1 of each year, starting on February 1, 2008, to holders of record at the close of business on the preceding July 15 and January 15, respectively. Interest will accrue on the notes from and including July 31, 2007 or from and including the last date in respect of which interest has been paid or provided for, as the case may be, to, but excluding, the next interest payment date or maturity date, as the case may be.

Guarantees

All of our existing and future domestic subsidiaries that are material subsidiaries or that guarantee our senior credit facility have guaranteed the notes on a senior basis. See “Description of notes—Guarantees.”

Ranking

The notes are our senior unsecured obligations and rank equally with all of our existing and future senior unsecured indebtedness. The notes rank senior to all of our future subordinated debt. Each guarantor’s guarantees with respect to the notes is the general, unsecured senior obligation of such guarantor and ranks equally in right of payment with all of such guarantor’s existing and future senior debt. However, the notes and the guarantees are effectively subordinated to all of our and the guarantors’ existing and future secured indebtedness and are structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries that do not guarantee the notes.

Substantially all of our and our guarantors’ personal property and other material assets are pledged to secure our obligations to our secured creditors, including our obligations under our senior credit facility. As of September 30, 2007, after giving effect to the notes offering and the amendment to the senior credit facility, we and the subsidiary guarantors had $413.9 million of senior debt outstanding and additional borrowing capacity of up to $100.0 million less outstanding letters of credit (with a letter of credit sublimit of up to $80.0 million).

Conversion rights

The notes are convertible into cash and, if applicable, shares of our common stock, par value $0.01 per share, based on an initial conversion rate, subject to adjustment, of 163.8136 shares per $1,000 principal amount of notes (which represents an initial conversion price of approximately $6.10 per share). In addition, if the average of the volume-weighted average price per share of our common stock for the 20 consecutive trading days ending on, but not including, August 1, 2008 is less than the floor price, we will adjust the conversion rate so that the conversion price will be equal to the greater of (1) 145% multiplied by such average volume-weighted average price and (2) the floor price. The floor price and the volume-weighted average price shall be subject to certain adjustments. The “floor price” shall initially mean $4.21, which was the closing sale price per share of our common stock on July 25, 2007, the date that we entered into a purchase agreement with the initial purchaser regarding our sale of the notes to such initial purchaser.

Subject to earlier repurchase, the notes will be convertible only in the following circumstances:

➢

prior to February 1, 2012 the notes are convertible during any calendar quarter after September 30, 2007, if the closing sale price of our common stock for each of 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 130% of the conversion price in effect on the last trading day of the immediately preceding calendar quarter;

➢

prior to February 1, 2012 the notes are convertible during the five consecutive business days immediately after any five consecutive trading day period (we refer to this five consecutive trading day period as the “note measurement period”) in which the average trading price per $1,000 principal amount of notes was equal to or less than 97% of the average conversion value of the notes during the note measurement period;

➢	the notes are convertible if we engage in certain corporate transactions; and

➢	the notes are convertible at any time from, and including, February 1, 2012 until the close of business on the business day immediately preceding August 1, 2012.

Upon conversion, holders will receive, per $1,000 principal amount being converted, a “settlement amount” that is equal to the sum of the “daily settlement amounts” for each of the 20 trading days during the “cash settlement averaging period.”

The “cash settlement averaging period” with respect to any notes means;

➢

with respect to conversion notices received at any time on or after the 25th scheduled trading day prior to the maturity date of the applicable notes, the 20 consecutive trading days beginning on, and including, the 23rd scheduled trading day prior to the maturity date; and

➢	in all other circumstances, the 20 consecutive trading days beginning on, and including, the third trading day following receipt of the conversion notice.

The “daily settlement amount” for a given trading day consists of:

➢

cash equal to the lesser of $50.00 and the “daily conversion value”; and to the extent the daily conversion value exceeds $50.00, a number of shares of our common stock (or the consideration into which our common stock has been converted in connection with certain corporate transactions) equal to:

➢	the excess of the daily conversion value over $50.00, divided by

➢	the volume-weighted average price of our common stock (or such other consideration) on that trading day, subject to our right to deliver cash in lieu of all or a portion of such shares.

The “daily conversion value” on a given trading day means one-twentieth of the product of the applicable conversion rate in effect on that day and the volume-weighted average price of our common stock on that trading day. We refer to the cash due upon conversion as the “principal return.”

A holder that surrenders notes for conversion in connection with a “make-whole fundamental change” may in certain circumstances be entitled to an increased conversion rate.

See “Description of notes—Conversion rights.”

No redemption of notes at our option	The notes are not redeemable at our option prior to maturity.

Sinking fund	None.

Right of holder to require us to repurchase notes if a fundamental change occurs

If a fundamental change, as described in this prospectus, occurs, holders may require us to repurchase all or a portion of their notes for cash at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the repurchase date. See “Description of notes—Holders may require us to repurchase their notes upon a fundamental change.”

Events of default

If an event of default on the notes has occurred and is continuing, the principal amount of the notes plus any premium and accrued and unpaid interest may become immediately due and payable. These amounts automatically become due and payable upon certain events of default. See “Description of notes—Events of default; notice and waiver.”

Use of proceeds	We will not receive any proceeds from the sale by any selling securityholder of the notes or the common stock issuable upon conversion of the notes.

Book entry form	The notes were issued in book-entry form and are represented by a global certificate deposited with,

or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC. Beneficial interests in any of the notes are shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities except in limited circumstances. See “Description of notes—Form, denomination and registration of notes.”

Listing and trading

The notes sold in the initial private placement are eligible for trading in the PORTALSM Market. The notes sold using this prospectus, however, will no longer be eligible for trading in the PORTALSM Market. We do not intend to list the notes on any other national securities exchange or automated quotation system. Our common stock is listed on the New York Stock Exchange under the symbol “ICO.”

Material U.S. federal income tax consequences

For a discussion of material U.S. federal income tax consequences relating to the acquisition, ownership, conversion and disposition of the notes and the ownership and disposition of the shares of our common stock received upon conversion of the notes, see “Material United States federal income tax considerations.”

Risk factors

In analyzing an investment in the notes we are offering pursuant to this prospectus, you should carefully consider, along with other matters included or incorporated by reference in this prospectus, the information set forth under “Risk factors.”

Risk factors

Investing in the notes or the shares of common stock underlying the notes involves a high degree of risk. You should carefully consider the risks described below relating to an investment in the notes and our common stock, as well as the risks relating to our business described under “Risk factors” contained in Item 1A of our Annual Report on Form 10-K/A for the year ended December 31, 2006, Item 1A of our Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2007 and Item 1A of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, each of which are incorporated by reference, as well as the other information contained or incorporated by reference in this prospectus before making an investment decision. The risks and uncertainties described below and in our other filings with the SEC incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of the following risks occur, our business, financial condition or results of operations could be materially harmed. In such case, the trading price of the notes and our common stock could decline and you could lose all or part of your investment.

RISKS RELATING TO THE NOTES AND OUR COMMON STOCK

Increased leverage as a result of the notes offering may harm our financial condition and results of operations.

After giving effect to the issuance of the notes and the amendment to our senior credit facility, our total consolidated long-term debt as of September 30, 2007 was approximately $409.2 million and represented approximately 39% of our total capitalization, excluding current indebtedness of approximately $4.7 million, as of that date. In addition, the indenture for the notes does not restrict our ability to incur additional indebtedness.

Our level of indebtedness could have important consequences on our future operations, including:

•	making it more difficult for us to meet our payment and other obligations under the notes and our other outstanding debt;

•

resulting in an event of default if we fail to comply with the financial and other restrictive covenants contained in our debt agreements, which could result in all of our debt becoming immediately due and payable;

•	subjecting us to the risk of increased sensitivity to interest rate increases on our indebtedness with variable interest rates, including borrowings under our senior credit facility;

•

reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes, and limiting our ability to obtain additional financing for these purposes;

•	limiting our flexibility in planning for, or reacting to, and increasing our vulnerability to, changes in our business, the industry in which we operate and the general economy; and

•	placing us at a competitive disadvantage compared to our competitors that have less debt or are less leveraged.

Any of the above-listed factors could have an adverse effect on our business, financial condition and results of operations and our ability to meet our payment obligations under the notes and our other debt.

Risk factors

Our ability and the ability of some of our subsidiaries to engage in some business transactions or to pursue our business strategy may be limited by the terms of our existing debt.

Our senior credit facility contains a number of financial covenants requiring us to meet financial ratios and financial condition tests. The indenture governing our outstanding senior notes and our senior credit facility also restrict our and our subsidiaries’ ability to:

•	incur additional debt or issue guarantees;

•	pay dividends on, redeem or repurchase capital stock;

•	allow our subsidiaries to issue new stock to any person other than us or any of our other subsidiaries;

•	make certain investments;

•	make acquisitions;

•	incur, or permit to exist, liens;

•	enter into transactions with affiliates;

•	guarantee the debt of other entities, including joint ventures;

•	merge or consolidate or otherwise combine with another company; and

•	transfer or sell a material amount of our assets outside the ordinary course of business.

These covenants could adversely affect our ability to finance our future operations or capital needs or to execute preferred business strategies.

Our ability to borrow under our senior credit facility will depend upon our ability to comply with these covenants and our borrowing base requirements. Our ability to meet these covenants and requirements may be affected by events beyond our control and we may not meet these obligations. From time to time we have amended or revised our financial covenants, and have also received waivers of covenant compliance under our senior credit facility. However, we may not continue to receive waivers from our lenders or be permitted to amend the financial covenants. Our failure to comply with these covenants and requirements could result in an event of default under the indenture governing our outstanding senior notes that, if not cured or waived, could permit acceleration of the notes and our outstanding senior notes and permit foreclosure on any collateral granted as security under our senior credit facility. If our indebtedness is accelerated, we may not be able to repay the notes or borrow sufficient funds to refinance the notes. Even if we were able to obtain new financing, it may not be on commercially reasonable terms, on terms that are acceptable to us, or at all. If our debt is in default for any reason, our business, financial condition and results of operations could be materially and adversely affected.

We are subject to limitations on capital expenditures under our senior credit facility. Because of these limitations, we may not be able to pursue our business strategy to replace our equipment fleet as it ages, develop additional mines or pursue additional acquisitions without additional financing.

If our business does not generate sufficient cash for operations, we may not be able to repay our indebtedness.

As of September 30, 2007, after giving effect to the issuance of the notes, the use of proceeds thereof, and the amendment to our senior credit facility, we had cash of approximately $152.0 million and total consolidated indebtedness, including current maturities and capital lease obligations, of approximately $413.9 million. Subject to the limits contained in the indenture governing our outstanding senior notes and in our senior credit facility, we may also incur additional debt in the future.

Risk factors

If new debt is added to our and our subsidiaries’ current debt levels, the related risks that we and they now face could intensify. See “Description of other indebtedness.” In addition to the principal repayments on our outstanding debt, we have other demands on our cash resources, including, among others, capital expenditures and operating expenses.

Our ability to pay principal and interest on and to refinance our debt depends upon the operating performance of our subsidiaries, which will be affected by, among other things, general economic, financial, competitive, legislative, regulatory and other factors, some of which are beyond our control. In particular, economic conditions could cause the price of coal to fall, our revenue to decline, and hamper our ability to repay our indebtedness, including the notes.

Our business may not generate sufficient cash flow from operations and future borrowings may not be available to us under our senior credit facility or otherwise in an amount sufficient to enable us to pay our indebtedness including anticipated interest on the notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness on or before maturity. We may not be able to refinance any of our indebtedness on commercially reasonable terms, on terms acceptable to us or at all.

We may not have the ability to raise the funds to pay interest on the notes, purchase the notes upon a fundamental change or to pay the cash payment due upon conversion.

The notes bear interest semi-annually at a rate of 9.00% per year. If a fundamental change occurs, holders of the notes may require us to repurchase, for cash, all or a portion of their notes. In addition, upon conversion of the notes, we must pay the principal return in cash. We may not have sufficient funds to pay the interest, repurchase price or principal return when due. In addition, the terms of any borrowing agreements which we may enter into from time to time may require early repayment of borrowings under circumstances similar to those constituting a fundamental change. These agreements may also make our repurchase of notes, or the cash payment due upon conversion of the notes, an event of default under the agreements. If we fail to pay interest on the notes, repurchase the notes or pay the cash payment due upon conversion when required, we will be in default under the indenture governing the notes. See “Description of notes—Conversion rights,” and “—Holders may require us to repurchase their notes upon a fundamental change.”

We have made only limited covenants in the indenture for the notes, and these limited covenants may not protect your investment.

The indenture under which the notes were issued does not contain restrictive covenants that would protect you from several kinds of transactions that may adversely affect you. In particular, the indenture does not contain covenants that:

•

require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity and, accordingly, does not protect holders of the notes in the event we experience significant adverse changes in our financial condition or results of operations;

•	limit our subsidiaries’ ability to incur indebtedness which would effectively rank senior to the notes;

•	limit our ability to incur secured indebtedness or indebtedness that is equal in right of payment to the notes;

•	restrict our subsidiaries’ ability to issue securities that would be senior to the common stock of our subsidiaries held by us;

•	restrict our ability to repurchase our securities;

Risk factors

•	restrict our ability to pledge our assets or those of our subsidiaries; or

•	restrict our ability to make investments or to pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes.

Furthermore, the indenture for the notes contains only limited protections in the event of a change in control. We could engage in many types of transactions, such as acquisitions, refinancings or recapitalizations, that could substantially affect our capital structure and the value of the notes and our common stock but would not constitute a “fundamental change” that permits holders to require us to repurchase their notes. For these reasons, you should not consider the covenants in the indenture or the repurchase feature of the notes as a significant factor in evaluating whether to invest in the notes.

You may not be able to convert your notes, except during specified periods, and the value of the notes could be less than the value of the common stock into which your notes could otherwise be converted.

Except during the period from, and including, February 1, 2012 until the close of business on the business day immediately preceding August 1, 2012, the notes are convertible only if specified conditions are met. These conditions may not be met, in which case you will not be able to convert your notes and you may not be able to receive the value of the common stock into which certain obligations under the notes would otherwise be convertible. In addition, for these and other reasons, the trading price of the notes could be substantially less than the conversion value of the notes.

There is no established trading market for the notes and, if one develops, it may not be liquid.

There is no established trading market. Although the notes issued in the initial private placements are eligible for trading in the PORTALSM market, notes sold using this prospectus will no longer be eligible for trading in the PORTALSM market. We do not intend to apply for listing of the notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. As a result, a final active trading market for the notes may not develop. If a final active trading market does not develop or is not maintained, purchasers of the notes may not be able to sell them. If any of the notes are traded, they may trade at a discount from the initial offering price, depending upon:

•	prevailing interest rates;

•	the market for similar securities; and

•	other factors, including general economic conditions and our financial condition, performance and prospects.

In addition, the market for non-investment-grade debt securities has historically been subject to disruptions that have caused price volatility independent of the operating and financial performance of the issuers of these securities. It is possible that the market for the notes will be subject to these kinds of disruptions. Accordingly, declines in the liquidity and market price of the notes may occur independent of our operating and financial performance, and any liquid market for the notes is not certain to develop.

The trading prices for the notes will be directly affected by our credit rating.

Credit rating agencies continually revise their ratings for companies that they follow, including us. Any ratings downgrade could adversely affect the trading price of the notes or the trading market for the notes to the extent a trading market for the notes develops. The condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future.

Risk factors

Volatility of the market price of our common stock may depress the trading price of the notes.

The market price of our common stock has experienced, and may continue to experience, substantial volatility. Since November 21, 2005, the trading price of our common stock on the New York Stock Exchange has ranged from a low of $3.75 per share to a high of $12.45 per share. Because the notes are convertible into shares of our common stock in certain circumstances, volatility in the price of our common stock on the New York Stock Exchange may depress the trading price of the notes. The risk of volatility and depressed prices of our common stock also applies to holders who receive shares of common stock upon conversion of their notes.

Numerous factors, including many over which we have no control, may have a significant impact on the market price of our common stock, including, among other things:

•	announcements of new products or services by us or our competitors;

•	current events affecting the political, economic and social situation of the United States and other countries where we operate;

•	trends in our industry and the markets in which we operate;

•	litigation involving or affecting us;

•	changes in financial estimates and recommendations by securities analysts;

•	acquisitions and financings by us or our competitors;

•	the gain or loss of a significant customer;

•	quarterly variations in operating results;

•	volatility in exchanges rate between the U.S. dollar and the currencies of the foreign countries in which we operate;

•	the operating and stock price performance of other companies that investors may consider to be comparable; and

•	purchases or sales of blocks of our securities.

In addition, the stock market in recent years has experienced extreme price and trading volume fluctuations that often have been unrelated or disproportionate to the operating performance of individual companies. These broad market fluctuations may adversely affect the price of our common stock, regardless of our operating performance. Fluctuations or decreases in the market price of our common stock may also trigger an adjustment to the conversion price applicable to the notes. If the average of the volume-weighted average price per share of our common stock for the 20 consecutive trading days ending on, but not including, August 1, 2008 is less than the floor price, we will adjust the conversion rate so that the conversion price will be equal to the greater of (1) 145% multiplied by such average volume-weighted average price and (2) the floor price. The floor price and the volume-weighted average price shall be subject to certain adjustments. The “floor price” shall initially mean $4.21, which is the closing sale price per share of our common stock on July 25, 2007, the date we entered into a purchase agreement with the initial purchaser regarding our sale of the notes to them. Such an adjustment would increase the number of shares of our common issuable upon conversion of the notes, which would be dilutive to the interests of our existing stockholders and may adversely affect the market price of our common stock. See “Description of notes—Conversion rights—Adjustment to the conversion rate on August 1, 2008.”

Risk factors

In addition, sales of substantial amounts of our common stock in the public market, or the perception that those sales may occur, could cause the market price of our common stock to decline. Furthermore, stockholders may initiate securities class action lawsuits if the market price of our stock drops significantly, which may cause us to incur substantial costs and could divert the time and attention of our management. On April 5, 2007, a class action lawsuit was filed in the U.S. District Court in the Southern District of West Virginia against us and certain of our officers and directors. The complaint alleges that the registration statements filed in connection with our initial public offering contained false and misleading statements, and that investors relied upon those securities filings and suffered damages as a result. We have not yet responded to the complaint.

These factors, among others, could significantly depress the trading price of the notes and the price of our common stock issued upon conversion of the notes.

Future issuances of common stock and hedging activities may depress the trading price of our common stock and the notes.

Any issuance of equity securities after this offering, including the issuance of shares upon conversion of the notes, could dilute the interests of our existing stockholders, including holders who have received shares upon conversion of their notes, and could substantially decrease the trading price of our common stock and the notes. We may issue equity securities in the future for a number of reasons, including to finance our operations and business strategy, to adjust our ratio of debt to equity, to satisfy our obligations under the exercise of outstanding warrants or options or for other reasons. As of September 30, 2007, there were:

•

2,026,662 shares of our common stock issuable upon exercise of options outstanding at a weighted average exercise price of $8.76 per share, of which options to purchase 900,809 shares were exercisable as of that date at a weighted average exercise price of $9.85 per share; and

•	6,311,985 shares of our common stock available for future grant under our Equity and Performance Incentive Plan and our Director Compensation Plan.

In addition, the price of our common stock could also be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in our company and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This hedging or arbitrage could, in turn, affect the trading price of the notes and any common stock that holders receive upon conversion of the notes.

The net share settlement feature of the notes may have adverse consequences.

The net share settlement feature of the notes, as described under “Description of notes—Conversion rights—Payment upon conversion,” may:

•	result in holders receiving no shares upon conversion or fewer shares relative to the conversion value of the notes;

•	reduce our liquidity;

•	delay holders’ receipt of the consideration due upon conversion; and

•	subject holders to market risk before receiving any shares upon conversion.

If the notes become convertible, then, upon conversion, holders will receive cash and, if applicable, shares of our common stock based on the sum of the “daily settlement amounts” described in this prospectus supplement for the 20 consecutive trading days that begins on, and includes, the third trading

Risk factors

day after the day the notes are tendered for conversion (or, with respect to notes converted on or after the 25th scheduled trading day prior to the maturity date, the 20 consecutive trading days beginning on, and including, the 23rd scheduled trading day before the maturity date). We refer to this 20 trading day period as the “cash settlement averaging period.”

For so long as the notes are subject to net share settlement, we will generally deliver the cash and, if applicable, shares of common stock issuable upon conversion as soon as practicable, but in no event more than three business days after the last trading day in the cash settlement averaging period, which will generally be at least 26 trading days after the date holders tender their notes for conversion. In addition, because the consideration due upon conversion under net share settlement is based in part on the trading prices of our common stock during the cash settlement averaging period, any decrease in the price of our common stock after you tender your notes for conversion may significantly decrease the value of the consideration you receive. Furthermore, so long as the notes are subject to net share settlement, because we must settle at least a portion of our conversion obligation in cash, the conversion of notes may significantly reduce our liquidity.

Changes in the accounting treatment of certain of our existing securities and/or the securities we are offering by this prospectus could decrease our earnings per share.

There may be, in the future, potentially new or different accounting pronouncements or regulatory rulings, which could impact the way we are required to account for the notes we are offering by this prospectus, and which may have an adverse impact on our future financial condition and results of operations. With respect to the notes, we are required under accounting principles generally accepted in the United States of America, or GAAP, as presently in effect to include in outstanding shares for purposes of computing diluted earnings per share only a number of shares underlying the notes that, at the end of a given quarter, have a value in excess of the outstanding principal amount of the notes. This is because of the “net share settlement” feature of the notes, under which we are required to pay the principal amount of the notes in cash. The accounting method for net share settled convertible securities is currently under consideration by the Financial Accounting Standards Board (FASB). Under consideration is a proposed method of accounting for net share settled convertible securities under which the debt and equity components of the security would be bifurcated and accounted for separately. The outcome of this process could result in our being required to recognize additional interest expense, increase the number of shares we count as outstanding for purposes of measuring earnings per share, or a combination of both, which would in turn reduce our earnings per share.

The conditional conversion feature of the notes could result in your receiving less than the value of the common stock into which a note would otherwise be convertible.

At certain times, the notes are convertible into cash and, if applicable, shares of our common stock only if specified conditions are met. If these conditions are not met, you will not be able to convert your notes at that time, and, upon a later conversion, you may not be able to receive the value of the common stock into which the notes would otherwise have been convertible had such conditions been met.

Because the conversion rate of the notes may not be adjusted for all dilutive events, we may engage in transactions that could dilute the value of the common stock into which your notes may be convertible.

Because the conversion rate of the notes may not be adjusted for all dilutive events, we may engage in transactions that could dilute the value of the common stock into which your notes may be convertible.

Risk factors

As described under “Description of notes—Conversion rights—Adjustments to the conversion rate,” we will adjust the conversion rate of the notes for certain events, including among others;

•	the issuance of stock dividends on our common stock;

•	the issuance of certain rights or warrants;

•	certain subdivisions and combinations of our capital stock;

•	the distribution of capital stock, indebtedness or assets;

•	cash dividends; and

•	certain tender or exchange offers.

We will not adjust the conversion rate for other events, such as an issuance of common stock for cash or in connection with an acquisition, that may adversely affect the trading price of the notes or our common stock. If we engage in any of these types of transactions, the value of the common stock into which your notes may be convertible may be diluted. In addition, we will not increase the conversion rate to an amount that would require us to issue more shares than our total authorized number of shares of common stock under our Amended and Restated Certificate of Incorporation, as may be adjusted. As of the date of this prospectus, we had over 1.8 billion shares of common stock available for issuance. Furthermore, applicable New York Stock Exchange listing standards may also limit the amount by which we may increase the conversion rate.

The increase in the conversion rate applicable to notes that holders convert in connection with a make-whole fundamental change may not adequately compensate you for the lost option time value of your notes as a result of that make-whole fundamental change.

If a make-whole fundamental change occurs, we will under certain circumstances increase the conversion rate applicable to holders who convert their notes within a specified time frame.

The amount of the increase in the conversion rate depends on the date when the make-whole fundamental change becomes effective and the applicable price described in this prospectus. See “Description of notes—Conversion rights—Adjustment to the conversion rate upon the occurrence of a make-whole fundamental change.”

Although the increase in the conversion rate is designed to compensate you for the lost option time value of your notes as a result of the make-whole fundamental change, the increase in the conversion rate is only an approximation of the lost value and may not adequately compensate you for the loss. In addition, you will not be entitled to an increased conversion rate if:

•	the applicable price is greater than $19.50 per share or less than $4.21 per share (in each case, subject to adjustment); or

•	you surrender a note for conversion in connection with a make-whole fundamental change we have announced, but the make-whole fundamental change is not consummated.

Furthermore, a holder may not receive the additional shares payable as a result of the increase in the conversion rate until the third business day after the effective date of the fundamental change, or even later, which could be a significant period of time after the date the holder has tendered its notes for conversion. In addition, we will not increase the conversion rate to an amount that would require us to issue more shares than our total authorized number of shares of common stock under our Amended and

Risk factors

Restated Certificate of Incorporation, as may be adjusted. As of the date of this prospectus, we had over 1.8 billion shares of common stock available for issuance. Furthermore, applicable New York Stock Exchange listing standards may also limit the amount by which we may increase the conversion rate. Our obligation to increase the conversion rate as described above also could be considered a penalty, in which case its enforceability would be subject to general principals of reasonableness of economic remedies.

The potential increase in the conversion rate on August 1, 2008 may not fully protect holders of the notes from decreases in the market price of our common stock.

We will increase the conversion rate of the notes on August 1, 2008 if the market price of our common stock declines below certain levels. This rate increase may not fully protect note holders, however, from the economic consequences of a stock price decrease. In particular, regardless of the extent of any decrease in the market price, the conversion price for the notes (before any other applicable adjustment) will not be adjusted below $4.21 per share, representing the closing sale price per share of our common stock on July 25, 2007, the date that we entered into a purchase agreement with the initial purchaser regarding the sale of the notes to them. See “Description of notes—Conversion rights—Adjustment to the conversion rate on August 1, 2008.”

You may have to pay United States federal income taxes if we adjust the conversion rate in certain circumstances, even if you do not receive any cash.

We will adjust the conversion rate of the notes for stock splits and combinations, stock dividends, cash dividends and certain other events. See “Description of notes—Conversion rights—Adjustments to the conversion rate.” Under certain circumstances, if we adjust the conversion rate, you may be treated as having received a constructive dividend from us, resulting in taxable income to you for United States federal income tax purposes, even though you would not receive any cash in connection with the conversion rate adjustment and even though you might not exercise your conversion right. See “Material United States federal income tax considerations—U.S. holders—Conversion rate adjustments” and “—Non-U.S. holders—Conversion rate adjustments.”

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the notes.

Upon the occurrence of a fundamental change, you will have the right to require us to repurchase the notes. However, the fundamental change provisions will not afford protection to holders of the notes in the event of certain transactions. For example, transactions such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us, as well as stock acquisitions by certain companies, would not constitute a fundamental change requiring us to repurchase the notes. In the event of any such transaction, the holders of notes would not have the right to require us to repurchase the notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of the notes.

Provisions of the notes could discourage an acquisition of us by a third party.

Certain provisions of the notes, and of our outstanding senior notes, could make it more difficult or more expensive for a third party to acquire us. Upon the occurrence of certain transactions constituting a fundamental change, holders of both series of notes will have the right, at their option, to require us to repurchase, at a cash repurchase price equal to 100% of the principal amount plus accrued and unpaid interest on the notes, all of their notes or any portion of the principal amount of such notes in integral multiples of $1,000. We may also be required to issue additional shares of our common stock upon conversion of such notes in the event of certain fundamental changes.

Risk factors

If you hold notes, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

If you hold notes, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you will be subject to all changes affecting our common stock. You will have rights with respect to our common stock only if you convert your notes, which you are permitted to do only in limited circumstances described herein. For example, in the event that an amendment is proposed to our articles of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of our common stock to you, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or rights of our common stock.

We may invest or spend the proceeds of the notes offering in ways with which you may not agree and in ways that may not earn a profit.

We intend to use the proceeds from the notes offering primarily for general corporate purposes, which may include the repayment of existing indebtedness, working capital and acquisitions or investments in businesses or technologies that are complementary to our own. We will retain broad discretion over the use of the proceeds from the notes offering. You may not agree with the ways we decide to use these proceeds, and our use of the proceeds may not yield any profits.

The notes and the guarantees are unsecured and therefore effectively subordinated to our and the guarantors’ secured debt.

Our obligations under the notes, and the obligations of the guarantors under their respective guarantees, are unsecured. As a result, the notes are effectively subordinated to all of our and the guarantors’ existing and future secured debt to the extent of the assets securing that debt. After giving effect to the notes offering, the use of the net proceeds from the notes offering and the amendment to our senior credit facility, we and the guarantors have no secured debt outstanding and $100.0 million, less outstanding letters of credit, available for future borrowings under our senior credit facility, subject to compliance with the facility’s borrowing base. Our obligations under our senior credit facility are secured by a first priority lien on substantially all of our and the guarantors’ assets. In the event that we are not able to repay amounts due under the notes and our senior credit facility, the lenders under our senior credit facility could proceed against the assets securing that indebtedness. In that event, any proceeds received upon a realization of the collateral would be applied first to amounts due under the senior credit facility before any proceeds would be available to make payments on the notes. If there is a default, the value of this collateral may not be sufficient to repay both the lenders under the senior credit facility and the holders of the notes.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

•	received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

•	was insolvent or rendered insolvent by reason of such incurrence; or

Risk factors

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets; or

•

if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we believe that each guarantor, after giving effect to its guarantee of these notes, is not insolvent, does not have unreasonably small capital for the business in which it is engaged and does not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

To the extent a court voids a guarantee as a fraudulent transfer, preference or conveyance or holds it unenforceable for any other reason, holders of notes would cease to have any direct claim against the guarantor which delivered that guarantee. If a court were to take this action, the guarantor’s assets would be applied first to satisfy the guarantor’s liabilities, including trade payables, and preferred stock claims, if any, before any payment in respect of the guarantee could be made. In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

We may be exposed to potential risks if we do not have an effective system of disclosure controls or internal controls.

Effective internal controls are necessary for us to provide reliable financial reports. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed. We have in our past, and may in the future, discover deficiencies in our internal controls. For example, as more fully described in Item 9A of our Annual Report on Form10-K/A for the year ended December 31, 2006, our management concluded that as of December 31, 2006 we had control deficiencies related to certain leasehold and ownership interests in land, accrued property taxes and certain other items.

Our management determined these control deficiencies aggregate to the level of a material weakness that could result in a material misstatement to annual or interim financial statements that would not be prevented or detected. Although new control procedures have been implemented, control weaknesses will not be considered remediated until the new controls are operational for a period of time and tested, and until management and its registered public accounting firm conclude that these controls are operating effectively. A failure to implement and maintain effective internal control to correct the deficiencies identified above, could result in a material misstatement of our financial statements or otherwise cause us to fail to meet our financial reporting obligations. This, in turn, could result in a loss of investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on our business, financial condition, operating results and our stock price.

Risk factors

The interests of our major stockholders could conflict with your interests as a noteholder.

As of September 30, 2007, funds sponsored by WL Ross & Co., or WLR, own approximately 16.04% of our common stock. Circumstances may occur in which WLR or other major investors may have an interest in pursuing acquisitions, divestitures or other transactions, including among other things, taking advantage of certain corporate opportunities that, in their judgment, could enhance their investment in us or another company in which they invest. These transactions might involve risks to noteholders or adversely affect us or other investors.

We may from time to time engage in transactions with related parties and affiliates that include, among other things, business arrangements, lease arrangements for certain coal reserves and the payment of fees or commissions for the transfer of coal reserves by one operating company to another. These transactions, if any, may adversely affect our sales volumes, margins and earnings.

Anti-takeover provisions in our charter documents and Delaware corporate law may make it difficult for our stockholders to replace or remove our current board of directors and could deter or delay third-parties from acquiring us, which may adversely affect the marketability and market price of our common stock.

Provisions in our amended and restated certificate of incorporation and bylaws and in Delaware corporate law may make it difficult for stockholders to change the composition of our board of directors in any one year, and thus prevent them from changing the composition of management. In addition, the same provisions may make it difficult and expensive for a third-party to pursue a tender offer, change in control or takeover attempt that is opposed by our management and board of directors. Public stockholders who might desire to participate in this type of transaction may not have an opportunity to do so. These anti-takeover provisions could substantially impede the ability of public stockholders to benefit from a change in control or change our management and board of directors and, as a result, may adversely affect the marketability and market price of our common stock.

We are also subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. Under these provisions, if anyone becomes an “interested stockholder,” we may not enter into a “business combination” with that person for three years without special approval, which could discourage a third party from making a takeover offer and could delay or prevent a change of control. For purposes of Section 203, “interested stockholder” means, generally, someone owning more than 15% or more of our outstanding voting stock or an affiliate of ours that owned 15% or more of our outstanding voting stock during the past three years, subject to certain exceptions as described in Section 203.

Under change of control, the lenders under our credit facilities would have the right to require us to repay all of our outstanding obligations under the credit facility. Similarly, the holders of our outstanding senior notes would have the right to require us to repurchase the outstanding senior notes at a repurchase price of 101% of the aggregate principal amount thereof, and the holders of these notes would have the right to require us to repurchase the notes at 100% of the aggregate principal thereof. In each case, we may not have the funds to repay the outstanding obligations under the credit facility or to repurchase the outstanding senior notes or the notes offered hereby.

Risk factors

If our stockholders sell substantial amounts of our common stock, the market price of our common stock may decline.

As of September 30, 2007, we had 152,989,813 shares of common stock outstanding. The number of shares of common stock available for resale in the public market is limited in certain circumstances by restrictions under federal securities. All of the shares sold in our public offering, as well as all of the shares issued by us in the corporate reorganization, are freely tradable without restrictions or further registration under the Securities Act of 1933, as amended, except for any shares held by our affiliates, as defined in Rule 144 of the Securities Act. The remaining shares of common stock outstanding, including those issued to former Anker stockholders and CoalQuest members, are available for sale into the public market at various times in the future. Additional shares of common stock underlying options granted or to be granted will become available for sale in the public market. We have also filed a registration statement on Form S-8 that registered 8,525,302 shares of common stock covering shares of restricted stock granted to our executives and the shares of common stock to be issued pursuant to the exercise of options we have granted or will grant under our employee stock option plan and a certain employment agreement.

In addition, under a registration rights agreement that we entered into with certain of our existing stockholders, certain of our stockholders have “demand” and “piggyback” registration rights in connection with future offerings of our common stock. “Demand” rights enable the holders to demand that their shares of common stock be registered and may require us to file a registration statement under the Securities Act at our expense. “Piggyback” rights require us to provide notice to the relevant holders of our stock if we propose to register any of our securities under the Securities Act and grant such holders the right to include their shares in our registration statement. We have also granted “piggyback” registration rights to the former Anker and CoalQuest holders who received shares of our common stock in the Anker and CoalQuest acquisitions. Our stock price could drop significantly if the other holders of these restricted shares sell them or the market perceives they intend to sell them. These sales may also make it more difficult for us to sell securities in the future at a time and at a price we deem appropriate.

We may not pay dividends for the foreseeable future.

We may retain any future earnings to support the development and expansion of our business or make additional payments under our credit facilities and, as a result, we may not pay cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Our credit facilities and the indenture governing our outstanding senior notes limit us from paying cash dividends or other payments or distributions with respect to our capital stock in excess of certain limitations. In addition, the terms of any future credit agreement may contain similar restrictions on our ability to pay any dividends or make any distributions or payments with respect to our capital stock. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize their investment.

Note regarding forward-looking statements

This prospectus contains or incorporates by reference forward-looking statements that are not statements of historical fact and may involve a number of risks and uncertainties. We have used the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project” and similar terms and phrases, including references to assumptions, in this prospectus to identify forward-looking statements. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from our forward-looking statements:

•	market demand for coal, electricity and steel;

•	availability of qualified workers;

•	future economic or capital market conditions;

•	weather conditions or catastrophic weather-related damage;

•	our production capabilities;

•	the consummation of financing, acquisition or disposition transactions and the effect thereof on our business;

•	our plans and objectives for future operations and expansion or consolidation;

•	our relationships with, and other conditions affecting, our customers;

•	the availability and costs of key supplies or commodities such as diesel fuel, steel, explosives and tires;

•	prices of fuels which compete with or impact coal usage, such as oil and natural gas;

•	timing of reductions or increases in customer coal inventories;

•	long-term coal supply arrangements;

•	risks in or related to coal mining operations, including risks relating to third-party suppliers and carriers operating at our mines or complexes;

•	unexpected maintenance and equipment failure;

•	environmental, safety and other laws and regulations, including those directly affecting our coal mining and production, and those affecting our customers’ coal usage;

•	competition;

•	railroad, barge, trucking and other transportation availability, performance and costs;

•	employee benefits costs and labor relations issues;

•	replacement of our reserves;

•	our assumptions concerning economically recoverable coal reserve estimates;

•	availability and costs of credit, surety bonds and letters of credit;

•	title defects or loss of leasehold interests in our properties which could result in unanticipated costs or inability to mine these properties;

Forward-looking statements

•	future legislation and changes in regulations or governmental policies or changes in interpretations thereof, including with respect to safety enhancements;

•	the impairment of the value of our goodwill;

•	the ongoing effects of the Sago mine accident;

•	our liquidity, results of operations and financial condition;

•	the adequacy and sufficiency of our internal controls; and

•	legal and administrative proceedings, settlements, investigations and claims.

See “Risk factors.” You should keep in mind that any forward-looking statement made by us in this prospectus speaks only as of the date on which we make it. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We have no duty to, and do not intend to, update or revise the forward looking statements in this prospectus after the date of this prospectus, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that any forward-looking statement made in this prospectus might not occur.

Use of proceeds

All sales of the notes or shares of common stock issuable upon conversion of the notes will be by or for the account of the selling securityholders listed in this prospectus or any prospectus supplement. We will not receive any proceeds from the sale of the notes or shares of common stock issuable upon conversion of the notes by any selling securityholder.

Capitalization

The following table sets forth our actual cash and cash equivalents and capitalization as of September 30, 2007, the use of the net proceeds from the offering, and the amendment to our senior credit facility.

As of September 30, 2007
(unaudited)
(dollars in thousands)

Cash and cash equivalents	$151,956

Short-term debt	538
Long-term debt(1), including current portion:
Senior credit facility(2)	—
Senior notes	175,000
Convertible senior notes	225,000
Other long-term debt, including capital leases	13,402

Total debt(2)	413,940

Stockholders’ equity
Common stock, par value $0.01 per share, 2,000,000,000 shares authorized, 152,989,813 shares issued and outstanding(3)	1,529
Preferred stock, par value $0.01 per share, 200,000,000 shares authorized, no shares issued and outstanding	—
Additional paid-in-capital	637,706
Accumulated other comprehensive income	(3,715)
Retained earnings(4)	7,033

Total stockholders’ equity	642,553

Total capitalization	$1,056,493

(1)	In connection with the notes offering, we reduced the commitments under that facility to $100.0 million and repaid the $65.0 million outstanding.
(2)	On July 16, 2007, we and our subsidiaries entered into a $25.0 million term loan with a fund affiliated with WLR, our largest stockholder. The loan was repaid in its entirety with a portion of the net proceeds from the notes offering on July 31, 2007.
(3)	The number of shares outstanding (actual and as adjusted) excludes the following: (i) approximately 2,026,662 million shares of common stock issuable upon exercise of outstanding share-based equity awards, (ii) approximately 6,311,985 million shares of common stock reserved for future issuance under our equity and director compensation plans and (iii) shares of common stock issuable upon conversion of the notes being offered hereby. Our outstanding stock options as of September 30, 2007 had a weighted average exercise price of approximately $8.76 per share.
(4)	As a result of amending the senior credit facility, we incurred a write-off of approximately $5.3 million of debt issuance costs.

You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Selected consolidated financial data,” and the audited and unaudited consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

Price range of common stock

Our common stock is quoted on the New York Stock Exchange under the symbol “ICO.” The following table lists the high and low sale prices of our common stock as reported on the New York Stock Exchange for the periods indicated.

	High	Low
Year Ended December 31, 2005
Fourth Quarter (November 21, 2005 to December 31, 2005)	$13.10	$9.16
Year Ended December 31, 2006
First Quarter	$10.80	$8.31
Second Quarter	11.24	6.42
Third Quarter	7.33	3.96
Fourth Quarter	5.74	3.85
Year Ended December 31, 2007
First Quarter	$5.66	$4.67
Second Quarter	6.56	5.16
Third Quarter	6.18	3.75
Fourth Quarter (through November 14, 2007)	5.82	4.43

As of September 30, 2007, there were approximately 344 holders of record of our common stock. On November 14, 2007 the last reported sale price of our common stock on the New York Stock Exchange was $4.82 per share.

Dividend policy

We have never declared or paid a dividend on our common stock. See “Description of capital stock—Dividend policy.”

Ratio of earnings to fixed charges

The following table sets forth our ratio of consolidated earnings to fixed charges for the periods presented:

	AEI Resources (Predecessor to Horizon)				Horizon (Predecessor to International Coal Group, Inc.)						International Coal Group, Inc.
	Year ended December 31, 2001		Period from January 1, 2002 to May 9, 2002		Period from May 10, 2002 to December 31, 2002		Year ended December 31, 2003		Period January 1, 2004 to September 30, 2004		Period May 13, 2004 to December 31, 2004		Year ended December 31, 2005		Year ended December 31, 2006		Nine months ended September 30, 2007
Ratio of earnings to fixed charges(1)	0.16	x(2)	21.08	x	—	(2)	—	(2)	0.07	x(2)	2.82	x	4.03	x	0.10	x(2)	—	(2)

(1)	For the purposes of calculating the ratio of earnings to fixed charges, “earnings” represents income from continuing operations before income taxes, plus fixed charges. “Fixed charges” consist of interest expense, including amortization of debt issuance costs and that portion of rental expense considered to be a reasonable approximation of interest.
(2)	The amount of additional earnings needed to obtain a ratio of earnings to fixed charges of 1x was approximately $117.6 million for the year ended December 31, 2001, $829.6 million for the period from May 10, 2002 to December 31, 2002, $176.7 million for the year ended December 31, 2003, $107.7 million for the period from January 1, 2004 to September 30, 2004, $19.2 million for the year ended December 31, 2006 and $37.8 million for the nine months ended September 30, 2007.

Description of notes

We issued the notes under an indenture, dated as of July 31, 2007, between us and The Bank of New York Trust Company, N.A., as trustee. The following summary of the terms of the notes, the indenture and the registration rights agreement does not purport to be complete and is subject, and qualified in its entirety by reference, to the detailed provisions of the notes, the indenture and the registration rights agreement. Copies of the indenture and registration rights agreement have been filed as exhibits to our Current Report on Form 8-K filed on July 31, 2007. You may also request copies of the indenture and the registration rights agreement from the trustee. The indenture is also available for inspection at the office of the trustee. The notes, the indenture and the registration rights agreement, and not this description, define your legal rights as a holder of the notes.

For purposes of this summary, the terms “ICG,” “we,” “us” and “our” refer only to International Coal Group, Inc. and not to any of its subsidiaries, unless we specify otherwise.

GENERAL

The notes:

•	are initially limited to $225.0 million in aggregate principal amount;

•

bear interest at a rate of 9.00% per annum, payable semi-annually in arrears on August 1 and February 1 of each year, beginning on February 1, 2008, to holders of record at the close of business on the preceding July 15 and January 15, respectively, except as described below;

•	are subject to additional interest if we fail to comply with our obligations as described under “—Registration rights, additional interest”;

•	were issued in denominations of integral multiples of $1,000 principal amount;

•	are unconditionally guaranteed, jointly and severally, on an unsecured basis by certain of our domestic subsidiaries in the manner set forth under “—Guarantees”;

•

are our unsecured indebtedness equal in right of payment to our senior unsecured indebtedness, including our existing 10.25% Senior Notes due 2014, and effectively subordinated to all indebtedness and other liabilities (including trade payables) of our subsidiaries that do not guarantee the notes, as described under “—Ranking”;

•

are convertible into cash and, if applicable, shares of our common stock based on an initial conversion rate of 163.8136 shares per $1,000 principal amount of notes (which represents an initial conversion price of approximately $6.10 per share) under the conditions and subject to such adjustments described under “—Conversion rights”;

•	are not redeemable at our option prior to maturity;

•

are subject to repurchase by us at the option of the holder upon a fundamental change, as described under “—Holders may require us to repurchase their notes upon a fundamental change,” at a repurchase price in cash equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date; and

•	mature on August 1, 2012, unless previously repurchased by us or converted.

All cash payments on the notes will be made in U.S. dollars.

Description of notes

We initially issued the notes as global securities in book-entry form. We will make payments in respect of notes represented by global securities by wire transfer of immediately available funds to DTC or its nominee as registered owner of the global securities. We will make payments in respect of notes that are issued in certificated form by wire transfer of immediately available funds to the accounts specified by each holder of more than $5.0 million in aggregate principal amount of notes. However, if a holder of a certificated note does not specify an account, or holds $5.0 million or less in aggregate principal amount of notes, then we will mail a check to that holder’s registered address.

You may convert notes at the office of the conversion agent, present notes for registration of transfer at the office of the registrar for the notes and present notes for payment at maturity at the office of the paying agent. We have appointed the trustee as the initial conversion agent, registrar and paying agent for the notes.

We have not provided a sinking fund for the notes. The indenture does not contain any financial covenants and does not limit our ability or the ability of our subsidiaries to incur additional indebtedness, including senior or secured indebtedness, pay dividends or repurchase our securities. In addition, the indenture does not provide any protection to holders of notes in the event of a highly leveraged transaction or a change in control, except as, and only to the limited extent, described under “—Holders may require us to repurchase their notes upon a fundamental change” and “—Consolidation, merger and sale of assets.”

Substantially all of the personal property and all other material assets of ICG and the subsidiary guarantors have been pledged to secure our obligations to our secured creditors, including our obligations under our senior credit facility. In the event our secured creditors exercise their rights with respect to their pledged assets, our secured lenders would be entitled to be repaid in full from the liquidation of those assets before those assets would be available for distribution to our other creditors, including holders of the notes. See “Risk factors—Risks relating to the notes and our common stock—The notes and the guarantees will be unsecured and therefore effectively subordinated to our and the guarantors’ secured debt.”

If any payment date with respect to the notes falls on a day that is not a business day, we will make the payment on the next business day. The payment made on the next business day will be treated as though it had been made on the original payment date, and no interest will accrue on the payment for the additional period of time.

ADDITIONAL NOTES

We may, without the consent of holders of the notes, increase the principal amount of the notes by issuing additional notes in the future on the same terms and conditions, except for any difference in the issue price and interest accrued prior to the issue date of the additional notes, and with the same CUSIP number as the notes offered hereby, provided that such additional notes constitute part of the same issue as the notes offered hereby for U.S. federal income tax purposes. The notes offered by this prospectus any such additional notes would rank equally and ratably and would be treated as a single series of debt securities for all purposes under the indenture.

GUARANTEES

The notes are guaranteed by each of our current and future wholly-owned domestic subsidiaries that are Material Subsidiaries or that guarantee indebtedness under the senior credit facility. Any of our domestic subsidiaries that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date of the indenture,

Description of notes

provided however that all references to “10 percent” in such definition shall be replaced with “5.0 percent” will be considered to be a “Material Subsidiary” for the purpose of the indenture.

Each guarantee of the notes:

•	is a general unsecured obligation of the guarantor;

•	ranks equal in right of payment with all existing and future unsecured senior indebtedness of that guarantor; and

•	is senior in right of payment to any future subordinated indebtedness of that guarantor.

These guarantees are joint and several obligations of the guarantors. The obligations of each guarantor under its guarantee are limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. See “Risk factors—Risks related to the notes—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors.”

Subject to the provisions described below under “—Consolidation, merger and sale of assets,” the guarantee of a guarantor will be released:

•

in connection with any sale or other disposition of all or substantially all of the assets of that guarantor (including by way of merger or consolidation) to a person that is not (either before or after giving effect to such transaction) us or one of our subsidiaries;

•

in connection with any sale or other disposition of all of the capital stock of that guarantor to a person that is not (either before or after giving effect to such transaction) us or one of our subsidiaries;

•	upon the release of such guarantors’ guarantee under our senior credit facility or under the indenture governing our outstanding senior notes.

INTEREST PAYMENTS

We will pay interest on the notes at a rate of 9.00% per annum, payable semi-annually in arrears on each August 1 and February 1 of each year, beginning on February 1, 2008. Except as described below, we will pay interest that is due on an interest payment date to holders of record at the close of business on the preceding July 15 and January 15, respectively. Interest will accrue on the notes from and including July 31, 2007 or from and including the last date in respect of which interest has been paid or provided for, as the case may be, to, but excluding, the next interest payment date or maturity date, as the case may be. We will pay interest on the notes on the basis of a 360-day year consisting of twelve 30-day months.

In general, if you surrender your note for conversion on a date that is not an interest payment date, you will not be entitled to receive any interest (including additional interest, if any) for the period from the preceding interest payment date to the conversion date. If notes are converted after a record date but prior to the next interest payment date, holders of such notes at the close of business on the record date will, on the corresponding interest payment date, receive the interest payable on such notes on that interest payment date notwithstanding the conversion. However, a holder who surrenders a note for conversion after a record date but prior to the next interest payment date must pay to the conversion agent, upon surrender, an amount equal to the amount of interest payable on the corresponding interest payment date on the note being converted; provided that no such interest payment need be made to the conversion agent:

•	if the note is surrendered for conversion after the record date immediately preceding the final maturity date of that note;

Description of notes

•

if we have specified a repurchase date following a fundamental change that is after a record date but on or prior to the next interest payment date, and the note is tendered for conversion after such record date and on or before such interest payment date; or

•	to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

CONVERSION RIGHTS

If the conditions for conversion of the notes described below, including those described under “—Conditions for conversion” and “—Conversion procedures,” are satisfied, holders of notes may, subject to prior maturity or repurchase, convert their notes in integral multiples of $1,000 principal amount into cash in an amount described below and, if applicable, shares of our common stock, based on an initial conversion rate of 163.8136 shares of our common stock per $1,000 principal amount of notes, subject to adjustment as described below. This rate results in an initial conversion price of approximately $6.10 per share. We retain the right to satisfy any remaining amount in excess of the principal amount of the notes, in whole or in part, in cash or in additional shares of common stock. We will not issue fractional shares of common stock upon conversion of the notes and instead will pay a cash adjustment for fractional shares based on the volume-weighted average price per share of our common stock on the last trading day of the cash settlement averaging period. Except as described above, we will not make any payment or other adjustment on conversion with respect to any accrued interest on the notes, and we will not adjust the conversion rate to account for accrued and unpaid interest.

In all cases, the right to convert the notes will terminate at the close of business on the business day immediately preceding the final maturity date of the notes.

Conversion procedures

To convert a certificated note, the holder must complete the conversion notice on the back of the note and deliver it, together with the note and any required interest payment, to the office of the conversion agent for the notes, which will initially be the office of the trustee. In addition, the holder must pay any tax or duty payable as a result of any transfer involving the issuance or delivery of the shares of common stock in a name other than that of the registered holder of the note. The note will be deemed to be converted on the date on which the holder has satisfied all of these requirements. We refer to this date as the “conversion date.” To convert interests in a global note, the holder must comply with DTC’s then applicable conversion program procedures.

A note for which a holder has delivered a fundamental change repurchase notice, as described below, may be surrendered for conversion only if the holder withdraws the fundamental change repurchase notice in accordance with the indenture, unless we default in the payment of the fundamental change repurchase price. See “—Holders may require us to repurchase their notes upon a fundamental change.”

We will deliver, through the conversion agent, the cash and, if applicable, shares of common stock issuable upon conversion as soon as practicable, but in no event more than three business days after the last trading day in the “cash settlement averaging period” described below. If a holder surrenders a note for conversion in connection with a “make-whole fundamental change” under circumstances where we must increase the conversion rate applicable to that note, then we will deliver, through the conversion agent, the consideration that is payable on account of the increase in the conversion rate as soon as practicable, but in no event after the third business day after the later of:

•	the date the holder surrenders the note for conversion;

Description of notes

•	the last trading day in the applicable cash settlement averaging period; and

•	the effective date of the make-whole fundamental change.

See “—Adjustment to the conversion rate upon the occurrence of a make-whole fundamental change.”

For a discussion of certain tax consequences to a holder that converts notes, see “Material United States federal income tax considerations—U.S. holders—Conversion of notes solely into cash,” “—Conversion of notes into cash and shares” and “—Non-U.S. holders—Conversion of notes.”

Payment upon conversion

Holders that tender their notes for conversion will receive cash and, if applicable, shares of our common stock as follows:

Upon conversion, holders will receive, per $1,000 principal amount being converted, a “settlement amount” that is equal to the sum of the “daily settlement amounts” (as described below) for each of the 20 trading days during the “cash settlement averaging period” (as described below).

The “cash settlement averaging period” with respect to any note means:

•

with respect to conversion notices received during the period beginning on the 25th scheduled trading day prior to the maturity date, the 20 consecutive trading days beginning on, and including, the 23rd scheduled trading day prior to the maturity date; and

•	in all other circumstances, the 20 consecutive trading days beginning on, and including, the third trading day following the receipt of the conversion notice.

“Daily share amount” means (1) the difference between the daily conversion value and $50.00, divided by (2) the “volume-weighted average price” per share of our common stock for such day.

The “daily settlement amount,” for each $1,000 principal amount of notes for each of the 20 trading days during the cash settlement averaging period, consists of:

•	cash equal to the lesser of $50.00 and the “daily conversion value” (as described below); and

•

to the extent the daily conversion value exceeds $50.00, a number of shares of our common stock (or the consideration into which our common stock has been converted in connection with certain corporate transactions) equal to:

•	the excess of the daily conversion value over $50.00, divided by

•	the “volume-weighted average price” per share of our common stock (or such other consideration) on that trading day, subject to our right to deliver cash in lieu of all or a portion of such shares.

However, in no event will we issue more shares than our total authorized number of shares of common stock under our Amended and Restated Certificate of Incorporation, as may be adjusted. As of the date of this prospectus, we had over 1.8 billion shares of common stock available for issuance.

We will deliver cash in lieu of any fractional shares of common stock based on the volume-weighted average price per share of our common stock on the last trading day of the cash settlement averaging period.

We refer to the cash due upon conversion as the “principal return,” and we refer to the shares, if any, that are due upon conversion as the “net shares.” The “daily conversion value” on a given trading day means one-twentieth of the product of:

•	the applicable conversion rate in effect on that day; and

Description of notes

•	the volume-weighted average price per share of our common stock on that trading day.

The “volume-weighted average price” per share of our common stock on a trading day is the volume-weighted average price per share of our common stock on the New York Stock Exchange or, if our common stock is not listed on the New York Stock Exchange, on the principal exchange or over-the-counter market on which our common stock is then listed or traded, from 9:30 a.m. to 4:00 p.m., New York City time, on that trading day, as displayed under the heading “Bloomberg VWAP” on Bloomberg page “ICO <Equity> VAP” (or any successor thereto). If such price is not available, the volume-weighted average price means the market value per share of our common stock on such day as determined by a nationally recognized investment banking firm we retain for this purpose.

“Trading day” means any day during which:

•	trading in our common stock generally occurs; and

•	there is no “market disruption event” (as described below).

“Market disruption event” generally means either:

•	a failure by the primary U.S. national securities exchange or market on which our common stock is listed or admitted to trading to open for trading during its regular trading session; or

•

the occurrence or existence prior to 1:00 p.m. on any trading day for our common stock for an aggregate of at least 30 minutes of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our common stock or in any options, contracts or future contracts relating to our common stock.

On any day prior to the first trading day of the applicable conversion period, we may specify a percentage of the daily share amount that will be settled in cash (the “cash percentage”). If we elect to specify a cash percentage, the amount of cash that we will deliver in respect of each trading day in the applicable conversion period will equal the product of: (1) the cash percentage, (2) the daily share amount for such trading day and (3) the volume-weighted average price for such trading day (provided that after the consummation of a fundamental change in which the consideration is comprised entirely of cash, the amount used in this clause (3) will be the cash price per share received by holders of our common stock in such fundamental change). The number of shares in respect of the daily share amount for each trading day in the applicable conversion reference period will equal the product of (x) the daily share amount and (y) 100% minus the cash percentage. If we do not specify a cash percentage by the start of the applicable conversion period, we must settle 100% of the daily share amount for each trading day in the applicable conversion period with shares of our common stock; provided, however, that we will pay cash in lieu of fractional shares otherwise issuable upon conversion of such note.

We may not have the financial resources, and we may not be able to arrange for financing, to pay the cash due upon conversion. Furthermore, payment of cash upon conversion may violate the terms of our then existing indebtedness. See “Risk factors—Rules relating to the notes and our common stock—We may not have the ability to raise the funds to pay interest on the notes, purchase the notes upon a fundamental change or to pay the cash payment due upon conversion.” Our failure to pay cash on the notes when converted would result in an event of default with respect to the notes. Any event of default may in turn cause an event of default under our other indebtedness.

Conditions for conversion

The notes will become convertible only in certain circumstances, which we describe below. If the notes become convertible, we will provide written notice to the trustee and each holder of record, at its address

Description of notes

appearing in the security register, and we will publicly announce, through a reputable national newswire service, and publish on our website, that the notes have become convertible, stating, among other things:

•	the event causing the notes to become convertible;

•	the time during which the notes will be convertible as a result of that event;

•	if that event is a transaction described under “—Conversion upon the occurrence of certain corporate transactions,” the anticipated effective date of the transaction; and

•	the procedures holders must follow to convert their notes, including the name and address of the conversion agent.

We will mail the notice, and make the public announcement and publication, as soon as practicable, but in no event later than the open of business on the first date the notes become convertible as a result of the event. If we fail to mail the notice or make the public announcement or publication by that time, then the notes will remain convertible for an additional business day for each business day, on or after the first date the notes become convertible, that we fail to mail such notice or make such public announcement or publication. In addition, if the event causing the notes to become convertible is a make-whole fundamental change for which we must increase the conversion rate applicable to holders that convert their notes in connection with that make-whole fundamental change, as described under “—Adjustment to the conversion rate upon the occurrence of a make-whole fundamental change,” then the increased conversion rate will continue to apply to holders that convert their notes during any period that the convertibility of the notes pursuant to that make-whole fundamental change is so extended.

Holders may surrender their notes for conversion only in the circumstances described below. In all cases, the right to convert the notes will terminate at the close of business on the business day immediately preceding the final maturity date of the notes.

Conversion based on price of common stock

Prior to February 1, 2012 or earlier repurchase, holders may surrender their notes for conversion during any calendar quarter after the calendar quarter ending September 30, 2007, if the “closing sale price” (as defined in the indenture) of our common stock for each of 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 130% of the conversion price in effect on the last trading day of the immediately preceding calendar quarter. Our board of directors will make appropriate adjustments, in its good faith determination, to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the “ex date” (as defined in the indenture) of the event occurs, during that 30 consecutive trading day period.

The “closing sale price” of our common stock on any trading day means the closing sale price per share of our common stock (or, if no closing sale price per share is reported, the average of the bid and ask prices per share or, if more than one in either case, the average of the average bid and the average ask prices per share) on such trading day on the principal U.S. national securities exchange on which our common stock is listed or, if our common stock is not listed on a U.S. national securities exchange, as otherwise provided in the indenture. The closing sale prices will be determined without reference to after-hours or extended market trading.

Conversion upon satisfaction of the trading price condition

Prior to February 1, 2012 or earlier repurchase, holders may surrender their notes for conversion during the five consecutive business days immediately after any five consecutive trading day period (we refer to

Description of notes

this five consecutive trading day period as the “note measurement period”) in which the average trading price per $1,000 principal amount of notes, as determined following a request by a holder of notes in accordance with the procedures described below, was equal to or less than 97% of the average conversion value of the notes during the note measurement period. We refer to this condition as the “trading price condition.”

For purposes of the trading price condition, the “conversion value” per $1,000 principal amount of notes on a trading day is the product of the closing sale price per share of our common stock and the conversion rate of the notes in effect on that trading day.

Except as described below, the “trading price” of the notes on any day generally means the average secondary market bid quotations obtained by the bid solicitation agent for $5.0 million principal amount of notes at approximately 3:30 p.m., New York City time, on such day from two independent nationally recognized securities dealers we select, which may include the initial purchaser. However, if the bid solicitation agent can reasonably obtain only one such bid, then that one bid will be used. If on a given day:

•	the bid solicitation agent cannot reasonably obtain at least one bid for $5.0 million principal amount of notes from an independent nationally recognized securities dealer; or

•

in the reasonable, good faith judgment of our board of directors, the bid quotation or quotations that the bid solicitation agent has obtained are not indicative of the secondary market value of the notes, then the trading price per $1,000 principal amount of notes will be deemed to be equal to 97% of the product of the closing sale price of our common stock on that day and the conversion rate in effect on that day.

The bid solicitation agent will have no obligation to determine the trading price of the notes unless we have requested it to do so, and we will have no obligation to make such request unless a holder provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be equal to or less than 97% of the conversion value of the notes. At such time, we will instruct the bid solicitation agent to determine the trading price of the notes for each of the next five trading days and on each following trading day until the trading price condition is no longer satisfied.

Conversion upon the occurrence of certain corporate transactions

If, prior to February 1, 2012 or earlier repurchase,

•

a “fundamental change,” as described under “—Holders may require us to repurchase their notes upon a fundamental change,” or a “make-whole fundamental change,” as described under “—Adjustment to the conversion rate upon the occurrence of a make-whole fundamental change,” occurs; or

•

we are party to a consolidation, amalgamation, statutory arrangement, merger or binding share exchange (other than a consolidation, amalgamation, statutory arrangement, merger or binding share arrangement the primary purpose of which is to effect our reincorporation for domiciling purposes) that does not constitute a fundamental change pursuant to which our common stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property, then, a holder that has not exercised or that has withdrawn (in accordance with the indenture) the exercise of its repurchase right described below under “—Holders may require us to repurchase their notes upon a

Description of notes

fundamental change,” may surrender its notes for conversion at any time during the period that begins on, and includes, the 25th day before the date we originally announce as the anticipated effective date of the transaction and ends on, and includes, the 25th day after the actual effective date of the transaction. In addition, if the transaction is a “make-whole fundamental change,” then the notes may also be surrendered for conversion at any time during the “make-whole conversion period” described under “—Adjustment to the conversion rate upon the occurrence of a make-whole fundamental change,” and if the transaction is a “fundamental change,” then the notes may also be surrendered for conversion at any time until, and including, the fundamental change repurchase date for that fundamental change. Holders that convert their notes in connection with a “make-whole fundamental change” may in some circumstances also be entitled to an increased conversion rate. See “—Adjustment to the conversion rate upon the occurrence of a make-whole fundamental change.”

In addition, if we take any action, or become aware of any event, that would require an adjustment to the conversion rate as described in the third, fourth, fifth or sixth bullet point under “—Adjustments to the conversion rate” below, then we must mail to holders written notice of the action or event at least 20 days before the record, effective or expiration date, as the case may be, of the transaction. Holders may surrender their notes for conversion beginning on the date we mail the notice (or, if earlier, the date the indenture requires us to mail the notice) until the close of business on the business day immediately preceding the “ex date” (as defined in the indenture) of the transaction or the expiration date for such transaction or until we announce that the transaction will not take place.

Except as provided in the indenture and as described below, if we reclassify our common stock or are party to a consolidation, amalgamation, statutory arrangement, merger or binding share exchange, or if there occurs a sale, transfer, lease, conveyance or other disposition of all or substantially all of our property or assets, in each case pursuant to which our common stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property, then, at the effective time of the transaction, the right to convert a note will be changed into a right to convert it into the kind and amount of cash, securities or other property (the “reference property”), which a holder of such note would have received (assuming, if applicable, that the holder would have made the applicable election referred to in the immediately following paragraph) if the holder had converted the note and, upon such conversion, received, immediately before the transaction, a number of shares of our common stock equal to the conversion rate then applicable multiplied by the principal amount (expressed in thousands) of the note. However, at and after the effective time of the transaction, the principal return payable upon conversion of the notes will continue to be payable in cash (instead of reference property), but the daily conversion value will be calculated based on the fair value of the reference property. Also, if the reference property consists solely of cash, then we will generally settle conversions of notes within three business days. A change in the conversion right such as this could substantially lessen or eliminate the value of the conversion right. For example, if a third party acquires us in a cash merger, each note would be convertible solely into cash and would no longer be potentially convertible into securities whose value could increase depending on our future financial performance, prospects and other factors.

There is no precise, established definition of the phrase “all or substantially all” under applicable law. Accordingly, there may be uncertainty as to whether the provisions above would apply to a sale, transfer, lease, conveyance or other disposition of less than all of our property or assets.

If a transaction described above occurs and holders of our common stock have the opportunity to elect the form of consideration to receive in that transaction, then we will make adequate provision to give holders of the notes, treated as a single class, a reasonable opportunity to elect the form of such consideration for purposes of determining the composition of the “reference property” described above. Once the election is made, it will apply to all holders of our notes after the effective time of the transaction.

Description of notes

We agreed in the indenture not to become a party to any such transaction as described above unless its terms are consistent with these provisions.

Conversion during specified periods

The notes may be surrendered for conversion at any time from, and including, February 1, 2012 until the close of business on the business day immediately preceding August 1, 2012 or earlier repurchase.

Adjustments to the conversion rate

Subject to the terms of the indenture, we will adjust the conversion rate for:

•	dividends or distributions on our common stock payable in shares of our common stock to all or substantially all holders of our common stock;

•	certain subdivisions, combinations or reclassifications of our common stock;

•

distributions to all or substantially all holders of our common stock of certain rights or warrants (other than, as described below, rights distributed pursuant to a stockholder rights plan) entitling them, for a period expiring not more than 45 days immediately following the record date for the distribution, to purchase or subscribe for shares of our common stock, or securities convertible into or exchangeable or exercisable for shares of our common stock, at a price per share that is less than the “current market price” (as defined in the indenture) per share of our common stock on the record date for the distribution;

•

dividends or other distributions to all or substantially all holders of our common stock of shares of our or any of our existing or future subsidiaries’ capital stock (other than our common stock), evidences of indebtedness or other assets (other than dividends or distributions covered by the bullet points below or any dividends or distributions paid exclusively in cash);

•	cash dividends or other cash distributions by us to all or substantially all holders of our common stock, other than distributions described in the immediately following bullet point or dividends; and

•

distributions of cash or other consideration by us or any of our subsidiaries in respect of a tender offer or exchange offer for our common stock, where such cash and the value of any such other consideration per share of our common stock validly tendered or exchanged exceeds the closing sale price per share of our common stock on the first trading day after the last date on which tenders or exchanges may be made pursuant to the tender or exchange offer.

Subject to the provisions of the indenture, if we distribute cash in accordance with the fifth bullet point above, then we will generally increase the conversion rate so that it equals the rate determined by multiplying the conversion rate in effect immediately before the close of business on the ex date for the cash distribution by a fraction whose numerator is the “current market price” (as defined in the indenture) per share of our common stock on the ex date and whose denominator is that “current market price” less the per share amount of the dividend or distribution. However, we will not adjust the conversion rate for such cash dividends or other cash distributions pursuant to this provision to the extent that the adjustment would reduce the conversion price below $0.01 per share.

“Current market price” per share of our common stock on a date means the average of the closing sale prices of our common stock for the 10 consecutive trading days ending on, but excluding, the earlier of that date or the ex date with respect to the distribution requiring such computation. We will make adjustments to the current market price in accordance with the indenture to account for the occurrence of certain events during the 10 consecutive trading day period.

Description of notes

To the extent any of the rights, options or warrants described in the bullet points above are not exercised before they expire, we will readjust the conversion rate to the conversion rate that would then be in effect if such rights, options or warrants had not been distributed. If we issue rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then we will not adjust the conversion rate pursuant to the bullet points above until the earliest of these triggering events occurs.

The indenture does not require us to adjust the conversion rate for any of the transactions described in the bullet points above if we make provision for each holder of the notes to participate in the transaction without conversion as if such holder held a number of shares equal to the conversion rate in effect on the ex date or effective date, as the case may be, for such transaction multiplied by the principal amount (expressed in thousands) of the applicable notes held by such holder.

We will not adjust the conversion rate pursuant to the bullet points above unless the adjustment would result in a change of at least 1% in the then effective conversion rate. However, we will carry forward any adjustment that we would otherwise have to make and take that adjustment into account in any subsequent adjustment. In addition, at the end of each fiscal year, beginning with the fiscal year ending on December 31, 2007, we will give effect to any adjustments that we have otherwise deferred pursuant to this provision, and those adjustments, if any, will no longer be carried forward and taken into account in any subsequent adjustment. Furthermore, if a fundamental change or make-whole fundamental change, or any transaction described under “—Conversion upon the occurrence of certain corporate transactions” above, occurs, then we will give effect to all adjustments that we have otherwise deferred pursuant to this provision.

To the extent permitted by law and the listing standards of the New York Stock Exchange, we may, from time to time, in our sole discretion, increase the conversion rate by any amount for a period of at least 20 days or any longer period required by law, so long as the increase is irrevocable during that period and our board of directors determines that the increase is in our best interests. We will mail a notice of the increase to holders at least 15 days before the day the increase commences. In addition, we may also increase the conversion rate as we determine, in our sole discretion, to be advisable in order to avoid taxes to recipients of certain distributions. Additionally, we cannot decrease the conversion price below $0.01 per share.

On conversion, the holders of notes will, to the extent they receive any shares of our common stock upon conversion, receive, in addition to the consideration that is otherwise due upon conversion, the rights under our stockholder rights agreement or any future stockholder rights plan (i.e., a poison pill) that we may establish, unless the rights have separated from our common stock at the time of conversion, in which case the conversion rate will be adjusted at the time of separation as if we had distributed to all holders of our common stock shares of our capital stock, evidences of indebtedness, other assets or certain rights or warrants as described in the fourth bullet point under “—Adjustments to the conversion rate” above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

In the event of:

•	a taxable distribution to holders of common stock which results in an adjustment to the conversion rate; or

•	an increase in the conversion rate at our discretion,

the holders of the notes may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend. See “Material United States federal income tax considerations—U.S. holders—Conversion rate adjustments” and “—Non-U.S. holders—Conversion rate adjustments.”

Description of notes

Adjustment to the conversion rate upon the occurrence of a make-whole fundamental change

If and only to the extent you elect to convert your notes in connection with a “fundamental change” described under the first, second or third bullet point under the definition of a “change of control” described below under “—Holders may require us to repurchase their notes upon a fundamental change,” which we refer to as a “make-whole fundamental change,” we will increase the conversion rate as described below.

We will increase the conversion rate applicable to notes that are surrendered for conversion at any time from, and including, the 25th day before the date we originally announce as the anticipated effective date of the make-whole fundamental change to, and including, the 25th business day after the effective date of the make-whole fundamental change (or, if the make-whole fundamental change also constitutes a “fundamental change,” as described under “—Holders may require us to repurchase their notes upon a fundamental change,” to, and including, the fundamental change repurchase date for that fundamental change). We refer to this period as the “make-whole conversion period.”

We will mail to holders, at their addresses appearing in the security register, notice of, and we will publicly announce, through a reputable national newswire service, and publish on our website, the anticipated effective date of any proposed make-whole fundamental change. We must make this mailing, announcement and publication at least 20 days before the anticipated effective date of the make-whole fundamental change. In addition, no later than the third business day after the completion of the make-whole fundamental change, we must make an additional notice, announcement and publication announcing such completion.

If a holder surrenders a note for conversion in connection with a make-whole fundamental change we have announced, but the make-whole fundamental change is not consummated, then the holder will not be entitled to the increased conversion rate referred to above in connection with the conversion.

The increase in the conversion rate

In connection with a make-whole fundamental change, we will increase the conversion rate by reference to the table below, based on the date when the make-whole fundamental change becomes effective, which we refer to as the “effective date,” and the “applicable price.” If the make-whole fundamental change is a transaction or series of related transactions other than an asset sale and the consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) for our common stock in the make-whole fundamental change consists solely of cash, then the “applicable price” will be the cash amount paid per share of our common stock in the make-whole fundamental change. If the make-whole fundamental change is an asset sale and the consideration paid for our property and assets consists solely of cash, then the “applicable price” will be the cash amount paid for our property and assets, expressed as an amount per share of our common stock outstanding on the effective date of the asset sale make-whole fundamental change. In all other cases, the “applicable price” will be the average of the “closing sale prices” (as defined in the indenture) per share of our common stock for the five consecutive trading days immediately preceding the effective date. Our board of directors will make appropriate adjustments, in its good faith determination, to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex date of the event occurs, at any time during those five consecutive trading days.

The following table sets forth the number of additional shares per $1,000 principal amount of notes that will be added to the conversion rate applicable to notes that are converted during the make-whole

Description of notes

conversion period. The increased conversion rate will be used to determine the amount of cash and, if applicable, shares that are due upon conversion, as described under “—Payment upon conversion” above. If an event occurs that requires an adjustment to the conversion rate as set forth above under “—Adjustments to the conversion rate,” we will, on the date we must adjust the conversion rate, adjust each applicable price set forth in the first column of the table below by multiplying the applicable price in effect immediately before the adjustment by a fraction:

•	whose numerator is the conversion rate in effect immediately before the adjustment; and

•	whose denominator is the conversion rate as so adjusted.

Number of additional shares

(per $1,000 principal amount of notes)

	Effective date
Applicable Price	July 31, 2007	August 2, 2008	August 2, 2009	August 2, 2010	August 2, 2011	August 2, 2012

$4.21	73.7161	73.7161	73.7161	73.7161	73.7161	73.7161

$4.50	73.7161	73.7161	73.7161	70.4670	63.7790	68.4090

$7.00	32.3290	29.7150	26.4750	21.9080	14.6940	0.0000

$9.50	16.8930	12.1090	10.0600	7.2940	3.4670	0.0000

$12.00	8.7120	4.6330	3.5060	2.1200	0.6070	0.0000

$14.50	4.6140	1.3720	0.8610	0.3390	0.0340	0.0000

$17.00	2.3720	0.1690	0.0520	0.0290	0.0290	0.0000

$19.50	1.5790	0.0000	0.0000	0.0000	0.0000	0.0000

The exact applicable price and effective date may not be as set forth in the table above, in which case:

•

if the actual applicable price is between two applicable prices listed in the table above, or the actual effective date is between two dates listed in the table above, we will determine the number of additional shares by linear interpolation between the numbers of additional shares set forth for the two applicable prices, or for the two dates based on a 365-day year, as applicable;

•	if the actual applicable price is greater than $19.50 per share (subject to adjustment), we will not increase the conversion rate; and

•	if the actual applicable price is less than $4.21 per share (subject to adjustment), we will not increase the conversion rate.

Notwithstanding the forgoing, in no event will we issue more shares than our total authorized number of shares of common stock under our Amended and Restated Certificate of Incorporation, as may be adjusted.

Because we may not deliver the consideration due solely as a result of the increase in the conversion rate described above until after the effective date of the make-whole fundamental change, such consideration may not consist of shares of our common stock as a result of the provisions described above under the caption “—Conversion upon the occurrence of certain corporate transactions.” Accordingly, the shares, if any, due as a result of such increase may be paid in reference property.

Our obligation to increase the conversion rate as described above could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness of economic remedies.

Description of notes

Adjustment to the conversion rate on August 1, 2008

If the average of the volume-weighted average price per share of our common stock for the 20 consecutive trading days ending on August 1, 2008 is less than the floor price (as described below), then we will adjust the conversion rate so that the conversion price will be equal to the greater of:

•	145% multiplied by such average volume-weighted average price; and

•	the floor price.

The “floor price” shall initially mean $4.21, which is the closing sale price per share of our common stock on July 25, 2007, the date we entered into a purchase agreement with the initial purchaser regarding the sale of the notes to them.

This adjustment to the conversion rate will become effective as of the open of business on August 1, 2008 or, if that date is not a business day, the next business day. However, we will not adjust the conversion price as described above if doing so would result in a conversion price that is greater than the conversion price that would have otherwise been in effect on August 1, 2008.

Subject to the continued listing standards of the New York Stock Exchange, the floor price and the volume-weighted average price shall be adjusted in accordance with the adjustments to the conversion rate described under “—Adjustments to the conversion rate.” No adjustment to the floor price or the volume-weighted average price shall be made as a result of adjustments to the conversion rate described under “—Adjustment to the conversion rate upon the occurrence of a make-whole fundamental change.” In no event will the limitations, as set forth in the paragraph following the first set of bullet points under “—Adjustments to the conversion rate,” affect the determination of the floor price or the volume weighted average price.

See “Material United States federal income tax considerations—U.S. holders—Conversion rate adjustments” and “—Non-U.S. holders—Conversion rate adjustments.”

REDEMPTION OF NOTES AT OUR OPTION

The notes are not redeemable at our option prior to maturity.

HOLDERS MAY REQUIRE US TO REPURCHASE THEIR NOTES UPON A FUNDAMENTAL CHANGE

If a “fundamental change,” as described below, occurs, each holder will have the right, at its option, subject to the terms and conditions of the indenture, to require us to repurchase for cash all or any portion of the holder’s notes in integral multiples of $1,000 principal amount, at a price equal to 100% of the principal amount of the notes to be repurchased, plus, except as described below, any accrued and unpaid interest to, but excluding, the “fundamental change repurchase date,” as described below.

However, if the fundamental change repurchase date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then the payment of interest becoming due on that interest payment date will be payable, on that interest payment date, to the holder of record at the close of business on the record date, and the repurchase price will not include any accrued and unpaid interest.

We must repurchase the notes on a date of our choosing, which we refer to as the “fundamental change repurchase date.” However, the fundamental change repurchase date must be no later than 35 days, and no earlier than 20 days, after the date we have mailed a notice of the fundamental change, as described below.

Description of notes

Within 20 business days after the occurrence of a fundamental change, we must mail to all holders of notes at their addresses shown on the register of the registrar, and to beneficial owners as required by applicable law, a notice regarding the fundamental change. We must also publicly announce through a reputable national newswire service. The notice must state, among other things:

•	the events causing the fundamental change;

•	the date of the fundamental change;

•	the fundamental change repurchase date;

•	the last date on which a holder may exercise the repurchase right;

•	the fundamental change repurchase price;

•	the names and addresses of the paying agent and the conversion agent;

•	the procedures that holders must follow to exercise their repurchase right;

•	the conversion rate and any adjustments to the conversion rate that will result from the fundamental change; and

•

that notes with respect to which a holder has delivered a fundamental change repurchase notice may be converted, if otherwise convertible, only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the indenture.

To exercise the repurchase right, a holder must deliver a written fundamental change repurchase notice to the paying agent no later than the close of business on the third business day immediately preceding the fundamental change repurchase date. This written notice must state:

•	the certificate numbers of the notes that the holder will deliver for repurchase, if they are in certificated form;

•	the principal amount of the notes to be repurchased, which must be an integral multiple of $1,000; and

•	that the notes are to be repurchased by us pursuant to the fundamental change provisions of the indenture.

A holder may withdraw any fundamental change repurchase notice by delivering to the paying agent a written notice of withdrawal prior to the close of business on the third business day immediately preceding the fundamental change repurchase date. The notice of withdrawal must state:

•	the name of the holder;

•	a statement that the holder is withdrawing its election to require us to repurchase its notes;

•	the certificate numbers of the notes being withdrawn, if they are in certificated form;

•	the principal amount of notes being withdrawn, which must be an integral multiple of $1,000; and

•	the principal amount, if any, of the notes that remain subject to the fundamental change repurchase notice, which must be an integral multiple of $1,000.

If the notes are not in certificated form, the above notices must comply with appropriate DTC procedures.

To receive payment of the fundamental change repurchase price for a note for which the holder has delivered and not withdrawn a fundamental change repurchase notice, the holder must deliver the note,

Description of notes

together with necessary endorsements, to the paying agent at any time after delivery of the fundamental change repurchase notice. We will pay the fundamental change repurchase price for the note on the later of the fundamental change repurchase date and the time of delivery of the note, together with necessary endorsements.

For a discussion of certain tax consequences to a holder upon the exercise of the repurchase right, see “Material United States federal income tax considerations—U.S. holders—Sale, exchange or other taxable disposition of notes” and “—Non-U.S. holders—Sale, exchange or other taxable disposition of notes.”

If the paying agent holds on the fundamental change repurchase date money sufficient to pay the fundamental change repurchase price due on a note in accordance with the terms of the indenture, then, on and after the fundamental change repurchase date, the note will cease to be outstanding and interest on such note will cease to accrue, whether or not the holder delivers the note to the paying agent. Thereafter, all other rights of the holder terminate, other than the right to receive the fundamental change repurchase price upon delivery of the note.

A “fundamental change” generally will be deemed to occur upon the occurrence of a “change in control” or a “termination of trading.”

A “change in control” generally will be deemed to occur at such time as:

•

any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as that term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the total outstanding voting power of all classes of our capital stock entitled to vote generally in the election of directors (“voting stock”);

•

there occurs a sale, transfer, lease, conveyance or other disposition of all or substantially all of our property or assets to any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act;

•	we consolidate with, or merge with or into, another person or any person consolidates with, or merges with or into, us, unless either:

•

the persons that “beneficially owned,” directly or indirectly, the shares of our voting stock immediately prior to such consolidation or merger “beneficially own,” directly or indirectly, immediately after such consolidation or merger, shares of the surviving or continuing corporation’s voting stock representing at least a majority of the total outstanding voting power of all outstanding classes of voting stock of the surviving or continuing corporation in substantially the same proportion as such ownership immediately prior to such consolidation or merger; or

•	both of the following conditions are satisfied:

•

at least 90% of the consideration (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in such consolidation or merger consists of common stock and any associated rights traded on a U.S. national securities exchange (or which will be so traded when issued or exchanged in connection with such consolidation or merger); and

•	as a result of such consolidation or merger, the notes become convertible into cash and, if applicable, solely such common stock and associated rights;

Description of notes

•	the following persons cease for any reason to constitute a majority of our board of directors:

•	individuals who on the first issue date of the notes constituted our board of directors; and

•

any new directors whose election to our board of directors or whose nomination for election by our stockholders was approved by at least a majority of our directors then still in office either who were directors on such first issue date of the notes or whose election or nomination for election was previously so approved; or

•	we are liquidated or dissolved or holders of our capital stock approve any plan or proposal for our liquidation or dissolution.

There is no precise, established definition of the phrase “all or substantially all” under applicable law. Accordingly, there may be uncertainty as to whether a sale, transfer, lease, conveyance or other disposition of less than all of our property or assets would permit a holder to exercise its right to have us repurchase its notes in accordance with the fundamental change provisions described above.

A “termination of trading” is deemed to occur if our common stock (or other common stock into which the notes are then convertible) is no longer listed for trading on a U.S. national securities exchange.

We may not have the financial resources, and we may not be able to arrange for financing, to pay the fundamental change repurchase price for all notes holders have elected to have us repurchase. Furthermore, the terms of our then existing indebtedness may prohibit our payment of the fundamental change repurchase price. See “Risk factors—Risks related to the notes and our common stock—We may not have the ability to raise the funds to pay interest on the notes, purchase the notes upon a fundamental change or to pay the cash payment due upon conversion.” Our failure to repurchase the notes when required would result in an event of default with respect to the notes. An event of default may in turn cause an event of default under our other indebtedness.

We may in the future enter into transactions, including recapitalizations, that would not constitute a fundamental change but that would increase our debt or otherwise adversely affect holders. The indenture for the notes does not restrict our or our subsidiaries’ ability to incur indebtedness, including additional senior or secured indebtedness. Our incurrence of additional indebtedness could adversely affect our ability to service our indebtedness, including the notes.

In addition, the fundamental change repurchase feature of the notes would not necessarily afford holders of the notes protection in the event of highly leveraged or other transactions involving us that may adversely affect holders of the notes. Furthermore, the fundamental change repurchase feature of the notes may in certain circumstances deter or discourage a third party from acquiring us, even if the acquisition may be beneficial to you.

We will not repurchase any notes at the option of holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

In connection with any fundamental change offer, we will, to the extent applicable:

•	comply with the provisions of Rule 13e-4 and Regulation 14E and all other applicable laws; and

•	file a Schedule TO or any other required schedule under the Exchange Act or other applicable laws.

Description of notes

RANKING

The notes are our unsecured senior obligations and rank equally with all our other unsecured senior indebtedness, including our existing 10.25% notes. The notes are guaranteed by all of our domestic subsidiaries that are Material Subsidiaries or that guarantee indebtedness under our senior credit facility.

The notes are effectively subordinated to any of our existing and future secured indebtedness to the extent of the assets securing such indebtedness. The notes are also structurally subordinated to all liabilities, including trade payables and lease obligations, of our subsidiaries; if any, that do not guarantee the notes.

Any right by us to receive the assets of any of our non-guarantor subsidiaries upon its liquidation or reorganization, and the consequent right of the holders of the notes to participate in these assets, will be structurally subordinated to the claims of that subsidiary’s creditors, except to the extent that we are recognized as a creditor of such subsidiary, in which case our claims would still be subordinated to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary that is senior to that held by us.

The indenture does not limit the amount of additional indebtedness, including senior or secured indebtedness, which we or our subsidiary guarantors can create, incur, assume or guarantee.

For a description of our existing indebtedness and that of our subsidiaries, see “Description of other indebtedness.”

CONSOLIDATION, MERGER AND SALE OF ASSETS

The indenture prohibits us from consolidating with or merging with or into, or selling, transferring, leasing, conveying or otherwise disposing of all or substantially all of our property or assets to, another person (including pursuant to a statutory arrangement), whether in a single transaction or series of related transactions, unless, among other things:

•	either

•	we are the continuing corporation; or

•	the surviving entity:

•	is an entity organized and existing under the laws of the United States, any state of the United States or the District of Columbia;

•	assumes all of our obligations under the notes and the indenture; and

•	no default or event of default exists immediately after giving effect to the transaction or series of transactions.

However, the indenture permits us to consolidate with or merge with or into an entity that is organized and existing under the laws of a foreign jurisdiction, so long as, among other things:

•	such entity assumes all of our obligations under the notes and the indenture and no default or event of default exists immediately after giving effect to the transaction or series of transactions;

•	such entity has common stock that is either directly or through American Depositary Receipts listed on a U.S. national securities exchange;

Description of notes

•

as a result of such consolidation or merger, the notes become convertible solely into shares of such common stock (excluding any principal return that is payable in cash and cash payments for fractional shares);

•	such common stock has an average daily trading volume of a least $10 million during the six months immediately preceding the announcement of such consolidation or merger;

•	such entity has consented to service of process in the United States;

•

there would be no material adverse tax consequences to holders of the notes or the underlying common stock resulting from such consolidation or merger and we have obtained an opinion of tax counsel experienced in such matters to that effect;

•	immediately prior to the announcement of such consolidation or merger, such entity’s market capitalization was at least $1 billion; and

•

such entity agrees in a supplemental indenture that, in the event that any cash dividends on such common stock paid to U.S. persons or entities are subject to tax withholding, such entity will also pay, to such U.S. persons or entities, an amount in cash such that the net cash amount received by such persons or entities would be equal to the amount of cash such persons or entities would have received on account of such dividend if no such tax withholding applied.

When the successor assumes all of our obligations under the indenture, except in the case of a lease, our obligations under the indenture will terminate.

Some of the transactions described above could constitute a fundamental change that permits holders to require us to repurchase their notes, as described under “—Holders may require us to repurchase their notes upon a fundamental change.”

There is no precise, established definition of the phrase “all or substantially all” under applicable law. Accordingly, there may be uncertainty as to whether the provisions above would apply to a sale, transfer, lease, conveyance or other disposition of less than all of our property or assets.

This “Consolidation, merger and sale of assets” covenant will not apply to:

(1)	a merger solely for the purpose of establishing a domicile in another jurisdiction in the United States; or

(2)	any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among us and any of our subsidiaries.

EVENTS OF DEFAULT; NOTICE AND WAIVER

The following are events of default under the indenture for the notes:

•	our failure to pay the principal of or premium, if any, on any note when due, whether at maturity, on a fundamental change repurchase date with respect to a fundamental change or otherwise;

•	our failure to pay an installment of interest on any note when due, if the failure continues for 30 days after the date when due;

•	our failure to satisfy our conversion obligations upon the exercise of a holder’s conversion right;

•

our failure to timely provide notice as described under “—Adjustment to the conversion rate upon the occurrence of a make-whole fundamental change” or “—Holders may require us to repurchase their notes upon a fundamental change,” and such failure continues for 2 calendar days;

Description of notes

•

our failure to comply with any other term, covenant or agreement contained in the notes or the indenture, if the failure is not cured within 60 days after notice to us by the trustee or to the trustee and us by holders of at least 25% in aggregate principal amount of the notes then outstanding, in accordance with the indenture;

•

a default by us or any of our subsidiaries in the payment when due, after the expiration of any applicable grace period, of principal of, or premium, if any, or interest on, indebtedness for money borrowed in the aggregate principal amount then outstanding of $25.0 million or more, or acceleration of our or our subsidiaries’ indebtedness for money borrowed in such aggregate principal amount or more so that it becomes due and payable before the date on which it would otherwise have become due and payable, if such default is not cured or waived, or such acceleration is not rescinded, within 30 days after notice to us by the trustee or to us and the trustee by holders of at least 25% in aggregate principal amount of notes then outstanding, in accordance with the indenture;

•

failure by us or any of our subsidiaries to pay final judgments, the aggregate uninsured portion of which is at least $25.0 million, if the judgments are not paid, waived, satisfied, discharged or stayed for a period of 60 days; and

•

certain events of bankruptcy, insolvency or reorganization with respect to us or any of our subsidiaries that is a “significant subsidiary” (as defined in Regulation S-X under the Exchange Act) or any group of our subsidiaries that in the aggregate would constitute a “significant subsidiary.”

If an event of default, other than an event of default referred to in the last bullet point above with respect to us (but including an event of default referred to in that bullet point solely with respect to a significant subsidiary, or group of subsidiaries that in the aggregate would constitute a significant subsidiary, of ours), has occurred and is continuing, either the trustee, by written notice to us, or the holders of at least 25% in aggregate principal amount of the notes then outstanding, by written notice to us and the trustee, may declare the principal of, and any accrued and unpaid interest, and any premium on, all notes to be immediately due and payable. In the case of an event of default referred to in the last bullet point above with respect to us (and not solely with respect to a significant subsidiary, or group of subsidiaries that in the aggregate would constitute a significant subsidiary, of ours), the principal of, and accrued and unpaid interest, and any premium on, all notes will automatically become immediately due and payable.

Notwithstanding the foregoing, the indenture provides that, to the extent elected by us, the sole remedy for an event of default relating to the failure to comply with the reporting obligations in the indenture, which are described below under the caption “—Rule 144A information, SEC reporting,” and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), will for the first 60 days after the occurrence of such an event of default consist exclusively of the right to receive special interest on the notes at an annual rate equal to 0.25% of the principal amount of the notes. This special interest will be paid semi-annually in arrears, with the first semi-annual payment due on the first interest payment date following the date on which the special interest began to accrue on any notes. The special interest will accrue on all outstanding notes from and including the date on which an event of default relating to a failure to comply with the reporting obligations in the indenture first occurs to but not including the 60th day thereafter (or such earlier date on which the event of default shall have been cured or waived). On such 60th day (or earlier, if the event of default relating to the reporting obligations is cured or waived prior to such 60th day), such special interest will cease to accrue and, if the event of default relating to reporting obligations has not been cured or waived prior to such 60th day, the notes will be subject to acceleration as provided in the immediately preceding paragraph above. The provisions of the indenture described in this paragraph do not affect the rights of holders in the event of the occurrence of any other event of default. In the event we do not elect to pay special interest upon an event of default in accordance with this paragraph,

Description of notes

the notes will be subject to acceleration as provided in the immediately preceding paragraph above. In no event will the special interest as described above, together with any additional interest payable in the event of a registration default as described under “—Registration rights, additional interest,” exceed a per annum rate equal to 0.50%. References in this prospectus the payment of principal or interest on any note are deemed to include the payment of special interest to the extent that, in such context, special interest, was or would be payable.

If we elect to pay special interest as the sole remedy for an event of default relating to the failure to comply with reporting obligations in the indenture, which are described below under “—Rule 144A information, SEC reporting,” and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act in accordance with the immediately preceding paragraph, we will notify all holders of notes and the trustee and paying agent of such election on or before the close of business on the date on which such event of default first occurs.

After any such acceleration, the holders of a majority in aggregate principal amount of the notes, by written notice to the trustee, may rescind or annul such acceleration in certain circumstances, if:

•	the rescission would not conflict with any order or decree of court of competent jurisdiction;

•	all events of default, other than the non-payment of accelerated principal, premium or interest, have been cured or waived; and

•

we have paid (or deposited with the trustee a sum sufficient to pay) (1) all overdue interest on all notes; (2) the principal amount of any notes that have become due otherwise than by such declaration of acceleration; (3) to the extent that payment of such interest is lawful, interest upon overdue interest; and (4) all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel.

The indenture does not obligate the trustee to exercise any of its rights or powers at the request or demand of the holders, unless the holders have offered to the trustee security or indemnity that is reasonably satisfactory to the trustee against the costs, expenses and liabilities that the trustee may incur to comply with the request or demand. Subject to the indenture, applicable law and the trustee’s rights to indemnification, the holders of a majority in aggregate principal amount of the outstanding notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

No holder has any right to institute any proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture, unless:

•	the holder gives the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the notes then outstanding make a written request to the trustee to pursue the remedy;

•	the holder or holders offer and, if requested, provide the trustee indemnity reasonably satisfactory to the trustee against any loss, liability, expense, damages or costs; and

•

the trustee fails to comply with or respond to the request within 60 days after the trustee receives the notice, request and offer of indemnity and does not receive, during those 60 days, from holders of a majority in aggregate principal amount of the notes then outstanding, a direction that is inconsistent with the initial request.

However, the above limitations do not apply to a suit by a holder to enforce:

•	the payment of any amounts due on that holder’s notes after the applicable due date; or

Description of notes

•	the right to convert that holder’s notes in accordance with the indenture.

Except as provided in the indenture, the holders of a majority of the aggregate principal amount of outstanding notes may, by notice to the trustee, waive any past default or event of default and its consequences, other than a default or event of default:

•	in the payment of principal of, or premium, if any, or interest, on, any note or in the payment of the fundamental change repurchase price;

•	arising from our failure to convert any note in accordance with the indenture; or

•	in respect of any provision under the indenture that cannot be modified or amended without the consent of the holders of each outstanding note affected.

We will promptly notify the trustee if a default or event of default occurs. In addition, the indenture requires us to furnish to the trustee, on an annual basis, a statement by our officers stating whether they are aware of any default or event of default by us in performing any of our obligations under the indenture or the notes and describing any such default or event of default. If a default or event of default has occurred and the trustee has received notice of the default or event of default in accordance with the indenture, the trustee must mail to each holder a notice of the default or event of default within 30 days after it occurs. However, the trustee need not mail the notice if the default or event of default:

•	has been cured or waived; or

•	is not in the payment of any amounts due with respect to any note and the trustee in good faith determines that withholding the notice is in the best interests of holders.

MODIFICATION AND WAIVER

We may amend or supplement the indenture or the notes with the consent of the trustee and holders of at least a majority in aggregate principal amount of the outstanding notes. In addition, subject to certain exceptions, the holders of a majority in aggregate principal amount of the outstanding notes may waive our compliance with any provision of the indenture or notes. However, without the consent of the holders of each outstanding note affected, no amendment, supplement or waiver may:

•	change the stated maturity of the principal of, or the payment date of any installment of interest or any premium on, any note;

•	reduce the principal amount of, or any premium or interest on, any note;

•	change the place, manner or currency of payment of principal of, or any premium or interest on, any note;

•	impair the right to institute a suit for the enforcement of any payment on, or with respect to, or of the conversion of, any note;

•	modify, in a manner adverse to the holders of the notes, the provisions of the indenture relating to the right of the holders to require us to purchase notes upon a fundamental change;

•	modify the ranking provisions of the indenture in a manner adverse to the holders of notes;

•	adversely affect the right of the holders of the notes to convert their notes in accordance with the indenture;

•	reduce the percentage in aggregate principal amount of outstanding notes whose holders must consent to a modification or amendment of the indenture or the notes;

Description of notes

•

reduce the percentage in aggregate principal amount of outstanding notes whose holders must consent to a waiver of compliance with any provision of the indenture or the notes or a waiver of any default or event of default; or

•

modify the provisions of the indenture with respect to modification and waiver (including waiver of a default or event of default), except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder.

We may, with the trustee’s consent, amend or supplement the indenture or the notes without notice to or the consent of any holder of the notes to:

•

evidence the assumption of our obligations under the indenture and the notes by a successor upon our consolidation or merger or the sale, transfer, lease, conveyance or other disposition of all or substantially all of our property or assets in accordance with the indenture;

•

make adjustments in accordance with the indenture to the right to convert the notes upon certain reclassifications or changes in our common stock and certain consolidations, mergers and binding share exchanges and upon the sale, transfer, lease, conveyance or other disposition of all or substantially all of our property or assets;

•	secure our or the guarantors’ obligations in respect of the notes;

•	add to our covenants for the benefit of the holders of the notes or to surrender any right or power conferred upon us;

•	make provision with respect to adjustments to the conversion rate as required by the indenture or to increase the conversion rate in accordance with the indenture;

•

make any changes or modifications to the indenture necessary in connection with the registration of the public offer and sale of the notes under the Securities Act pursuant to the registration rights agreement or the qualification of the indenture under the Trust Indenture Act of 1939;

•	provide for a successor trustee with respect to the notes in accordance with the indenture; or

•

to allow any guarantors to execute a supplemental indenture and/or note guarantee with respect to the notes and to release guarantors from the note guarantee in accordance with the terms of the indenture.

In addition, we and the trustee may enter into a supplemental indenture without the consent of holders of the notes in order to cure any ambiguity, defect, omission or inconsistency in the indenture in a manner that does not, individually or in the aggregate with all other changes, adversely affect the rights of any holder. We and the trustee may also enter into a supplemental indenture without the consent of holders of the notes in order to conform the indenture to the description of the notes contained in this prospectus.

Except as provided in the indenture, the holders of a majority in aggregate principal amount of the outstanding notes, by notice to the trustee, generally may:

•	waive compliance by us with any provision of the indenture or the notes, as detailed in the indenture; and

•	waive any past default or event of default and its consequences, except a default or event of default:

•	in the payment of principal of, or premium, if any, or interest on, any note or in the payment of the fundamental change repurchase price;

Description of notes

•	arising from our failure to convert any note in accordance with the indenture; or

•	in respect of any provision under the indenture that cannot be modified or amended without the consent of the holders of each outstanding note affected.

DISCHARGE

We may generally satisfy and discharge our obligations under the indenture by:

•	delivering all outstanding notes to the trustee for cancellation; or

•

depositing with the trustee or the paying agent after the notes have become due and payable, whether at stated maturity or any fundamental change repurchase date, cash, and, if applicable as provided in the indenture, other consideration, sufficient to pay all amounts due on all outstanding notes and paying all other sums payable under the indenture.

In addition, in the case of a deposit, there must not exist a default or event of default on the date we make the deposit, and the deposit must not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which we are a party or by which we are bound. If we discharge our obligations under the indenture, the subsidiary guarantors will be released from their obligations under the guarantees.

CALCULATIONS IN RESPECT OF NOTES

We and our agents are responsible for making all calculations called for under the indenture and notes. These calculations include, but are not limited to, the determination of the trading price of the notes, the current market price of our common stock, the number of shares, if any, issuable upon conversion of the notes and amounts of interest payable on the notes and adjustments to the conversion rate. We and our agents will make all of these calculations in good faith, and, absent manifest error, these calculations will be final and binding on all holders of notes. We will provide a copy of these calculations to the trustee, as required, and, absent manifest error, the trustee is entitled to rely on the accuracy of our calculations without independent verification.

RULE 144A INFORMATION, SEC REPORTING

If at any time we are not subject to the reporting requirements of the Exchange Act, we will promptly furnish to the holders and prospective purchasers of the notes or underlying shares of common stock, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, to facilitate the resale of those notes or shares pursuant to 144A.

In addition, the indenture requires us to provide the trustee with a copy of the reports we must file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act no later than 15 days after we are required to file the same with the SEC (taking into account, to the extent applicable, any extension permitted by Rule 12b-25 under the Exchange Act), except to the extent of any information for which we have sought and obtained confidential treatment from the SEC. Documents filed by us with the SEC via the EDGAR system will be deemed filed with the trustee as of the time such documents are filed via EDGAR. If we cease to be subject to the reporting requirements of the Exchange Act at any time when any notes remain outstanding, we will continue to provide the trustee and, upon request, holders with the reports we would have had to file with the SEC if we were subject to those reporting requirements no later than 15 days after the date on which we would have been required to file the same with the SEC (taking into account, to the extent applicable, any extension permitted by Rule 12b-25 under the Exchange Act). We will also comply with Section 314(a) of the Trust Indenture Act.

Description of notes

UNCLAIMED MONEY

If money deposited with the trustee or paying agent for the payment of principal of, premium, if any, or accrued and unpaid interest on, the notes remains unclaimed for two years, the trustee and paying agent will pay the money back to us upon our written request. However, the trustee and paying agent have the right to withhold paying the money back to us until they publish in a newspaper of general circulation in the City of New York, or mail to each holder, a notice stating that the money will be paid back to us if unclaimed after a date no less than 30 days from the publication or mailing. After the trustee or paying agent pays the money back to us, holders of notes entitled to the money must look to us for payment as general creditors, subject to applicable law, and all liability of the trustee and the paying agent with respect to the money will cease.

PURCHASE AND CANCELLATION

The registrar, paying agent and conversion agent will forward to the trustee any notes surrendered to them for transfer, exchange, payment or conversion, and the trustee will promptly cancel those notes in accordance with its customary procedures. We will not issue new notes to replace notes that we have paid or delivered to the trustee for cancellation or that any holder has converted.

We may, to the extent permitted by law, purchase notes in the open market or by tender offer at any price or by private agreement. We may, at our option and to the extent permitted by law, reissue, resell or surrender to the trustee for cancellation any notes we purchase in this manner. Notes surrendered to the trustee for cancellation may not be reissued or resold and will be promptly cancelled.

REPLACEMENT OF NOTES

We will replace mutilated, lost, destroyed or stolen notes at the holder’s expense upon delivery to the trustee of the mutilated notes or evidence of the loss, destruction or theft of the notes satisfactory to the trustee and us. In the case of a lost, destroyed or stolen note, we or the trustee may require, at the expense of the holder, indemnity reasonably satisfactory to us and the trustee.

TRUSTEE AND TRANSFER AGENT

The trustee for the notes is The Bank of New York Trust Company, N.A., and we have appointed the trustee as the paying agent, bid solicitation agent, registrar, conversion agent and custodian with regard to the notes. The indenture permits the trustee to deal with us and any of our affiliates with the same rights the trustee would have if it were not trustee. However, under the Trust Indenture Act, if the trustee acquires any conflicting interest and there exists a default with respect to the notes, the trustee must eliminate the conflict or resign. The Bank of New York Trust Company, N.A. and its affiliates have in the past provided and may from time to time in the future provide banking and other services to us in the ordinary course of their business. The Bank of New York Trust Company, N.A. is the trustee under the indenture governing our 10.25% Senior Notes due 2014.

The holders of a majority in aggregate principal amount of the notes then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain exceptions. If an event of default occurs and is continuing, the trustee must exercise its rights and powers under the indenture using the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. The indenture does not obligate the trustee to exercise any of its rights or powers at the request or demand of the holders, unless the holders have offered to the trustee security or indemnity that is reasonably satisfactory to the trustee against the costs, expenses and liabilities that the trustee may incur to comply with the request or demand.

The transfer agent for our common stock is Computershare Trust Company, Inc.

Description of notes

LISTING AND TRADING

The notes are traded in The PORTAL® Market. The notes sold using this prospectus, however, will no longer be eligible for trading in the PORTAL® Market. We do not intend to list the notes on any other national securities exchange or automated quotation service.

Our common stock is listed on the New York Stock Exchange under the ticker symbol “ICO.”

FORM, DENOMINATION AND REGISTRATION OF NOTES

General

The notes were issued in registered form in denominations of integral multiples of $1,000 principal amount, in the form of global securities, as further provided below. See “—Global securities” below for more information. The trustee need not register the transfer of or exchange any note for which the holder has delivered, and not validly withdrawn, a fundamental change repurchase notice, except, in the case of a partial repurchase, that portion of the notes not being repurchased.

See “—Global securities,” “—Certificated securities” and “Transfer restrictions” for a description of additional transfer restrictions that apply to the notes.

We will not impose a service charge in connection with any transfer or exchange of any note, but we may in general require payment of a sum sufficient to cover any transfer tax or similar governmental charge imposed in connection with the transfer or exchange.

Global securities

Global securities have been deposited with the trustee as custodian for The Depository Trust Company, or DTC, and registered in the name of DTC or a nominee of DTC.

Investors who are qualified institutional buyers and who purchased notes in reliance on Rule 144A under the Securities Act may hold their interests in a Rule 144A global security directly through DTC, if they are DTC participants, or indirectly through organizations that are DTC participants.

Except in the limited circumstances described below and in “—Certificated securities,” holders of notes will not be entitled to receive notes in certificated form. Unless and until it is exchanged in whole or in part for certificated securities, each global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC.

We applied to DTC for acceptance of the global securities in its book-entry settlement system. The custodian and DTC electronically record the principal amount of notes represented by global securities held within DTC. Beneficial interests in the global securities are shown on records maintained by DTC and its direct and indirect participants. So long as DTC or its nominee is the registered owner or holder of a global security, DTC or such nominee is considered the sole owner or holder of the notes represented by such global security for all purposes under the indenture and the notes. No owner of a beneficial interest in a global security is able to transfer such interest except in accordance with DTC’s applicable procedures and the applicable procedures of its direct and indirect participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. These limitations and requirements may impair the ability to transfer or pledge beneficial interests in a global security.

Payments of principal, premium, if any, and interest under each global security will be made to DTC or its nominee as the registered owner of such global security. We expect that DTC or its nominee, upon receipt of any such payment, will immediately credit DTC participants’ accounts with payments proportional to their respective beneficial interests in the principal amount of the relevant global security as shown on the records of DTC. We also expect that payments by DTC participants to owners of beneficial interests will be governed by standing instructions and customary practices, as is now the case

Description of notes

with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants, and none of us, the trustee, the custodian or any paying agent or registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in any global security or for maintaining or reviewing any records relating to such beneficial interests.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, which eliminates the need for physical movement of securities certificates.

DTC’s participants include securities brokers and dealers (including the underwriter), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the depository. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The ownership interest and transfer of ownership interests of each beneficial owner or purchaser of each security held by or on behalf of DTC are recorded on the records of the direct and indirect participants.

DTC has further advised us that it will take any action permitted to be taken by a holder of a note only at the direction of one or more DTC participants to whose account the DTC interest in the related global security is credited and only in respect of such portion of the aggregate principal amount of the global security as to which such participant or participants have given such direction.

Certificated securities

The trustee will exchange each beneficial interest in a global security for one or more certificated securities registered in the name of the owner of the beneficial interest, as identified by DTC, only if:

•

DTC notifies us that it is unwilling or unable to continue as depositary for that global security or ceases to be a clearing agency registered under the Exchange Act and, in either case, we do not appoint a successor depositary within 90 days of such notice or cessation; or

•	an event of default has occurred and is continuing and the trustee has received a request from DTC to issue certificated securities.

Same-day settlement and payment

We will make payments in respect of notes represented by global securities by wire transfer of immediately available funds to DTC or its nominee as registered owner of the global securities. We will make payments in respect of notes that are issued in certificated form by wire transfer of immediately available funds to the accounts specified by each holder of more than $5.0 million in aggregate principal amount of notes. However, if a holder of a certificated note does not specify an account, or holds $5.0 million or less in aggregate principal amount of notes, then we will mail a check to that holder’s registered address.

The notes trade in DTC’s Same-Day Funds Settlement System, and DTC requires all permitted secondary market trading activity in the notes to be settled in immediately available funds. Secondary trading in any certificated securities must also be settled in immediately available funds.

Description of notes

Transfers between participants in DTC are effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

Although DTC has agreed to the above procedures to facilitate transfers of interests in the global securities among DTC participants, DTC is under no obligation to perform or to continue those procedures, and those procedures may be discontinued at any time. None of us, the underwriter or the trustee has any responsibility for the performance by DTC or its direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

We have obtained the information we describe in this prospectus concerning DTC and its book-entry system from sources that we believe to be reliable, but neither we nor the underwriter takes any responsibility for the accuracy of this information.

REGISTRATION RIGHTS, ADDITIONAL INTEREST

In connection with the issuance of the notes of the initial purchaser, we, the guarantors and the initial purchaser entered into a registration rights agreement for the benefit of the holders of the notes. Pursuant to the registration rights agreement, we and the guarantors:

•

filed with the SEC, the shelf registration statement of which this prospectus forms a part to cover resales of registrable securities (as described below) by the holders who satisfy certain conditions and provide the information we describe below for use with the shelf registration statement;

•

agreed to use commercially reasonable efforts to cause the shelf registration statement, if not effective upon filing, to become effective under the Securities Act as soon as reasonably practicable but in any event by the 210th day after the date we first issue the notes; and

•

agreed to use commercially reasonable efforts to keep the shelf registration statement continuously effective under the Securities Act until the earliest of the date when (1) the holders of all registrable securities (as defined below) are able to sell all such securities immediately without restriction under Rule 144(k) under the Securities Act, (2) all registrable securities are registered under the shelf registration statement and sold pursuant thereto or have ceased to be outstanding (whether as a result of repurchase and cancellation, conversion or otherwise), or (3) all registerable securities have been publicly sold pursuant to Rule 144 under the Securities Act.

However, the registration rights agreement permits us to prohibit offers and sales of registrable securities pursuant to the shelf registration statement for a period not to exceed an aggregate of 45 days in any three-month period and not to exceed an aggregate of 90 days in any 12-month period, under the following circumstances and conditions:

(A)	upon the occurrence or existence of any pending corporate development that, in our reasonable discretion, makes it appropriate to suspend the availability of any shelf registration statement and the related prospectus; it being understood that if a corporate development relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede our ability to consummate such transaction, we may extend the suspension period from 90 calendar days to 120 calendar days in the aggregate in any 12-month period;

(B)	upon the issuance by the SEC of a stop order suspending the effectiveness of any shelf registration statement or the initiation of proceedings with respect to any shelf registration statement under Section 8(d) or 8(e) of the Securities Act; or

(C)	the occurrence of any event or the existence of any fact as a result of which any shelf registration statement shall contain any untrue statement of a material fact or omit to state any material fact

Description of notes

required to be stated therein or necessary to make the statements therein not misleading, or any related prospectus shall contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that if a suspension is caused as a result of us having to file a post-effective amendment to include quarterly or annual financial information in any shelf registration statement filed on Form S-1, we may extend the suspension period from 90 calendar days to 120 calendar days in the aggregate in any 12 month period.

We will give notice to the selling securityholders that the availability of the shelf registration statement is suspended. In the case of (B) and (C) above, we will as promptly as is reasonably practicable, prepare and file a post-effective amendment to such shelf registration statement or a supplement to such prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such shelf registration statement and prospectus so that such shelf registration statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and so that such prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In the case of a post-effective amendment, we will use our reasonable best efforts to cause it to become effective under the Securities Act as promptly as is reasonably practicable.

We will use our reasonable best efforts to ensure that the use of the prospectus may be resumed (x) in the case of clause (A) above, as soon as, in our reasonable discretion, such suspension is no longer appropriate, (y) in the case of clause (B) above, as promptly as is reasonably practicable, and (z) in the case of clause (C) above, as soon as, in our reasonable judgment, the shelf registration statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

We refer to such any period during which we may prohibit offers and sales as a “suspension period.” We will generally extend the period during which we must keep the shelf registration statement effective under the Securities Act by the duration of any suspension period we institute during that period.

“Registrable securities” generally means each note and each share of common stock issuable upon conversion or repurchase of the notes until the earlier of:

•	the date the note or share has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement;

•	the date when the note or share may be resold without restriction pursuant to Rule 144(k) under the Securities Act or any successor provision thereto; or

•	the date when the note or share has been publicly sold pursuant to Rule 144 under the Securities Act.

Holders of registrable securities must deliver certain information to be used in connection with, and to be named as selling securityholders in, the shelf registration statement of which this prospectus is a part in order to have their registrable securities included in the shelf registration statement. Any holder that does not complete and deliver a questionnaire or provide the information it requires will not be named as a selling securityholder in such shelf registration statement, will not be permitted to sell any registrable securities held by that holder pursuant to the shelf registration statement and will not be entitled to

Description of notes

receive any of the additional interest described in the following paragraph. We cannot assure you that we will be able to maintain an effective and current shelf registration statement as required. The absence of an effective shelf registration statement may limit a holder’s ability to sell its registrable securities or may adversely affect the price at which it may sell its registrable securities.

If:

•	the shelf registration statement of which this prospectus is a part has not become effective under the Securities Act by the 210th day after the date we first issue the notes;

•

a holder supplies the questionnaire described below after the effective date of the shelf registration statement of which this prospectus is a part, and we fail to supplement or amend such shelf registration statement, or file a new registration statement, in accordance with the terms of the registration rights agreement, in order to add such holder as a selling securityholder;

•

the shelf registration statement of which this prospectus is a part is filed and has become effective under the Securities Act but then ceases to be effective (without being succeeded immediately by an additional registration statement that is filed and immediately becomes effective) or usable for the offer and sale of registrable securities for a period of time (including any suspension period) that exceeds an aggregate of 45 days in any three-month period or an aggregate of 90 days in any 12-month period (or 120 days in the circumstances described above); or

•

we fail to name as a selling securityholder, in the shelf registration statement of which this prospectus is a part or any amendment to such shelf registration statement, at the time it becomes effective under the Securities Act, or in any prospectus relating to the shelf registration statement, at the time we file the prospectus or, if later, the time the related shelf registration statement or amendment becomes effective under the Securities Act, any holder that is entitled to be so named as a selling securityholder, then we will pay additional interest to each holder of notes that are registrable securities who has provided to us the required selling securityholder information (or, in the case of the third or fifth bullet points above, the applicable holder or holders). We refer to each event described in the bullet points above as a “registration default.”

The additional interest we must pay in respect of notes that are registerable securities while there is a continuing registration default accrues at a per annum rate equal to 0.25% for the 90-day period beginning on, and including, the date of the registration default, and thereafter at a per annum rate equal to 0.50%, of the aggregate principal amount of the applicable notes. In no event will additional interest as described above, together with any special interest we elect to pay in the event of our failure to comply with the reporting obligations in the indenture or with the requirements of Section 314(a)(1) of the Trust Indenture Act, as applicable, as described under “—Events of default,” exceed a per annum rate equal to 0.50%.

Additional interest will not accrue on any note after it has been converted into shares of our common stock. If a note ceases to be outstanding during a registration default, we will prorate the additional interest to be paid with respect to that note. In no event will additional interest be payable with respect to any registration default relating to a failure to register the common stock underlying the notes. For avoidance of doubt, if we fail to register both the notes and the underlying common stock, then additional interest will be payable in connection with the registration default relating to the failure to register notes.

So long as a registration default continues, we will pay additional interest in cash on February 1 and August 1 of each year to each holder who is entitled to receive additional interest in respect of a note of which the holder was the holder of record at the close of business on the immediately preceding

Description of notes

January 15 and July 15, respectively. If we repurchase a note upon a fundamental change, and the fundamental change repurchase date is after the close of business on a record date and before the related additional interest payment date, we will instead pay the additional interest to the holder that submitted the note for repurchase.

Following the cure of a registration default, additional interest will cease to accrue with respect to that registration default. In addition, no additional interest will accrue after the period we must keep the shelf registration statement effective under the Securities Act or on any security that ceases to be a registrable security. However, we will remain liable for any previously accrued additional interest. Other than our obligation to pay additional interest, we will not have any liability for damages with respect to a registration default on any note.

References in this prospectus to the payment of principal or interest on any note are deemed to include the payment of additional amounts to the extent that, in such context, additional amounts are, were or would be payable.

We have agreed in the registration rights agreement to give notice to all holders of the filing and effectiveness of the shelf registration statement of which this prospectus is a part by release through a reputable national newswire service. A holder of registrable securities that does not provide us with a completed questionnaire or the information called for by it on or before the fifth business day before the date the shelf registration statement of which this prospectus is a part becomes effective will not be named as a selling securityholder in such shelf registration statement when it becomes effective and will not able to use such shelf registration statement to resell registrable securities. However, such a holder of registrable securities may thereafter provide us with a completed questionnaire, following which we will, as promptly as reasonably practicable after the date we receive the completed questionnaire, but in any event within 30 days after that date (except as described below), file a supplement to the prospectus relating to the shelf registration statement of which this prospectus is a part or, if required, file a post-effective amendment or a new shelf registration statement in order to permit resales of such holder’s registrable securities. However, if we receive the questionnaire during a suspension period, or we initiate a suspension period within five business days after we receive the questionnaire, then we will, except as described below, make the filing within 30 days after the end of the suspension period. We will not be required to file more than one supplement to the prospectus per 90-day period to name as a selling securityholder any holder that has provided us with a completed questionnaire after the 45th day following the effective date of the shelf registration statement of which this prospectus is a part. If we file a post-effective amendment or a new registration statement, then we will use our reasonable best efforts to cause the post-effective amendment or new registration statement to become effective under the Securities Act as promptly as reasonably practicable, but in any event by the 45th day, in the case of a registration statement on Form S-3, or 75 days, in the case of a registration statement on Form S-1, after the date the registration rights agreement requires us to file the post-effective amendment or new registration statement. However, if a post-effective amendment or a new registration statement is required in order to permit resales by holders seeking to include registrable securities in the shelf registration statement after the effectiveness of the shelf registration statement of which this prospectus is a part, we will not be required to file more than one post-effective amendment or new registration statement for such purpose in any 90-day period.

To the extent that any holder of registrable securities identified in the shelf registration statement of which this prospectus is a part is a broker-dealer, or is an affiliate of a broker-dealer that did not acquire its registrable securities in the ordinary course of its business or that at the time of its purchase of registrable securities had an agreement or understanding, directly or indirectly, with any person to

Description of notes

distribute the registrable securities, we understand that the SEC may take the view that such holder is, under the SEC’s interpretations, an “underwriter” within the meaning of the Securities Act. Any holder, whether or not it is an “underwriter,” who sells securities by means of the prospectus relating to the shelf registration statement of which this prospectus is a part will be subject to certain potential liabilities arising under the Securities Act for material misstatements or omissions contained in the prospectus. However, a holder of registrable securities that is deemed to be an “underwriter” within the meaning of the Securities Act may be subject to additional liabilities under the federal securities laws for misstatements and omissions contained in the shelf registration statement of which this prospectus is a part.

No holder may sell its registrable securities in an underwritten offering pursuant to the shelf registration statement of which this prospectus is a part without our prior written consent.

The above summary of certain provisions of the registration rights agreement does not purport to be complete and is subject, and is qualified in its entirety by reference, to the provisions of the registration rights agreement. Copies of the registration rights agreement are available from us or the trustee upon request.

GOVERNING LAW

The indenture, the notes and the registration rights agreement are governed by and construed in accordance with the laws of the State of New York.

Description of capital stock

The following is a description of the material terms of our amended and restated certificate of incorporation and bylaws as each is in effect as of the date of this prospectus. We refer you to our amended and restated certificate of incorporation and bylaws, copies of which have been incorporated by reference into this prospectus.

Common Stock

As of September 30, 2007, our authorized capital stock consisted of 2,000,000,000 shares of common stock, par value $0.01 per share, of which 152,989,813 shares (including 574,660 shares of restricted stock) were issued and outstanding. Shares of our common stock were held of record by 344 stockholders as of September 30, 2007.

Holders of common stock are entitled to one vote per share on all matters submitted to be voted upon by the stockholders. The holders of our common stock do not have cumulative voting rights in the election of directors.

Subject to any superior rights of any holders of preferred stock or any class or series of stock having a preference over the common stock with respect to payment of dividends, holders of our common stock are entitled to such dividends as may be declared and paid from time to time by our board of directors out of legally available funds. Our current credit facility imposes restrictions on our ability to declare dividends with respect to our common stock. For additional information, see “Dividend policy” below.

In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and any amounts due to the holders of preferred stock.

The holders of our common stock have no preemptive rights and no rights to convert or exchange their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and non-assessable.

Preferred Stock

Our amended and restated certificate of incorporation authorizes our board of directors to, without stockholder approval, issue up to 200,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock, including voting rights, dividend rights, conversion rights, terms of redemption, liquidation preference, sinking fund terms, subscription rights and the number of shares constituting any series or the designation of a series.

Our board of directors can issue preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of common stock, without stockholder approval. No shares of preferred stock are currently outstanding and we have no present plan to issue any shares of preferred stock.

Dividend Policy

We may retain any future earnings to support the development and expansion of our business or make additional payments under our credit facility and, as a result, we may not pay cash dividends in the

Description of capital stock

foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Our senior credit facility and indenture governing our outstanding senior notes limit us from paying any cash dividends or other payments or distributions with respect to our capital stock in excess of certain limitations. In addition, the terms of any future credit agreement may contain similar restrictions on our ability to pay dividends or making any distributions or payments with respect to our capital stock.

Registration Rights

We have granted our founding stockholders “demand” and “piggyback” registration rights relating to their shares of common stock pursuant to a registration rights agreement. The former Anker and CoalQuest holders also received “piggyback” registration rights with respect to the shares of ICG common stock they received in the Anker and CoalQuest acquisitions pursuant to a registration rights agreement entered into at the closing of the Anker and CoalQuest acquisitions. These rights are summarized below.

These holders, or their permitted transferees, will be entitled to unlimited “piggyback” registration rights. These rights entitle the holders to notice of a registration prior to the filing of a registration statement and to include, at our expense, their shares of common stock in any of our registrations of our common stock (other than registrations we file on Form S-4 or S-8, or any successor forms thereto, or filed solely in connection with an offering made solely to our existing stockholders or employees), including the registration statement of which this prospectus in a part. We and our underwriters can reduce the number of shares of common stock requested to be included by holders of “piggyback” registration rights in view of market conditions.

In addition, WLR or any other founding stockholder or stockholders representing 30% of all registrable securities or their permitted transferees are entitled to “demand” rights to register all or a portion of their registrable securities under the Securities Act if the reasonably anticipated aggregate price to the public of these shares (net of underwriting discounts and commission) would exceed $75.0 million. We are also obligated to undertake three demand registrations by WLR, one demand registration by each other individual founding stockholder and two additional demand registrations by a group of the founding stockholders representing 30% of the registrable securities. If at any time we are eligible to register our securities on a Form S-3 under the Securities Act, holders can specify that the requested registration be a “shelf registration” for an offering on a delayed or continuous basis pursuant to Rule 415 of the Securities Act.

If our stockholders with registration rights cause a large number of securities to be registered and sold in the public market, those sales could cause the market price of our common stock to decline. If we initiate a registration and include registrable securities as a result of the exercise of registration rights, the inclusion of registrable securities could adversely affect our ability to raise capital.

Anti-Takeover Effects of Certain Provisions of our Amended and Restated Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation and bylaws contain several provisions that may make it more difficult to acquire us by means of a tender offer, open market purchase, proxy fight or otherwise.

These provisions in our amended and restated certificate of incorporation and bylaws are designed to encourage persons seeking to acquire control of us to negotiate with our board. We believe that, as a

Description of capital stock

general rule, our interests and the interests of our stockholders would be served best if any change in control results from negotiations with our board based upon careful consideration of the proposed terms, such as the price to be paid to stockholders, the form of consideration to be paid and the anticipated tax effects of the transaction.

These anti-takeover provisions in our amended and restated certificate of incorporation and bylaws could, however, have the effect of discouraging a prospective acquiror from making a tender offer for our shares or otherwise attempting to obtain control of us. To the extent that these provisions discourage takeover attempts, they could deprive stockholders of opportunities to realize takeover premiums for their shares. Moreover, these provisions could discourage accumulations of large blocks of common stock, thus depriving stockholders of any advantages which large accumulations of stock might provide.

Set forth below is a summary of the relevant provisions of our amended and restated certificate of incorporation and bylaws and certain applicable sections of the General Corporation Law of the State of Delaware. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of our amended and restated certificate of incorporation, our bylaws and sections of the General Corporation Law of the State of Delaware.

Delaware anti-takeover statute

We are governed by Section 203 of the General Corporation Law of the State of Delaware. Section 203, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless:

•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

•

at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

The application of Section 203 may limit the ability of stockholders to approve a transaction that they may deem to be in their best interests.

In general, Section 203 defines “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

•	subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation which has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Description of capital stock

In general, Section 203 defines an “interested stockholder” as any person that is:

•	the owner of 15% or more of the outstanding voting stock of the corporation;

•

an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; and

•	the affiliates and associates of the above.

Under specific circumstances, Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to the corporation’s certificate of incorporation or bylaws, elect not to be governed by this section, effective twelve months after adoption.

Our amended and restated certificate of incorporation and bylaws do not exclude us from the restrictions imposed under Section 203. We anticipate that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

Stockholder action; special meetings

Our certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our certificate of incorporation and our bylaws provide that, except as otherwise required by law, special meetings of the stockholders can only be called by the chairman of our board, our chief executive officer, our president or our secretary at the request of a majority of the number of directors that we would have if there were no vacancies on our board. Stockholders are not permitted to call a special meeting or to require our board to call a special meeting.

Stockholder proposals

At an annual meeting of stockholders, only business that is properly brought before the meeting will be conducted or considered. To be properly brought before an annual meeting of stockholders, business must be specified in the notice of the meeting (or any supplement to that notice), brought before the meeting by the presiding officer or by or at the direction of the majority of the total number of directors that our board would have if there were no vacancies, or properly requested by a stockholder to be brought before the meeting.

For business to be properly requested by a stockholder to be brought before an annual meeting, the stockholder must:

•	be a stockholder of record at the time of the giving of the notice for the meeting;

•	be entitled to vote at the meeting; and

•	have given timely written notice of the business to our secretary.

To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 60, nor more than 90, calendar days prior to the first anniversary date on which we first mailed our proxy materials for the preceding year’s annual meeting of stockholders;

Description of capital stock

provided, however, that if there was no annual meeting in the preceding year or the date of the annual meeting is advanced more than 30 calendar days prior to, or delayed by more than 30 calendar days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the day on which public disclosure of the date of such meeting is first made. A stockholder’s notice must set forth, as to each matter the stockholder proposes to bring before the meeting:

•	a description in reasonable detail of the business proposed to be brought before the meeting and the reasons for conducting such business at the meeting;

•	the name and address of the stockholder proposing such business and of the beneficial owner, if any, on whose behalf the proposal is made;

•	the class and series and number of shares that are owned of record and beneficially by the stockholder proposing the business and by the beneficial owner, if any, on whose behalf the proposal is made;

•

a description of all arrangements or understandings among the stockholder, the beneficial owner on whose behalf the proposal is made, if any, and any other person or persons (including their names) in connection with the proposal of such business by the stockholders and any material interest of the stockholder in such business;

•

whether such stockholder or beneficial owner intends to deliver a proxy statement and forms of proxy to holders of at least the percentage of shares of our voting stock required to approve such proposal; and

•	a representation that the stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

Similarly, at a special meeting of stockholders, only such business as is properly brought before the meeting will be conducted or considered. To be properly brought before a special meeting, business must be specified in the notice of the meeting (or any supplement to that notice) given by or at the direction of the chairman of our board, our chief executive officer, our president or our secretary at the request of a majority of the number of directors that we would have if there were no vacancies on our board or, otherwise brought before the meeting by the presiding officer or by or at the direction of the majority of the total number of directors that our board would have if there were no vacancies.

Nomination of candidates for election to our board

Under our bylaws, only persons that are properly nominated will be eligible for election to be members of our board. To be properly nominated, a director candidate must be nominated at an annual meeting of the stockholders by or at the direction of our board or committee thereof or properly nominated by a stockholder. To be properly nominated by a stockholder, such stockholder must have delivered a proxy statement and form of proxy to the holders of at least the percentage of shares of our voting stock required to approve such nomination and included in such materials a timely and proper notice in proper written form to our secretary.

To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 60 nor more than 90 calendar days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of stockholders. If, however, there was no annual meeting in the preceding year or the date of the annual meeting is advanced more than 30 calendar days prior to, or delayed by more than 30 calendar days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so

Description of capital stock

delivered not later than the later of the 90th calendar day prior to such annual meeting or the tenth calendar day following the day on which public announcement of the date of such meeting is first made.

To be in proper written form, such stockholder’s notice must include:

•	the name and address of the stockholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made;

•

a representation that the stockholder giving the notice is a holder of record of shares of our voting stock entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice;

•	the class and series and number of shares of stock owned beneficially and of record by the stockholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination in made;

•	a description of all arrangements or understandings between or among any of:

•	the stockholder giving the notice;

•	the beneficial owner on whose behalf the notice is given;

•	each nominee; and

•	any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice;

•	the name, age, business address, residence address and occupation of the nominee proposed by the stockholder;

•

such other information regarding each nominee proposed by the stockholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by our board;

•	the signed consent of each nominee to serve as a director on our board if so elected; and

•

whether such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of our voting stock required to elect such nominee or nominees. In addition, a stockholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters relating to nomination of candidates for directors.

Amendment to our bylaws

Except for certain provisions indicated above, our bylaws may be amended, altered or repealed by the affirmative vote of the holders of a majority of our voting stock or by the affirmative vote of a majority of our board. Certain provisions that require the affirmative vote of the holders of 80% of our voting stock may make it more difficult to change our bylaws for the purpose of gaining control over us.

TRANSFER AGENT AND REGISTRAR

We have appointed Computershare Trust Company, Inc. as the transfer agent and registrar for our common stock. Computershare Trust Company, Inc.’s address is 350 Indiana Street, Suite 800, Golden, CO 80401 and its telephone number is 800-962-4284.

LISTING

Our common stock is listed on the New York Stock Exchange under the symbol “ICO.”

Material United States federal income tax considerations

The following discussion sets forth a summary of (1) material United States federal income tax consequences of the acquisition, ownership, conversion and disposition of the notes and (2) the acquisition, ownership and disposition of shares of our common stock issued upon a conversion of the notes.

This discussion:

•

is based on the current provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the “Internal Revenue Code,” the existing applicable United States federal income tax regulations promulgated or proposed under the Internal Revenue Code, which we refer to as the “Treasury Regulations,” judicial authority and current administrative rulings and practice, each of which is subject to change, possibly with retroactive effect, and differing interpretations;

•	is applicable only to holders who are beneficial owners of notes and/or shares of our common stock who hold their notes and/or shares as capital assets for United States federal income tax purposes;

•

does not address all aspects of United States federal income taxation that may be relevant to holders in light of their particular circumstances or who are subject to special treatment under United States federal income tax laws, including but not limited to:

•	dealers in securities or commodities;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	brokers;

•	banks and other financial institutions;

•	insurance companies;

•	tax-exempt organizations;

•	pension funds;

•	regulated investment companies and real estate investment trusts;

•	persons who own notes or shares of our common stock as part of a position in a hedging or constructive sale transaction, “straddle,” “conversion” or other integrated transaction for tax purposes;

•	U.S. holders (as defined below) whose “functional currency” for tax purposes is not the United States dollar;

•	certain individuals who terminated their United States citizenship or residency;

•	holders subject to the alternative minimum tax;

•	corporations that accumulate earnings in order to avoid United States federal income tax;

•	non-U.S. holders (as defined below) subject to special rules under the Internal Revenue Code, including “controlled foreign corporations” and “passive foreign investment companies”; and

•	partnerships or other pass-through entities and investors in such entities; and

•

does not discuss any possible applicability of any United States state or local taxes, non-United States taxes or any United States federal tax other than the income tax, including but not limited to, the United States federal gift tax and estate tax.

Material United States federal income tax considerations

We have not sought and will not seek any rulings from the Internal Revenue Service with respect to any matter discussed herein. No assurance can be given that the Internal Revenue Service would not assert, or that a court would not sustain, a position contrary to any of the tax characterizations and tax consequences set forth below.

As used herein, the term “U.S. holder” means a beneficial owner of a note or share of our common stock who, for United States federal income tax purposes, is:

•	a citizen or individual resident of the United States;

•

a corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more “United States persons,” within the meaning of section 7701(a)(30) of the Internal Revenue Code, have the authority to control all of the substantial decisions of that trust.

Notwithstanding the preceding sentence, certain electing trusts in existence on August 20, 1996 that were treated as United States persons prior to such date may also be treated as U.S. holders.

The tax consequences to a partner in a partnership, including any entity or arrangement treated as a partnership for United States federal income tax purposes, that holds notes or shares of our common stock generally will depend upon the status of the partner and the activities of the partnership. Such partners and partnerships should consult their tax advisors regarding an investment in notes and/or shares of our common stock.

The term “non-U.S. holder” means any beneficial owner of a note or share of our common stock received upon a conversion of notes that is neither a U.S. holder nor a partnership or other entity or arrangement treated as a partnership for United States federal income tax purposes. A non-U.S. holder should review the discussion under the heading “—Non-U.S. Holders” below for more information.

This summary of material United States federal income tax considerations is for general information only and is not legal or tax advice. Investors considering the purchase of notes or shares are urged to consult their own tax advisors with respect to the application of the United States federal income tax laws to their particular situations, as well as any tax consequences arising under the laws pertaining to any other United States federal tax other than the income tax, the laws of any state, local or non-United States taxing jurisdiction and any applicable treaty.

U.S. HOLDERS

Stated interest

Stated interest on a note generally will be taxable to a U.S. holder as ordinary interest income at the time it accrues or is received in accordance with such holder’s method of accounting for United States federal income tax purposes.

Additional payments

If we were to fail to fulfill certain obligations described under the headings “Description of notes— Registration rights, additional interest” and “Description of notes—Events of default; notice and waiver”

Material United States federal income tax considerations

above, then liquidated damages or other additional amounts would accrue on the notes in the manner described therein. Any such liquidated damages or other additional amounts should, for United States federal income tax purposes, be treated as additional interest on the notes and be included in the holder’s gross income as interest at the time the payment is made or accrues in accordance with the U.S. holder’s regular method of tax accounting.

According to the applicable Treasury Regulations, the possibility of additional payments on the notes will not affect the amount or timing of interest income recognized by a holder if, as of the date the notes are issued, this possibility is remote or the potential amount of the additional payments is incidental. We intend to take the position that (1) the possibility that we would be required to pay liquidated damages or other additional amounts on the notes is remote and (2) the amount of any such payments would be incidental. Based on this position, we intend to treat the notes as not being subject to the special rules governing contingent payment debt instruments, which, if applicable, would affect the timing, amount and character of income in respect of the notes.

Our position that the possibility of the payment of liquidated damages or other additional amounts is remote and that the amount of any such payment would be incidental is binding on each holder, unless the holder explicitly discloses a different position on that holder’s United States federal income tax return for the taxable year that includes the acquisition of a note. The Internal Revenue Service, however, may take a contrary position, which, if sustained, could affect the amount, timing and character of income on the notes.

Market discount

A U.S. holder who acquires a note, other than at original issuance, at a cost less than the principal amount payable at maturity will be treated as having purchased that note with “market discount” unless the amount of the discount is de minimis, as determined under the Code. A U.S. holder generally must treat any gain realized on the sale, exchange or other disposition of a note as ordinary interest income to the extent of any accrued market discount on that note not previously included in the holder’s gross income. For this purpose, market discount generally accrues on a note ratably from the day after the date the holder acquires the note until the maturity date. Alternatively, a U.S. holder may make an irrevocable election to accrue market discount on a constant yield basis.

U.S. holders who incur or maintain indebtedness to purchase or carry a note with market discount may be required to defer all or a portion of any deduction for interest on that indebtedness until the maturity or, in certain circumstances, disposal of the note.

Upon the conversion of a note, any accrued market discount on that note not included in the holder’s gross income either prior to or as a result of that conversion will carry over to the shares of our common stock received in exchange for the converted note. To the extent any accrued market discount carries over to shares in a conversion of notes, any gain realized on a subsequent disposition of those shares generally will be treated as ordinary interest income.

In lieu of recognizing accrued market discount upon a note’s taxable disposition, a U.S. holder may elect to currently include accrued market discount in gross income as it accrues, generally as interest income. The rules, discussed above, treating certain gain on the taxable disposition of notes or shares of our common stock with accrued market discount as ordinary interest income and deferring deductions for interest on indebtedness that finances the acquisition or carrying of notes with market discount will not apply to U.S. holders who elect to currently include accrued market discount in gross income. The

Material United States federal income tax considerations

election to currently include accrued market discount, if made, generally will apply to all debt instruments with market discount held or subsequently acquired by the electing U.S. holder on or after the first day of the taxable year to which the election applies. This election may be revoked only with the consent of the Internal Revenue Service.

Amortizable bond premium

A U.S. holder who acquires a note, other than at original issuance, at a cost greater than the principal amount payable at maturity generally will be considered to have acquired the note with bond premium for United States federal income tax purposes, except to the extent that this excess is attributable to the note’s conversion feature. The amount attributable to a note’s conversion feature may be determined under any reasonable method, including by comparing the note’s market value at the time of acquisition with the market prices of similar notes without a conversion feature.

A U.S. holder may elect to amortize bond premium using a constant yield method over the remaining term of the notes. Bond premium is generally amortized by offsetting stated interest on the note received or accrued in each taxable year under the holder’s regular tax method of accounting, which otherwise would be included in the holder’s income, by the amount of the premium allocable to that taxable year, as determined under the Treasury Regulations. To the extent that the amortizable bond premium allocated to a taxable year exceeds the amount of stated interest received or accrued in that year, a U.S. holder may deduct this excess premium to the extent (1) the holder’s total stated interest inclusions in prior taxable years exceed (2) the aggregate amount of stated interest offset by amortizable bond premium in prior taxable years. Any amortizable bond premium allocable to a taxable year that neither offsets stated interest nor is deducted in that year is carried forward and treated as being allocable to the subsequent taxable year.

An electing U.S. holder’s tax basis in the notes must be reduced by the amount of amortizable bond premium offsetting stated interest or deducted.

A U.S. holder’s election to amortize bond premium applies to all debt obligations held or subsequently acquired on or after the first day of the first taxable year to which the election applies. This election may not be revoked without the consent of the Internal Revenue Service. If this election is not made, then the holder will be required to include all stated interest in gross income without reduction for bond premium.

Upon the sale or other taxable disposition of a note, any unamortized bond premium, which is reflected in the note’s basis at the time of disposition, will either reduce the gain or increase the loss recognized upon such disposition. Upon conversion of a note into shares of our common stock, a U.S. holder may not deduct any unamortized bond premium on such note. Instead, any unamortized bond premium on a note at the time of its conversion will be reflected in the basis of the shares of our common stock received in the conversion.

Sale, exchange or other taxable disposition of notes

Except as described under the headings “—Market discount” or “—Amortizable bond premium” above, or under the heading “—Conversion of notes into cash and shares” below, upon a sale, exchange, repurchase or other taxable disposition of a note, a U.S. holder generally will recognize taxable gain or loss. The amount of such gain or loss will be measured by the difference, if any, between:

•	the amount of cash plus the fair market value of any property received by the U.S. holder in exchange for notes, excluding any such amount attributable to accrued but unpaid interest, and

Material United States federal income tax considerations

•	the U.S. holder’s adjusted tax basis in such notes.

Any amount received by the U.S. holder attributable to accrued but unpaid interest will be taxed as such, as described under the heading “—Stated interest” above.

Subject to any adjustments, a U.S. holder’s adjusted tax basis in a note generally will equal the holder’s initial investment in the note, (1) increased by any market discount with respect to the note that the holder included in gross income and, to the extent described under the heading “—Conversion rate adjustments” below, by certain constructive distributions with respect to the note and (2) decreased by the amount of any principal payments previously received by the holder and by any premium amortized by the holder with respect to the note.

Except as described under the heading “—Market discount” above, gain or loss recognized by a U.S. holder generally will be capital gain or loss and, if such holder held the note for more than one year at the time of the disposition, long-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be subject to a reduced tax rate. The deductibility of capital losses is subject to limitations.

Conversion of notes into cash and shares

The United States federal income tax treatment of the conversion of a note in exchange for cash and shares of our common stock is unclear. The tax consequences to a U.S. holder of the surrender of a note for conversion in exchange for cash and shares of our common stock either (1) if the notes constitute “securities” within the meaning of section 354 of the Internal Revenue Code and certain other requirements are satisfied, will constitute a “recapitalization” or (2) otherwise, should be treated in part as a redemption and in part as a conversion.

There is no precise definition of “securities” for this purpose and it is unclear whether the notes constitute “securities.” The determination of whether a debt instrument constitutes a “security” depends upon its overall nature. The most significant factor in this determination, although not decisive, is the instrument’s term. A debt instrument with a term of ten years or more generally qualifies as a “security,” while a term of five years or less may be too short to qualify. Other factors include the degree of the holder’s participation and continuing interest in the affairs of the issuer’s business. Although the notes have a five-year term, the conversion feature may provide holders with a continuing interest in our affairs and the opportunity to participate in our earnings.

Treatment as a Recapitalization. If the conversion of notes into cash and shares of our common stock constitutes a “recapitalization” for United States federal income tax purposes, then the conversion would be treated for income tax purposes as if:

•

first, the holder exchanged the converted notes for (1) the cash consideration received by the holder excluding any cash received in lieu of a fractional share, (2) the common stock consideration received by the holder and (3) any fractional share of common stock that the converting holder would have received had it not received cash in lieu thereof; and

•	second, we redeemed any fractional share deemed received by the converting holder in the exchange described above.

In the initial deemed exchange described above, except as described under the headings “—Market discount” or “—Amortizable bond premium” above, a U.S. holder surrendering notes would not recognize loss, but would recognize gain, if any. The amount of any gain recognized would be equal to the lesser of:

•

the amount of cash received, except to the extent attributable to any accrued but unpaid interest, which will be treated as such (or attributable to any cash received in lieu of a fractional share); and

Material United States federal income tax considerations

•	the amount of gain realized in the initial deemed exchange, which is equal to the excess, if any, of—

•

the amount of cash (excluding cash received in lieu of a fractional share) plus the fair market value of the shares of common stock received (including any fractional share deemed received) in exchange for the converted notes, except to the extent attributable to any accrued but unpaid interest, which will be treated as such; over

•	such holder’s adjusted tax basis in the converted notes at the time of the conversion, which is determined as described under the heading “—Sale, exchange or other taxable disposition of notes” above.

Gain or loss recognized in the deemed exchange generally will be capital gain or loss and, if the holder held the note for more than one year at the time of the conversion, long-term capital gain or loss. To the extent any gain does not exceed any accrued market discount on the converted note, such gain generally will be recharacterized as ordinary interest income.

Except in respect of shares attributable to accrued but unpaid interest, a U.S. holder’s tax basis in the shares of common stock received (including any fractional share deemed received) upon a conversion of notes (in the initial deemed exchange) will be equal to (i) the holder’s adjusted tax basis in the converted notes at the time of conversion, (ii) decreased by the amount of cash received except in respect of accrued but unpaid interest (and except to the extent received in lieu of any fractional share) and (iii) increased by the amount of any gain recognized in the deemed exchange. A U.S. holder’s tax basis in shares of common stock attributable to accrued but unpaid interest will equal the fair market value of such shares at the time of conversion.

In the deemed redemption described above, a U.S. holder generally will recognize gain or loss upon the receipt of cash in lieu of a fractional share of our common stock (which will be deemed to be paid in redemption of the fractional share deemed received), measured by the difference between the amount of such cash received and the portion of the holder’s basis in the shares of common stock received (as determined in the previous paragraph) allocable to the fractional share.

Treatment as Part Conversion and Part Redemption. If a conversion of notes in exchange for cash and shares of our common stock were not characterized as a recapitalization for United States federal income tax purposes, then it should be treated in part as a redemption and in part as a conversion. Under this characterization, the converted notes, the holder’s basis therein and, if applicable, any market discount thereon would be allocated ratably between the shares of common stock and the cash payment. The transaction would be bifurcated into—

•

a partial taxable sale of the notes allocable to the cash payment in exchange therefor, which would be taxed in the manner described under the heading “—Sale, exchange or other taxable disposition of notes” above; and

•

a conversion of the remaining notes in exchange for the shares of common stock received in the conversion, which generally would not be taxable to a U.S. holder, except with respect to any shares attributable to accrued but unpaid interest. Shares attributable to accrued but unpaid interest would be taxable as such.

Except with respect to shares attributable to accrued but unpaid interest, a U.S. holder’s tax basis in the shares of our common stock received upon the conversion will be equal to the holder’s adjusted tax basis in the converted notes, which is determined under rules described under the heading “—Sale, exchange or other taxable disposition of notes” above, allocable to these shares. A U.S. holder’s tax basis in shares of common stock attributable to accrued but unpaid interest will equal the fair market value of such

Material United States federal income tax considerations

shares at the time of conversion. Any accrued market discount on notes treated as converted in exchange for shares of our common stock will carry over to such shares.

Future Stockholders Rights Plan. As discussed under the heading “Description of notes—Conversion Rights—Adjustments to the conversion rate” above, holders receiving shares of our common stock in exchange for notes surrendered for conversion will also receive the rights under any future stockholder rights plan (i.e., poison pill) that we may establish, unless the rights have separated from our common stock at the time of conversion. As a general matter, the receipt by a converting holder of these rights should not change the tax consequences of a conversion of notes, provided that the rights are not, at that time, either exercisable, likely to become exercisable, tradable or separated. However, if these rights are, at time of conversion, either exercisable, likely to become exercisable, tradable or separated, then the receipt of these rights could materially alter the tax consequences described above. Holders are encouraged to consult their own tax advisors concerning the United States federal income tax consequences of a conversion of notes in exchange for cash and shares of our common stock where the holder receives rights under a stockholder rights plan.

Holding Period. Under either characterization, a U.S. holder’s holding period for the shares of our common stock received in exchange for a converted note will include the holder’s holding period for the converted note, except with respect to shares attributable to accrued but unpaid interest. A U.S. holder’s holding period for shares attributable to accrued but unpaid interest will commence the day after the conversion.

Conversion of notes solely into cash

If a U.S. holder surrenders notes for conversion in exchange solely for cash, then the conversion will be treated as a taxable disposition of the converted notes and subject to the tax consequences described under the heading “—Sale, exchange or other taxable disposition of notes” above.

Conversion rate adjustments

Under certain circumstances described under the heading “Description of notes—Conversion rights” above, the conversion rate of the notes may be adjusted. The United States federal income tax treatment to a U.S. holder of such a conversion rate adjustment is unclear.

If at any time we distribute cash or other property to our stockholders that would be a taxable distribution to them for United States federal income tax purposes and the conversion rate of the notes is increased, then this increase may be treated as a deemed taxable distribution to the holders of the notes. Such a deemed distribution generally will occur where the conversion rate adjustment either (1) is made to compensate holders of the notes for any cash or other property distributions made to our stockholders or (2) does not merely have the effect of preventing dilution of the interests of holders of the notes in our earnings and profits or assets. In this regard, an increase in the conversion rate in accordance with the anti-dilution provisions of the notes in the event of stock dividends or the distribution of rights to our stockholders to subscribe for our stock generally should not result in such a deemed distribution. Any deemed distribution resulting from any adjustment to the conversion rate would be treated, at the time of the conversion rate adjustment, as either a taxable dividend, a return of capital or capital gain, as discussed below under the heading “—Distributions on common stock.” The amount of any such deemed distribution taxable to a U.S. holder as a dividend or as capital gain would increase the tax basis in such holder’s notes.

We will be required to increase the conversion rate of the notes in connection with a fundamental change described above under the heading “Description of notes—Conversion rights—Adjustment to the

Material United States federal income tax considerations

conversion rate upon the occurrence of a make–whole fundamental change” above. The United States federal income tax consequences to a U.S. holder of such a change in conversion rate is unclear. We intend to take the position that any such increase should not result in a deemed distribution to U.S. holders. Alternatively, such a change in conversion rate could result in a deemed distribution, subject to the treatment described in the previous paragraph.

The conversion rate of the notes will also be adjusted if the average of the volume-weighted average price per share of our common stock for the 20 consecutive trading days ending August 1, 2008 is less than the floor price (as described above under the heading “Description of Notes—Conversion rights—Adjustment to the conversion rate on August 1, 2008” above). The United States federal income tax consequences to a U.S. holder of such a change in conversion rate is unclear. If this adjustment to the conversion rate is made, you may be treated as having received a constructive distribution from us, resulting in taxable income to you for United States federal income tax purposes, even though you would not receive any cash in connection with the conversion rate adjustment and even though you might not exercise your conversion right.

Holders of the notes should consult their own tax advisors regarding the tax consequences to them of an adjustment in the conversion rate of the notes.

Distributions on common stock

Distributions to a U.S. holder with respect to shares of our common stock, other than certain pro rata distributions of common shares, will be treated as dividends to the extent paid out of current or accumulated earnings and profits, as determined under United States federal income tax principles, as of the end of the taxable year of the distribution.

To the extent that a U.S. holder receives a distribution with respect to our common stock that would have constituted a dividend for United States federal income tax purposes had it not exceeded our current and accumulated earnings and profits, the distribution will first be treated as a non-taxable return of capital, which will reduce the holder’s tax basis in its shares of our common stock and, thereafter, will be treated as capital gain.

Dividends will be taxable to a U.S. holder as ordinary income. Dividends on shares of our common stock received by individual and other non-corporate U.S. holders in taxable years beginning on or before December 31, 2010 may be subject to United States federal income tax at lower rates applicable to long-term capital gains, provided that certain conditions are met, including certain holding period requirements. Dividends paid to corporate U.S. holders may qualify for a dividends received deduction, provided that certain conditions are met. U.S. holders should consult their own tax advisors concerning the applicability of these rules to their particular circumstances.

Sale or other taxable disposition of common stock

Unless a non-recognition provision applies or to the extent shares of our common stock were received upon a conversion of notes with accrued market discount (see the discussions under the headings “—Market discount” and “—Conversion of notes into cash and shares” above), gain or loss realized by a U.S. holder on a sale or other taxable disposition of shares of our common stock will be recognized as capital gain or loss for United States federal income tax purposes and, if such holder’s holding period in such common stock exceeds one year, long-term capital gain or loss. The amount of the U.S. holder’s gain or loss will be equal to the difference between the amount of cash plus the fair market value of any

Material United States federal income tax considerations

property received by the U.S. holder in exchange for the disposed shares of common stock and that holder’s adjusted tax basis in those shares. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be subject to a reduced tax rate. The deductibility of capital losses is subject to limitations.

NON-U.S. HOLDERS

Interest on the notes

All interest payments on the notes made to a non-U.S. holder generally will be exempt from United States federal income and withholding tax, provided that:

•

such payments are not effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (or, in the case of an applicable tax treaty, are not attributable to the non-U.S. holder’s “permanent establishment” in the United States or, in the case of an individual, “fixed base” maintained by the non-U.S. holder in the United States);

•	the non-U.S. holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•

the non-U.S. holder is not a “controlled foreign corporation” that is related, directly or indirectly, to us through stock ownership within the meaning of the applicable sections of the Internal Revenue Code; and

•

the non-U.S. holder of the note certifies, under penalty of perjury, prior to the payment of interest on a properly executed and delivered Internal Revenue Service Form W-8BEN or appropriate substitute form that it is not a “United States person” for United States federal income tax purposes.

The certification described in the last clause above may be provided by a securities clearing organization, a bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business. Under the Treasury Regulations, this certification may also be provided by a qualified intermediary on behalf of one or more beneficial owners or other intermediaries, provided that the intermediary has entered into a withholding agreement with the Internal Revenue Service and other conditions are met.

A non-U.S. holder that is not exempt from tax under these rules generally will be subject to United States federal withholding tax at a gross rate of 30%, subject to an exemption or reduction under an applicable income tax treaty, unless the interest is effectively connected with the conduct by the non-U.S. holder of a United States trade or business, as described under the heading “—United States trade or business” below. Non-U.S. holders should consult applicable income tax treaties, which may provide reduced rates of or an exemption from United States federal withholding tax. Non-U.S. holders will be required to satisfy certification requirements in order to claim a reduction of or exemption from withholding tax pursuant to the applicable income tax treaties. A non-U.S. holder may meet the certification requirements under this paragraph by providing an Internal Revenue Service Form W-8BEN or appropriate substitute form to us or our agent.

Additional payments

In the unlikely event that we are required to pay liquidated damages, as described under the heading “Description of notes—Registration rights, additional interest” above or other additional amounts described under the heading “Description of notes—Events of default; notice and waiver” above, absent further guidance from the Internal Revenue Service, we intend to treat the payment of such amounts as interest subject to withholding tax to the extent described under the heading “—Interest on the Notes”

Material United States federal income tax considerations

above. Non-U.S. holders who may be subject to withholding tax on any payments of liquidated damages or other additional amounts should consult their own tax advisors, including concerns whether a refund may be obtained for all or a portion of such withholding tax in the event that any such payments are made.

ConverSion of notes

Any gain recognized by a non-U.S. holder on the conversion of notes in exchange for cash and, if applicable, shares of our common stock generally will be exempt from United States federal withholding tax, except to the extent described under the headings “—Sale, exchange or other taxable disposition of notes” and “—United States real property holding corporation” below.

Sale, exchange or other taxable disposition of notes

Subject to the discussion below concerning backup withholding, any gain realized by a non-U.S. holder on a sale, exchange, repurchase or other taxable disposition of notes, including a conversion of notes to the extent cash is received, generally will be exempt from United States federal income and withholding tax, unless (1) the gain is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States or, in the case of an applicable income tax treaty, is attributable to a permanent establishment of such non-U.S. holder (see “—United States trade or business” below), (2) in the case of a nonresident alien individual, the holder is present in the United States for 183 or more days in the taxable year of disposition and certain other conditions are met or (3) to the extent described under the heading “—United States real property holding corporation” below. Any amount received by a non-U.S. holder attributable to accrued but unpaid interest will be treated as such. See “—Interest on the notes” above.

Conversion rate adjustments

As discussed under the heading “—U.S. Holders—Conversion rate adjustments” above, an adjustment to the conversion rate of the notes could give rise to a deemed distribution to holders of notes for United States federal income tax purposes. Any such deemed distributions with respect to a non-U.S. holder generally would be subject to the rules described under the heading “—Distributions on common stock” below.

Distributions on common stock

To the extent that distributions on our common stock constitute a “dividend” for United States federal income tax purposes (see the discussion under the heading “—U.S. Holders—Distributions on common stock” above), including deemed distributions on the notes described under the heading “—Conversion rate adjustments” above, but excluding certain pro rata distributions of shares of common stock, a non-U.S. holder generally will be subject to United States withholding tax at a gross rate of 30%, subject to any exemption or reduction under an applicable income tax treaty, unless the dividends are effectively connected with the non-U.S. holder’s conduct of a United States trade or business, as described under the heading “—United States trade or business” below.

We may withhold 30% of either (1) the gross amount of the entire distribution, including the amount not constituting a dividend, once determined, or (2) the amount of the distribution that we project will constitute a dividend, in each as case as provided for in the Treasury Regulations. If it is subsequently determined that the amount of tax withheld exceeds the amount of withholding tax applicable to the dividend portion of the distribution, then you may obtain a refund of any such excess amount, if you timely file a refund claim with the Internal Revenue Service.

Material United States federal income tax considerations

Non-U.S. holders should consult applicable income tax treaties, which may provide reduced rates of or an exemption from United States federal withholding tax. Non-U.S. holders will be required to satisfy certification requirements in order to claim any reduction of or exemption from withholding tax pursuant to an applicable income tax treaty, which generally may be satisfied by providing an Internal Revenue Service Form W-8BEN or appropriate substitute form to us or our agent.

Sale or other taxable disposition of common stock

A non-U.S. holder generally will not be subject to United States federal income and withholding tax on gain realized on a sale or other taxable disposition of shares of our common stock, unless (1) the gain is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States and, if provided in an applicable income tax treaty, is attributable to a “permanent establishment” or, for individuals, a “fixed base” of the non-U.S. holder (see “—United States trade or business” below), (2) in the case of a non-U.S. holder who is a non-resident alien individual, the individual is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met or (3) to the extent described under the heading “—United States real property holding corporation” below.

United States trade or business

For purposes of the discussion below, income or gain with respect to the notes or shares of our common stock is generally considered United States trade or business income if it is:

•	effectively connected with the conduct by the non-U.S. holder’s conduct of a trade or business within the United States; and

•

in the case of a treaty resident, attributable to the holder’s permanent establishment in the United States or, in the case of an individual, a fixed base in the United States maintained by the non-U.S. holder.

Non-U.S. holders generally will be taxed on any United States trade or business income in the same manner as U.S. holders. See “—U.S. Holders” above. Non-U.S. holders will be required to provide a properly executed Internal Revenue Service Form W-8ECI or appropriate substitute to claim any available exemption from income or withholding tax.

Non-U.S. holders should consult applicable income tax treaties, which may provide reduced rates of or an exemption from United States federal income or withholding tax. Non-U.S. holders will be required to satisfy certification requirements in order to claim a reduction of or exemption from income or withholding tax pursuant to an applicable income tax treaty.

Corporate non-U.S. holders with income that is effectively connected with the conduct of a trade or business within the United States may also be subject to an additional “branch profits tax” at a gross rate of 30% on their effectively connected income, subject to exemption or reduction by any applicable income tax treaty.

United States real property holding corporation

We believe that we are a “United States real property holding corporation,” within the meaning of the Internal Revenue Code. Assuming that we are or become a United States real property holding corporation at any time during the applicable period, any gain recognized on a disposition of notes or

Material United States federal income tax considerations

shares of our common stock issuable upon conversion of notes by a non-U.S. holder who is a “5% holder” may be subject to United States federal income tax and any applicable withholding tax. A “5% holder” is—

•	in the case of a sale, conversion or other disposition of notes, a non-U.S. holder who,

•

if the notes are regularly traded on an established securities market, owns more than 5% of the notes at any time during the shorter of (a) the holder’s holding period for the disposed note and (b) the five-year period ending on the date of disposition; or

•	if the notes are not regularly traded on an established securities market, owns notes with a value greater than 5% of our common stock as of the latest date such notes were acquired; and

•

in the case of a sale or other taxable disposition of shares of our common stock, a non-U.S. holder who actually or constructively owns more than 5% of that class of stock at any time during the shorter of (i) the holder’s holding period for the disposed shares and (ii) the five-year period ending on the date of disposition.

Non-U.S. holders who are or may become 5% holders are strongly encouraged to consult their own tax advisors with respect to the United States tax consequences of the ownership and disposition of notes and shares of common stock.

BACKUP WITHHOLDING AND INFORMATION REPORTING

U.S. holders

Certain non-exempt U.S. holders may be subject to information reporting in respect of any payments we may make on the notes or our common stock, including any deemed payment upon issuance of our common stock pursuant to a conversion of the notes, the proceeds of the sale or other disposition of the notes or our common stock or any dividends on our common stock. In addition, backup withholding may apply, currently at a rate of 28%, if the U.S. holder (i) fails to supply a taxpayer identification number and certain other information, certified under penalty of perjury, in the manner required (ii) fails to certify that the holder is eligible for an exemption to backup withholding or (iii) otherwise fails to comply with the applicable backup withholding rules. Amounts withheld under backup withholding are allowable as a refund or a credit against the U.S. holder’s federal income tax upon furnishing the required information on a timely basis to the Internal Revenue Service.

Non-U.S. holders

We will, where required, report to non-U.S. holders and to the Internal Revenue Service the amount of any principal, interest and dividends, if any, paid on the notes or our common stock. Copies of these information returns also may be made available under the provisions of a specific treaty or other agreement to the tax authorities of the country in which the non-U.S. holder resides.

Backup withholding, currently at a rate of 28%, will not apply to payments of interest or dividends with respect to which either the requisite certification that the non-U.S. holder is not a United States person for United States federal income tax purposes, as described above, has been received or an exemption otherwise has been established, provided that neither we nor our paying agent have actual knowledge, or reason to know, that the non-U.S. holder is a United States person for United States federal income tax purposes that is not an exempt recipient or that the conditions of any other exemption are not, in fact, satisfied.

Payments on the sale or other disposition of notes or our common stock effected through a non-United States office of a broker to an offshore account maintained by a non-U.S. holder are

Material United States federal income tax considerations

generally not subject to information reporting or backup withholding. However, if the broker is a United States person, a “controlled foreign corporation,” a non-United States person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, a non-United States partnership with significant United States ownership or a United States branch of a non-United States bank or insurance company, then information reporting will be required, unless the broker has documentary evidence in its records that the beneficial owner of the payment is not a United States person or is otherwise entitled to an exemption and the broker has neither actual knowledge nor a reason to know that the beneficial owner is not entitled to an exemption. Backup withholding will apply if the sale or other disposition is subject to information reporting and the broker has actual knowledge or reason to know that the beneficial owner is a United States person that is not an exempt recipient.

Information reporting and backup withholding will apply to payments effected at a United States office of any broker, unless (1) the broker has documentary evidence in its records that the beneficial owner of the payment is not a United States person or is otherwise entitled to an exemption and (2) the broker has no actual knowledge or reason to know that the beneficial owner is not entitled to an exemption.

Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules from payments to a non-U.S. holder may be refunded or credited against the non-U.S. holder’s United States federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the Internal Revenue Service.

Selling securityholders

The notes were originally issued by us and sold to UBS Investment Bank, to whom we refer to in this prospectus as the “initial purchaser,” in transactions exempt from the registration requirements of the federal securities laws. The initial purchaser resold the notes to persons reasonably believed by it to be “qualified institutional buyers,” as defined by Rule 144A under the Securities Act. The selling securityholders, which term includes their transferees, pledges, donees or successors, may from time to time offer and sell pursuant to this prospectus any and all of the notes and the shares of common stock issuable upon conversion of the notes. Set forth below are the names of the selling securityholders, the principal amount of the notes that may be offered by such selling securityholder pursuant to this prospectus and the number of shares of common stock into which the notes are convertible, each to the extent known to us as of the date of this prospectus. Unless set forth below, none of the selling securityholders has had a material relationship with us or any of our predecessors or affiliates within the past three years.

Name	Aggregate Principal Amount of Notes at Maturity that May Be Sold(1)	Percentage of Notes Outstanding	Common Stock Owned Prior to Conversion	Common Stock Registered Hereby(2)
Abbott Laboratories Annuity Retirement Plan(a)(3)	$200,000	*	—	32,762
Absolute Strategies Fund, Forum Funds Trust(4)	$100,000	*	—	16,381
CBARB, a segregated account of GEODE Capital Master Fund LTD(5)	$3,000,000	1.33%	—	491,440
CNH CA Master Account, L.P.(6)	$2,000,000	*	—	327,627
Citigroup Global Market Inc.(b)(7)	$5,000,000	2.22%	—	819,068
D. E. Shaw Valence Portfolios, L.L.C.(a)(8)	$5,000,000	2.22%	—	819,068
Fore Convertible Master Fund, Ltd(9)	$1,853,000	*	—	303,546
Fore ERISA Fund, Ltd(9)	$147,000	*	—	24,080
Franklin & Marshall College(a)(3)	$220,000	*	—	36,038
GLG Market Neutral Fund(10)	$5,000,000	2.22%	—	819,068
HFR CA Select Master Fund Trust Fund(11)	$1,100,000	*	—	180,194
Institutional Benchmarks Series (Master Feeder) Ltd.(12)	$1,500,000	*	—	245,720
JMG Capital Partners, LP(13)	$3,000,000	1.33%	—	491,440
LGT Capital Invest (SC3) Limited – U.S. High Yield Convertible(a)(3)	$2,070,000	*	—	339,094
LGT Multi Manager Bond High Yield (USD)(a)(3)	$170,000	*	—	27,848
Linden Capital LP(13)	$10,000,000	4.44%	—	1,638,136
Marsh & Mclennan Companies, Inc. U.S. Retirement Plan – High Yield(a)(3)	$230,000	*	—	37,677
Mohican VCA Master Fund, Ltd.(14)	$400,000	*	—	65,525
Morgan Stanley & Co. Incorporated(b)(15)	$2,500,000	1.11%	677	409,534
Polygon Global Opportunities Master Fund(16)	$5,000,000	2.22%	—	819,068

Selling securityholders

Name	Aggregate Principal Amount of Notes at Maturity that May Be Sold(1)	Percentage of Notes Outstanding	Common Stock Owned Prior to Conversion	Common Stock Registered Hereby(2)
Putnam Convertible Income-Growth Trust(a)(17)	$14,900,000	6.62%	—	2,440,822
Putnam Credit Hedge Fund, L.P. (formerly Putnam Mortgage Hedge Fund, L.P.) (a)(3)	$200,000	*	—	32,762
Putnam High Income Securities Fund (formerly Putnam High Income Bond Fund)(a)(3)	$1,930,000	0.86%	—	316,160
Putnam High Yield Advantage Fund(a)(3)	$1,480,000	0.66%	—	242,444
Putnam High Yield Fixed Income Fund, LLC(a)(3)	$15,000	*	—	2,457
Putnam High Yield Trust(a)(3)	$4,275,000	1.90%	—	700,303
Putnam Income Strategies Fund (formerly Putnam Income Opportunities Fund)(a)(3)	$50,000	*	—	8,190
Putnam Variable Trust – Putnam VT High Yield Fund(a)(3)	$1,130,000	*	—	185,109
RCG Latitude Master Fund, Ltd(a)(18)	$3,000,000	1.33%	—	491,440
RCG PB LTD(a)(19)	$1,750,000	*	—	286,673
San Diego County Employees Retirement Association(11)	$2,700,000	1.20%	—	442,296
UBS Securities LLC(b)	$8,580,000	3.81%	—	1,405,520
Vicis Capital Master Fund(20)	$2,000,000	*	—	327,627
Wachovia Securities International Ltd.(a)(b)	$2,000,000	*	—	327,627
Xavex Convertible Arbitrage 5(a)(21)	$250,000	*	—	40,953
Zazove Convertible Arbitrage Fund, L.P.(11)	$6,100,000	2.71%	—	999,262
Zazove Hedged Convertible Fund, L.P.(11)	$3,600,000	1.60%	—	589,728

*	Less than 1 percent.

(a)	The selling securityholder is an affiliate of a broker-dealer.

(b)	The selling securityholder is a broker-dealer.

(1)	In each case, represents all notes held by each selling securityholder prior to the offering.

(2)	Assumes conversion of all of the holder’s notes at a conversion rate of 163.8136 shares of common stock per $1,000 principal amount notes. The conversion rate of the notes will be increased if the average of the volume-weighted average price our common stock for a 20 consecutive day period ending on, but not including, August 1, 2008 is less than the floor price. See “Description of notes—Conversion Rights—Adjustment to the conversion rate on August 1, 2008.” Common stock registered hereby of each selling securityholder represents less than 1 percent of our outstanding common stock, except where noted otherwise.

(3)	The selling securityholder is managed by an investment manager that is owned, indirectly, by Great-West Lifeco Inc., a publicly traded company.

(4)	Eric Hage, as portfolio manager of Mohican Financial Management, LLC, is the controlling person of this selling securityholder.

(5)	CBARB is an open-ended exempted mutual fund company registered as a segregated accounts company under the laws of Bermuda. Phil Dumas and Jacque Perold have sole voting and dispositive power over the registrable securities of this selling securityholder.

(6)	CNH Partners, LLC is investment advisor of the selling securityholder and has sole voting and dispositive power over the registrable securities of this selling securityholder. Investment principals for the advisor are Robert Krail, Mark Mitchell and Todd Pulvino.

(7)	Citigroup Inc. has sole voting and dispositive power over the registrable securities of this selling securityholder.

Selling securityholders

(8)	D. E. Shaw & Co. L.P., as investment advisor, has voting and investment control over any shares of common stock issuable upon conversion of the notes owned by the Selling Securityholder. Julius Gaudio, Eric Wepsic, Maximilian Stone and Anne Dinning, or their designees, exercise voting and investment control over the notes on D. E. Shaw & Co. L.P.’s behalf.

(9)	Matthew Li is the controlling person of this selling securityholder.

(10)	GLG Market Neutral Fund is a publicly owned company listed on the Irish Stock Exchange. GLG Partners LP, an English limited partnership, acts as the investment manager of the fund and has voting and dispositive power over the securities held by the fund. The general partner of GLG Partners LP is GLG Partners Limited, and English limited company. The securityholders of GLG Partners Limited are Noam Gottesman, Pierre Lagrange, Jonathan Green and Lehman Brothers (Cayman) Limited, a subsidiary of Lehman Brothers Holdings, Inc., a publicly-held entity. The managing directors of GLG Partners Limited are Noam Gottesman, Pierre Lagrange and Emmanuel Roman, and, as a result, each has voting and dispositive power over the securities held by the fund. GLG Partners LP, GLG Partners Limited, Noam Gottesman, Pierre Lagrange, and Emmanuel Roman disclaim beneficial ownership of the securities held by the Fund, except for their pecuniary interest therein.

(11)	Gene Pretti is the controlling person of this selling securityholder.

(12)	JMG Capital Partners, L.P. is a California limited partnership. Its general partner is JMG Capital Management, LLC, a Delaware limited liability company and an investment advisor that has voting and dispositive power over JMG Partners’ investments, including the Registrable Securities. The equity interests of JMG Capital Management, LLC are owned by JMG Capital Management, Inc., a California corporation, and Asset Alliance Holding Corp., a Delaware Corporation. Jonathan M. Glasser is the executive office of JMG Capital Management, Inc. and has sole investment discretion over JMG Capital Partners, L.P.’s portfolio holdings.

(13)	Sui Min Wong is the controlling person of this selling securityholder. Common stock registered hereby of this selling securityholder represents 1.07% of our outstanding common stock based on 152,989,813 shares of common stock outstanding as of September 30, 2007.

(14)	Eric Hage and Daniel Hage are the controlling persons of this selling securityholder.

(15)	During the past three years, Morgan Stanley & Co. Incorporated and/or its affiliates have performed financial advisory and investment banking services for ICG. In addition, an affiliate of Morgan Stanley & Co. Incorporated is a lender under ICG’s credit facility.

(16)	Polygon Investment Partners LLP, Polygon Investment Partners LP and Polygon Investment Partners HK Limited (the “Investment Managers”), Polygon Investments Ltd, Alexander Jackson, Reade Griffith and Paddy Dear share voting and dispositive power of the securities held by Polygon Global Opportunities Master Fund. The Investment Managers, Polygon Investments Ltd, Alexander Jackson, Reade Griffinth and Paddy Dear disclaim beneficial ownership of the securities held by Polygon Global Opportunities Master Fund.

(17)	The selling securityholder is managed by an investment manager that is owned, indirectly, by Great-West Lifeco Inc., a publicly traded company. Common stock registered hereby of this selling securityholder represents 1.60% of our outstanding common stock based on 152,989,813 shares of common stock outstanding as of September 30, 2007.

(18)	Ramius Capital Group, L.L.C. (“Ramius Capital”) is the investment advisor of RCG Latitude Master Fund, Ltd. (“Latitude”) consequently has voting control and investment discretion over securities held by Latitude. Ramius Capital disclaims beneficial ownership of the shares held by

Selling securityholders

Latitude. Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S & Co., L.L.C., the sole managing member of Ramius Capital. As a result, Messrs. Cohen, Stark, Strauss and Solomon may be considered beneficial owners of any shares deemed to be beneficially owned by Ramius Capital. Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of these shares.

The investment advisor to RCG Latitude Master Fund, Ltd. is Ramius Capital Group, L.L.C. An affiliate of Ramius Capital Group, L.L.C. is a NASD member. However, this affiliate will not sell any shares purchased in this offering by RCG Latitude Master Fund, Ltd. and will receive no compensation whatsoever in connection with sales of shares purchased in this transaction.

(19)	Ramius Capital Group, L.L.C. (“Ramius Capital”) is the investment advisor of RCG PB LTD. (“RCG PB LTD”) consequently has voting control and investment discretion over securities held by RCG PB LTD. Ramius Capital disclaims beneficial ownership of the shares held by RCG PB LTD. Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S & Co., L.L.C., the sole managing member of Ramius Capital. As a result, Messrs. Cohen, Stark, Strauss and Solomon may be considered beneficial owners of any shares deemed to be beneficially owned by Ramius Capital. Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of these shares.

The investment advisor to RCG PB LTD is Ramius Capital Group, L.L.C. An affiliate of Ramius Capital Group, L.L.C. is a NASD member. However, this affiliate will not sell any shares purchased in this offering by RCG PB LTD and will receive no compensation whatsoever in connection with sales of shares purchased in this transaction.

(20)	Vicis Capital LLC is the investment manager. Shad Stastney, John Sorr and Sky Lucas control Vicis Capital LLC equally but disclaim individual ownership of the securities.

(21)	Ramius Capital Group, L.L.C. (“Ramius Capital”) is the investment advisor of Xavex Convertible Arbitrage 5 (“Xavex”) consequently has voting control and investment discretion over securities held by Xavex. Ramius Capital disclaims beneficial ownership of the shares held by Xavex. Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S & Co., L.L.C., the sole managing member of Ramius Capital. As a result, Messrs. Cohen, Stark, Strauss and Solomon may be considered beneficial owners of any shares deemed to be beneficially owned by Ramius Capital. Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of these shares.

The investment advisor to Xavex Convertible Arbitrage 5 is Ramius Capital Group, L.L.C. An affiliate of Ramius Capital Group, L.L.C. is a NASD member. However, this affiliate will not sell any shares purchased in this offering by Xavex Convertible Arbitrage 5 and will receive no compensation whatsoever in connection with sales of shares purchased in this transaction.

Any or all of the notes or common stock listed above may be offered for sale pursuant to this prospectus by the selling securityholders from time to time. Accordingly, no estimate can be given as to the amount of notes or common stock that will be held by the selling securityholders upon consummation of any particular sale. In addition, the selling securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their notes since the date on which the information regarding their notes was provided in transactions exempt from the registration requirements of the Securities Act.

Plan of distribution

The selling securityholders, which term includes all transferees, pledgees, donees or their successors, may from time to time sell the notes and the common stock into which the notes are convertible covered by this prospectus, which we refer to in this section as the “securities,” directly to purchasers or offer the securities through underwriters, broker-dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling securityholders and/or the purchasers of securities for whom they may act as agent, which discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The securities may be sold in one or more transactions:

•	at fixed prices;

•	at prevailing market prices at the time of sale;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

These sales may be effected in transactions, which may involve crosses or block transactions, in the following manner:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter-market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

•	through the writing and exercise of options, whether these options are listed on any options exchange or otherwise.

In connection with the sale of the securities, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging positions they assume. The selling securityholders may sell the securities short and deliver securities to close out short positions, or loan or pledge the securities or broker-dealers that in turn may sell these securities. The selling securityholders may also pledge or grant security interests in some or all of their securities, and, if the selling securityholders default in the performance of their obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus.

Our common stock is listed for trading on the New York Stock Exchange under the symbol “ICO.” We do not intend to list the notes on any securities exchange. We cannot assure you as to the liquidity of any trading market for the notes that may develop.

In order to comply with the securities laws of some jurisdictions, if applicable, the holders of securities may offer and sell those securities in such jurisdictions only through registered or licensed brokers or dealers. In addition, under certain circumstances, in some jurisdictions the securities may not be offered or sold unless they have been registered or qualified for sale in the applicable jurisdiction or an exemption from registration or qualification requirements is available and is complied with.

Plan of distribution

The selling securityholders, and any underwriters, broker-dealers or agents that participate in the sale of the securities, may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any sale of the securities may be underwriting compensation under the Securities Act. The selling securityholders have acknowledged that they understand their obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M, and have agreed that they will not engage in any transaction in violation of such provisions.

If required, at the time of a particular offering of securities by a selling securityholder, a supplement to this prospectus will be circulated setting forth the name or names of any underwriters, broker-dealers or agents, any discounts, commissions or other terms constituting compensation for underwriters and any discounts, commissions or concessions allowed or reallowed or paid to agents or broker-dealers.

We entered into a registration rights agreement with the initial purchaser of the notes to register their securities under applicable federal and state securities laws under specific circumstances and at specific times. The registration rights agreement provides for cross indemnification of the selling securityholders and us and their and our respective directors, officers and controlling persons against specific liabilities in connection with the offer and sale of the securities, including liabilities under the Securities Act. In the event the selling securityholders sell their securities through any underwriter, dealer or agent, the registration rights agreement provides for indemnification by us of those underwriters, dealers or agents and their respective directors, officers and controlling persons against specified liabilities in connection with the offer and sale of those securities. Pursuant to the registration rights agreement, we will bear all fees and expenses incurred in connection with the registration of the securities, except that selling securityholders will pay all underwriting discounts and commissions and transfer taxes.

Where you can find additional information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements and other information filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. The address for the SEC’s website is http://www.sec.gov. Information contained in or accessible through our website does not constitute part of this prospectus and you should not rely on that information in deciding whether to invest in the notes, unless that information is also in or incorporated by reference in this prospectus.

Incorporation of certain documents by reference

We have “incorporated by reference” into this prospectus certain information we have filed, or will file, with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus the documents listed below, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering of the notes (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K):

•

Our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2006, as filed with the SEC on November 14, 2007 (File No. 000-32679), including certain information incorporated by reference from our Definitive Proxy Statement for our 2006 Annual Meeting of Stockholders filed with the SEC on April 17, 2007;

•

Our Quarterly Reports on Form 10-Q/A for the quarters ended March 31, 2007 and June 30, 2007 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, each as filed with the SEC on November 14, 2007;

•

Our Current Reports on Form 8-K which were filed on February 6, 2007, February 26, 2007, April 25, 2007, July 20, 2007, July 25, 2007, July 26, 2007, July 31, 2007, August 28, 2007, October 2, 2007, October 12, 2007 and November 13, 2007; and

•

The description of our common stock, which is registered under Section 12 of the Exchange Act in our registration statement on Form 8-A filed with the SEC on November 18, 2005, including any subsequently filed amendments and reports updating such description.

These documents may also be accessed on our website at http://www.intlcoal.com. Except for information specifically incorporated by reference in this prospectus, information contained in or accessible through our website is not a part of this prospectus.

You may request, and we will provide to you, a copy of these filings at no cost, by writing or telephoning us at the following address:

International Coal Group, Inc.

300 Corporate Centre Drive

Scott Depot, West Virginia 25560

(304) 760-2400

Attention: Roger L. Nicholson, General Counsel

Legal matters

The validity of the notes and the common stock issuable upon conversion of the notes offered hereby will be passed upon for us by Jones Day, New York, New York.

Experts

The combined financial statements and related financial statement schedule of Horizon NR, LLC and certain subsidiaries (“Combined Companies”) for the period January 1, 2004 to September 30, 2004 incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2006 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which report on the combined financial statements expresses an unqualified opinion on the financial statements and includes explanatory paragraphs referring to (1) allocations of certain assets and expense items applicable to Horizon and subsidiaries, (2) the bankruptcy filing of the Combined Companies and the fact the combined financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Combined Companies be unable to continue as a going concern, and (3) referring to the restatement of the financial statements; and which report on the financial statement schedule expresses an unqualified opinion on the financial statement schedule and includes an explanatory paragraph referring to the restatement of the financial statement schedule) and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements and related financial statement schedule of International Coal Group, Inc. and subsidiaries, and management’s report on the effectiveness of internal control over financial reporting, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2006 have been audited by Deloitte & Touche LLP, and independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and include an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 123(R), Shared-Based Payment, as of January 1, 2006 and the recognition and related disclosure provisions of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Benefit Plans, as of December 31, 2006, (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, (3) express an unqualified opinion on the effectiveness of internal control over financial reporting, (4) express an unqualified opinion on the financial statement schedule) and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

November 15, 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the registrant in connection with the securities being registered. All amounts are estimates except the SEC registration statement filing fee.

	Amount to Be Paid
SEC registration statement filing fee	$7,726
Printing expenses	$10,000	*
Fees of trustee, registrar and transfer agent	$10,000	*
Legal fees and expenses	$50,000	*
Accounting fees and expenses	$15,000	*
Miscellaneous	$5,000	*

Total	$97,726

*	Estimated solely for the purpose of this Item. Actual expenses may be more or less.

Item 15. Indemnification of Directors and Officers.

Delaware Corporations

Delaware General Corporation Law Indemnification Provisions applicable to International Coal Group, Inc., Anker Coal Group, Inc., Anker Energy Corporation, Anker Group, Inc., ICG, Inc., Marine Coal Sales Company, Simba Group, Inc., Upshur Property, Inc. and Vantrans, Inc.

Pursuant to Section 145(a) of the DGCL, each of International Coal Group, Inc., Anker Coal Group, Inc., Anker Energy Corporation, Anker Group, Inc., ICG, Inc., Marine Coal Sales Company, Simba Group, Inc., Upshur Property, Inc. and Vantrans, Inc. (collectively, the “Delaware Corporations”) may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of a Delaware Corporation or is or was serving at the Delaware Corporation’s request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgment fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding.

Pursuant to Section 145(b) of the DGCL, the power to indemnify also applies to actions brought by or in the right of each Delaware Corporation, but only to the extent of defense expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit. Pursuant to Section 145(b), no Delaware Corporation shall indemnify any person in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to it unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstance of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The power to indemnify under Sections 145(a) and (b) of the DGCL applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (ii) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the Delaware Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was lawful.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Charter and/or Bylaw Indemnification Provisions of International Coal Group, Inc., Anker Coal Group, Inc., Anker Energy Corporation, Anker Group, Inc., ICG, Inc., Marine Coal Sales Company, Simba Group, Inc., Upshur Property, Inc., and Vantrans, Inc.

As permitted by Section 102 of the Delaware General Corporation Law, or the DGCL, the certificates of incorporation and bylaws for each Delaware Corporation include provisions eliminating the personal liability of the Delaware Corporations’ officers and directors.

The indemnification provisions contained in each Delaware Corporation’s certificate of incorporation and/or bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of shareholders or disinterested directors or otherwise.

As permitted by Sections 102, 145 and 174 of the DGCL, International Coal Group, Inc.’s Second Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws provide for indemnification of its officers and directors and provide that:

•

No director of International Coal Group, Inc. shall be held personally liable to the company or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the company, to the fullest extent permitted under Delaware law;

•

International Coal Group, Inc. shall indemnify any person who is made a party or threatened to be made a party to any threatened, pending or completed action, by reason of the fact that he or she is or was a director or an officer of International Coal Group, Inc. or any of its subsidiaries, or is or was serving at the request of International Coal Group, Inc. as a director, officer, employee or agent of another company or of a partnership, joint venture, trust employee benefit program, or other enterprise, to the fullest extent permitted by Delaware law;

•

International Coal Group, Inc. may advance expenses incurred by a director, officer, employee or agent in connection with a legal proceeding to the fullest extent permitted by Delaware law, upon an undertaking by that person to repay promptly such amount if it is determined that the person is not entitled to indemnification;

•

International Coal Group, Inc. will maintain insurance on behalf of International Coal Group, Inc.’s directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status; and

•	International Coal Group, Inc. may indemnify and advance expenses, to the same extent as directors and officers, to any employee or agent of the company.

Anker Coal Group, Inc.

As permitted by Sections 102, 145 and 174 of the DGCL, Anker Coal Group, Inc.’s Fourth Amended and Restated Certificate of Incorporation and Bylaws provide for indemnification of its officers and directors and provide that Anker Coal Group, Inc.:

•

Shall indemnify any person who is made a party to or threatened to be made a party to any action by reason of the fact that he is or was a legal representative, is or was a director or officer of the corporation, or is or was serving as a director, officer, manager, member, employee or agent or in any other capacity at the request of the corporation, for any other corporation, company, partnership, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent permitted by Delaware law;

•	Shall indemnify any director or officer and his heirs, executors, or estate to the fullest extent permitted by Delaware law;

•	May advance expenses incurred by a director, officer, or other person entitled to indemnification in connection with a legal proceeding to the fullest extent permitted by Delaware law;

•

Shall indemnify any person who was or is a party or is threatened to be made a party to any action by or in the right of the corporation by reason of the fact that he or she is or was a director officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of, or participant in another corporation partnership, joint venture, trust or other enterprise, except if that person is liable for negligence or misconduct in the performance of his or her duty to the corporation or if the Delaware Court of Chancery determines that the person is entitled to indemnity; and

•

Will maintain insurance on behalf of Anker Coal Group, Inc.’s directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

Anker Energy Corporation and Marine Coal Sales Company

As permitted by Sections 102, 145 and 174 of the DGCL, each of Anker Energy Corporation’s Certificate of Incorporation and By-laws and Marine Coal Sales Company’s Certificate of Incorporation and First Amended and Restated By-laws provide for indemnification of their respective officers and directors. Anker Energy Corporation and Marine Coal Sales Company’s respective certificates of incorporation and/or by-laws state that each shall indemnify any person (and his heirs, distributees, next of kin, successors, appointees, executors, administrators, legal representatives and assigns) who is made a party to or threatened to be made a party to any action, including an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, domestic or foreign, to the fullest extent permitted by Delaware law.

Anker Group, Inc. and Simba Group, Inc.

As permitted by Sections 102, 145 and 174 of the DGCL, each of Anker Group, Inc.’s Restated Certificate of Incorporation and Third Amended By-laws and Simba Group, Inc.’s Certificate of Incorporation and By-laws provide for indemnification of their respective officers and directors and state that each:

•

Shall indemnify any person (and his heirs, distributees, next of kin, successors, appointees, executors, administrators, legal representatives and assigns) who is made a party to or threatened to be made a party to any action, including an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, domestic or foreign, to the fullest extent permitted by Delaware law; and

•

May advance expenses incurred by a director or officer in connection with a legal proceeding to the fullest extent permitted by Delaware law, upon an undertaking by that person to pay the expenses back if it is ultimately determined that he was not entitled to indemnification.

ICG, Inc.

As permitted by Sections 102, 145 and 174 of the DGCL, ICG, Inc.’s Second Amended and Restated Certificate of Incorporation and Bylaws provide for indemnification of its officers and directors and state that ICG, Inc.:

•

Shall indemnify any person who is made a party to or threatened to be made a party to any action by reason of the fact that he is or was a legal representative, is or was a director or officer of the corporation, or is or was serving as a director, officer, manager, member, employee or agent or in any other capacity at the request of the corporation, for any other corporation, company, partnership, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent permitted by Delaware law;

•	Shall indemnify any director or officer and his heirs, executors, or estate to the fullest extent permitted by Delaware law;

•	May advance expenses incurred by a director, officer, or other person entitled to indemnification in connection with a legal proceeding to the fullest extent permitted by Delaware Law;

•

Shall indemnify any person who was or is a party or is threatened to be made a party to any action by or in the right of the corporation by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of, or participant in another corporation partnership, joint venture, trust or other enterprise, except if that person is liable for negligence or misconduct in the performance of his or her duty to the corporation or if the Delaware Court of Chancery determines that the person is entitled to indemnity; and

•

May maintain insurance on behalf of its directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

Upshur Property, Inc.

As permitted by Sections 102, 145 and 174 of the DGCL, Upshur Property, Inc.’s Certificate of Incorporation provides for indemnification of its directors. Upshur Property, Inc.’s Certificate of Incorporation states that a director of Upshur Property, Inc. shall not be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or for liability imposed under Section 174 of the DGCL, or for any transaction from which such director derived an improper personal benefit. Upshur Property, Inc.’s by-laws do not contain any indemnification provisions.

Vantrans, Inc.

As permitted by Sections 102, 145 and 174 of the DGCL, Vantrans, Inc.’s Certificate of Incorporation and By-laws provide for indemnification of its officers and directors. Vantrans Inc.’s Certificate of Incorporation and/or By-laws state that Vantrans, Inc. shall indemnify any person (and his heirs, distributees, next of kin, successors, appointees, executors, administrators, legal representatives and assigns) who is made a party to or threatened to be made a party to any action (including an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation as director, officer, employer or agent of another corporation, partnership, joint venture, trust or other enterprise, domestic or foreign, to the fullest extent permitted by Delaware law.

Delaware Limited Liability Companies

Delaware Limited Liability Company Act Indemnification Provisions for CoalQuest Development LLC, ICG, LLC, ICG ADDCAR Systems, LLC, ICG Beckley, LLC, ICG Eastern, LLC, ICG Eastern Land, LLC, ICG East Kentucky, LLC, ICG Hazard, LLC, ICG Hazard Land, LLC, ICG Illinois, LLC, ICG Knott County, LLC, ICG Natural Resources, LLC and ICG Tygart Valley, LLC

As permitted by the Delaware Limited Liability Company Act, or the DLLCA, the limited liability company agreement of each of CoalQuest Development LLC, ICG, LLC, ICG ADDCAR Systems, LLC, ICG Beckley, LLC, ICG Eastern, LLC, ICG Eastern Land, LLC, ICG East Kentucky, LLC, ICG Hazard, LLC, ICG Hazard Land, LLC, ICG Illinois, LLC, ICG Knott County, LLC, ICG Natural Resources, LLC and ICG Tygart Valley, LLC (collectively the “Delaware LLCs”) include provisions eliminating the personal liability of the Delaware LLC’s directors if it is determined that the director did not act in bad faith, did not involve intentional misconduct, did not knowingly violate the law, and did not knowingly receive a personal financial profit or other advantage to which he or she was not entitled.

The DLLCA also provides that a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands brought against that person, subject only to the provisions included in the company’s limited liability company agreement.

Limited Liability Company Agreement Provisions for CoalQuest Development LLC, ICG, LLC, ICG ADDCAR Systems, LLC, ICG Beckley, LLC, ICG Eastern, LLC, ICG Eastern Land, LLC, ICG East Kentucky, LLC, ICG Hazard, LLC, ICG Hazard Land, LLC, ICG Illinois, LLC, ICG Knott County, LLC, ICG Natural Resources, LLC and ICG Tygart Valley, LLC

As permitted by Section 18-808 of the DLLCA the Limited Liability Company Agreements of each of ICG, LLC, ICG ADDCAR Systems, LLC, ICG Beckley, LLC, ICG Eastern, LLC, ICG Eastern Land, LLC, ICG East Kentucky, LLC, ICG Hazard, LLC, ICG Hazard Land, LLC, ICG Illinois, LLC, ICG Knott County, LLC, ICG Natural Resources, LLC and ICG Tygart Valley, LLC (the “ICG Delaware LLCs”) and CoalQuest Development LLC’s Second Amended and Restated Limited Liability Company Agreement provide for indemnification of the respective officers and directors of each of the ICG Delaware LLCs and CoalQuest Development LLC. Each Limited Liability Company Agreement of each of the ICG Delaware LLCs and CoalQuest Development LLC’s Second Amended and Restated Limited Liability Company Agreement states that:

•

No director, member, officer, employee or agent of each ICG Delaware LLC will be liable for damages for any act performed by them or failure to act, unless it is determined that such person acted in bad faith, involved intentional misconduct, knowingly violated the law, or knowingly gained a personal financial profit or other advantage that such person knew he was not entitled to;

•	Each ICG Delaware LLC and CoalQuest Development LLC shall indemnify its members, directors, officers, employees and agents to the fullest extent permitted under the DLLCA; and

•

Each ICG Delaware LLC and CoalQuest Development LLC shall advance expenses incurred by any member, director, officer, employee or agent upon an undertaking by that person to repay promptly such amount if it is determined that the person is not entitled to indemnification.

Virginia Corporations

Virginia Stock Corporation Act Indemnification Provisions Applicable to White Wolf Energy, Inc.

Articles 697 and 702 of The Virginia Stock Corporation Act, or the VSCA, permit a corporation to indemnify a current or former director or officer against liability incurred as a party to a proceeding arising from his role as an officer or director of the company if the director or officer conducted himself in good faith and believed that his conduct was in the best interests, or not opposed to the best interests, of the corporation, and, in the case of criminal proceedings, if he had no reasonable cause to believe his conduct was unlawful. Absent a court order, a corporation may not indemnify a director or officer in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if the director or officer has met the aforementioned standards of conduct. A corporation also may not indemnify any director or officer found liable for receiving an improper personal benefit.

Pursuant to Articles 698 and 702 of the VSCA, a corporation must indemnify against reasonable expenses any current or former director or officer who entirely prevails in the defense of any proceeding arising from his role as an officer or director of the company to which he was a party. Article 700.1 of the VSCA permits a director or officer to apply for a court order directing the corporation to make advances or reimbursement for expenses or to provide indemnification.

Article 703 of the VSCA permits a corporation to purchase and maintain insurance against liability on behalf of a current or former officer or director or a person who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, or other entity.

Articles 698 and 702 of the VSCA require White Wolf Energy, Inc. to indemnify any director or officer who entirely prevails in the defense of any proceeding arising from his role as an officer or director of the company against reasonable expenses incurred by him in connection with the proceeding.

There are no indemnification provisions found in White Wolf Energy, Inc.’s Articles of Incorporation or Bylaws.

West Virginia Corporations

West Virginia Business Corporation Act Indemnification Provisions applicable to Anker Power Services, Inc., Bronco Mining Company, Inc., Hawthorne Coal Company, Inc., Heather Glen Resources, Inc., Juliana Mining Company, Inc., King Knob Coal Company, Inc., Melrose Coal Company, Inc., New Allegheny Land Holding Company, Inc., Patriot Mining Company, Inc., Vindex Energy Corporation and Wolf Run Mining Company, Inc.

Section 31D-8-851 and 31D-8-856 of the WVBCA provides in part that each West Virginia corporation may indemnify any director or officer against liability in an action arising from his role as a director or officer of the company (other than in an action by or in the right of the corporation) if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, or, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director or officer in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if the director or officer has met the aforementioned standards of conduct. Absent a court order, a director or officer may not be indemnified if he is found to have received a financial benefit to which he was not entitled. A West Virginia corporation may provide for additional indemnification in the corporation’s articles of incorporation.

Under Sections 31D-8-852 and 31D-8-856 of the WVBCA, a corporation must indemnify against reasonable expenses a director or officer who was wholly successful on the merits in an action arising from his role as an officer or director of the company. Section 31D-8-853 permits the West Virginia Corporations to advance expenses incurred by a director in such a proceeding if he affirms he has met the standard of conduct and agrees to return the advanced expenses if it is determined he has not met this standard. Under Section 31D-8-856(c), an officer may apply to a circuit court pursuant to Section 31D-8-854 for advancement of expenses to the same extent to which a director may be entitled to advancement of expenses.

Section 31D-8-857 permits the West Virginia Corporations to purchase and maintain insurance against liability on behalf of a current officer or director, whether or not the corporation would have power to indemnify or advance expenses against him.

Charter and Bylaw Provisions for Anker Power Services, Inc., Bronco Mining Company, Inc., Hawthorne Coal Company, Inc., Heather Glen Resources, Inc., Juliana Mining Company, Inc., Melrose Coal Company, Inc., New Allegheny Land Holding Company, Inc., Patriot Mining Company, Inc., Vindex Energy Corporation and Wolf Run Mining Company, Inc.

As permitted by Section 31D-8-851 of the West Virginia Business Corporation Act, or the WVBCA, the certificates of incorporation and bylaws for each of Anker Power Services, Inc., Bronco Mining Company, Inc., Hawthorne Coal Company, Inc., Heather Glen Resources, Inc., Juliana Mining Company, Inc., King Knob Coal Company, Inc., Melrose Coal Company, Inc., New Allegheny Land Holding Company, Inc., Patriot Mining Company, Inc., Vindex Energy Corporation and Wolf Run Mining Company, Inc. include provisions eliminating the personal liability of each West Virginia Corporation’s officers and directors.

Anker Power Services, Inc.

As permitted by Article 8, Part 5 of Chapter 31D of the WVBCA, Anker Power Services, Inc.’s By-laws provide for indemnification of its officers and directors and state that Anker Power Services, Inc.:

•

Shall indemnify any person who serves, or has served, as a director, officer, employee or agent or who serves or has served as a director, officer, partner, employee or agent of any other corporation, partnership, joint venture, trust, or enterprise at the request of Anker Power Services, Inc. in connection with any threatened, pending or completed action, to the fullest extent permitted by West Virginia law;

•	May advance expenses incurred by any person entitled to indemnification in connection with a legal proceeding, to the fullest extent permitted by West Virginia law; and

•

May maintain insurance on behalf of any director, officer, partner, employee or agent, insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

Anker Power Services, Inc.’s certificate of incorporation does not contain any indemnification provisions.

Bronco Mining Company, Inc., Juliana Mining Company, Inc., Patriot Mining Company, Inc., Wolf Run Mining Company, Inc. and King Knob Coal Company, Inc.

As permitted by Article 8, Part 5 of Chapter 31D of the WVBCA, Bronco Mining Company, Inc., Juliana Mining Company, Inc., Patriot Mining Company, Inc., Wolf Run Mining Company, Inc. and King Knob Coal Company, Inc.’s by-laws provide for indemnification of their respective officers and directors. Bronco Mining Company, Inc., Juliana Mining Company, Inc., Patriot Mining Company, Inc., Wolf Run Mining Company, Inc. and King Knob Coal Company, Inc.’s by-laws state that each shall indemnify any person (and his heirs, distributees, next of kin, successors, appointees, executors, administrators, legal representatives and assigns) who is made a party to or threatened to be made a party to any action, including an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation as director, officer, employer or agent of another corporation, partnership, joint venture, trust or other enterprise, domestic or foreign, to the fullest extent permitted by West Virginia law.

None of Bronco Mining Company, Inc., Juliana Mining Company, Inc., Patriot Mining Company, Inc., Wolf Run Mining Company, Inc. or King Knob Coal Company, Inc.’s certificates of incorporation contain any indemnification provisions.

Hawthorne Coal Company, Inc., Heather Glen Resources, Inc., and Melrose Coal Company, Inc.

As permitted by Article 8, Part 5 of Chapter 31D of the WVBCA, each of Hawthorne Coal Company, Inc., Heather Glen Resources, Inc. and Melrose Coal Company, Inc.’s bylaws contain provisions that provide for indemnification of their respective officers and directors and state that each:

•

Shall indemnify any person who serves, or has served, as a director, officer, employee or agent or who serves or has served as a director, officer, partner, employee or agent of any other corporation, partnership, joint venture, trust, or enterprise at the request of Hawthorne Coal Company, Inc. in connection with any threatened, pending or completed action, to the fullest extent permitted by West Virginia law;

•	May advance expenses incurred by any person entitled to indemnification in connection with a legal proceeding, to the fullest extent permitted by West Virginia law; and

•

May maintain insurance on behalf of any such director, officer, employee or agent against liability asserted against him or her in his or her capacity as such, whether or not the corporation would have the power to indemnify him or her.

None of Hawthorne Coal Company, Inc., Heather Glen Resources, Inc. or Melrose Coal Company, Inc.’s certificates of incorporation contain any indemnification provisions.

New Allegheny Land Holding Company, Inc.

As permitted by Article 8, Part 5 of Chapter 31D of the WVBCA, New Allegheny Land Holding Company, Inc.’s By-laws provide for indemnification of its officers and directors and state that:

•

New Allegheny Land Holding Company, Inc. shall indemnify any person who is made a party to or threatened to be made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation as director, officer, employer or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by West Virginia law;

•	New Allegheny Land Holding Company, Inc. shall only grant indemnification to a person if a majority of the Board of Directors votes to indemnify or a court orders indemnification;

•

New Allegheny Land Holding Company, Inc. may advance expenses incurred by any director, officer employee or agent upon an undertaking by that person to repay such amount if it is ultimately determined that he is not entitled to indemnification; and

•	The right of indemnification provided by the bylaws are in addition to any rights to which a director, officer, employee or agent is otherwise entitled to under contract or vote of shareholder.

New Allegheny Land Holding Company, Inc.’s certificate of incorporation does not contain any indemnification provisions.

Vindex Energy Corporation

There are no additional indemnification provisions found in Vindex Energy Corporation’s Articles of Incorporation or the Bylaws.

Item 16. Exhibits.

Exhibit No.	Description of Exhibit
1.1	Purchase Agreement, dated July 25, 2007, by and among ICG, the guarantors party thereto and UBS Securities LLC	(K)

2.1

Business Combination Agreement among International Coal Group, Inc. (n/k/a ICG, Inc.), ICG Holdco, Inc. (n/k/a International Coal Group, Inc.), ICG Merger Sub, Inc., Anker Merger Sub, Inc. and Anker Coal Group, Inc., dated as of March 31, 2005

(B)

2.2

First Amendment to the Business Combination Agreement among International Coal Group, Inc. (f/k/a ICG Holdco, Inc.), ICG, Inc. (f/k/a International Coal Group, Inc.), ICG Merger Sub, Inc., Anker Merger Sub, Inc. and Anker Coal Group, Inc., dated as of May 10, 2005

(B)

2.3

Second Amendment to the Business Combination Agreement among International Coal Group, Inc. (f/k/a ICG Holdco, Inc.), ICG, Inc. (f/k/a International Coal Group, Inc.), ICG Merger Sub, Inc., Anker Merger Sub, Inc. and Anker Coal Group, Inc., effective as of June 29, 2005

(C)
2.4

Business Combination Agreement among International Coal Group, Inc. (n/k/a ICG, Inc.), ICG Holdco, Inc. (n/k/a International Coal Group, Inc.), CoalQuest Merger Sub LLC, CoalQuest Development LLC and the members of CoalQuest Development LLC, dated as of March 31, 2005

(B)

2.5

First Amendment to the Business Combination Agreement among International Coal Group, Inc. (f/k/a ICG Holdco, Inc.), ICG, Inc. (f/k/a International Coal Group, Inc.), CoalQuest Merger Sub LLC, CoalQuest Development LLC and the members of CoalQuest Development LLC, dated as of May 10, 2005

(B)

Exhibit No.	Description of Exhibit
2.6

Second Amendment to the Business Combination Agreement among International Coal Group, Inc. (f/k/a ICG Holdco, Inc.), ICG, Inc. (f/k/a International Coal Group, Inc.), CoalQuest Merger Sub LLC, CoalQuest Development LLC and the members of CoalQuest Development LLC, effective as of June 29, 2005

(C)

3.1	Form of Second Amended and Restated Certificate of Incorporation of International Coal Group, Inc.	(E)

3.2	Form of Second Amended and Restated By-laws of International Coal Group, Inc.	(F)

4.1	Form of certificate of International Coal Group, Inc. common stock	(D)

4.2

Registration Rights Agreement by and between International Coal Group, Inc., WLR Recovery Fund II, L.P., Contrarian Capital Management LLC, Värde Partners, Inc., Greenlight Capital, Inc., and Stark Trading, Shepherd International Coal Holdings Inc.

(B)

4.3	Form of Registration Rights Agreement between International Coal Group, Inc. and certain former Anker Stockholders and CoalQuest members	(C)

4.4	Indenture, dated June 23, 2006, by and among International Coal Group, Inc., the guarantors party thereto and The Bank of New York Trust Company, N.A., as trustee	(H)

4.5	Form of 10.25% Note	(H)

4.6

Indenture, dated June 23, 2006, by and among International Coal Group, Inc., the guarantors party thereto and The Bank of New York Trust Company, N.A., as trustee New York Trust Company, N.A., as trustee

(H)

4.7	Form of Senior Convertible 9.00% Note	(K)

4.8	Registration Rights Agreement, dated July 31, 2007, by and among ICG, the guarantors party thereto and UBS Securities LLC	(K)

5.1	Opinion of Jones Day	(L)

5.2	Opinion of Jackson Kelly PLLC	(L)

5.3	Opinion of Penn, Stuart & Eskridge, P.C.	(L)

10.1

Second Amended and Restated Credit Agreement, dated June 23, 2006, by and among ICG, LLC, as borrower, the guarantors party thereto, the lenders party thereto, J.P. Morgan Securities Inc. and UBS Securities LLC, as joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, N.A. and CIT Capital Securities LLC, as co-syndication agents, Bank of America, N.A. and Wachovia Bank, N.A. as codocumentation agents, JPMorgan Chase Bank, N.A. as an issuing bank, UBS Loan Finance LLC, as swingline lender, and UBS AG, Stamford Branch, as an issuing bank, administrative agent and collateral agent

(H)

10.2	Security Agreement dated as of September 30, 2004 among ICG, LLC and the guarantors party thereto and UBS AG, Stamford Branch, as Collateral Agent	(A)

10.3	Advisory Services Agreement effective as of October 1, 2004 between International Coal Group, LLC and W.L. Ross & Co. LLC	(A)

10.4	Employment Agreement dated March 14, 2005 by and between Bennett K. Hatfield and International Coal Group, Inc.	(A)

10.5	Employment Agreement dated April 25, 2005 by and between Roger L. Nicholson and International Coal Group, Inc.	(B)

10.6	International Coal Group, Inc. 2005 Equity and Performance Incentive Plan	(D)

10.7	International Coal Group, Inc. 2005 Equity and Performance Incentive Plan: Incentive Stock Option Agreement	(D)

10.8	International Coal Group, Inc. 2005 Equity and Performance Incentive Plan: Non-Qualified Stock Option Agreement	(D)

Exhibit No.	Description of Exhibit
10.9	International Coal Group, Inc. 2005 Equity and Performance Incentive Plan: Restricted Share Agreement	(D)

10.10	Form of Indemnification Agreement	(D)

10.11	Fee Lease between Kentucky Union Company, lessor, and ICG Hazard, LLC (assigned from Leslie Resources, Inc.), lessee, of Flint Ridge Surface Mine, amended by:	(C)

(a) Assignment of Real Property Agreements, dated September 30, 2004, assigning to ICG Hazard, LLC

10.12	Fee Lease between Pocahontas Development Corp., lessor, and ICG East Kentucky, LLC (assigned from Sunny Ridge Enterprises, Inc.), lessee, of Blackberry Creek Surface Mine, amended by:	(C)

(a) Supplemental Lease and Agreement, dated May 26, 1998

(b) Supplemental Lease and Agreement, dated October 27, 1998

(c) Supplemental Lease and Agreement, dated November 22, 1999

(d) Supplemental Lease and Agreement, dated May 30, 2001

(e) Partial Lease and Amendment of Lease, dated August 21, 2003

(f) Assignment of Real Property Agreements, dated September 30, 2004, assigning to ICG East Kentucky, LLC

10.13	Coal Lease between N&G Holdings Company, lessor, and ICG Hazard, LLC (assigned from Leslie Resources, Inc.), lessee, of Vicco Surface Mine, amended by:	(C)

(a) Assignment of Real Property Agreements, dated September 30, 2004, assigning to ICG Hazard, LLC

10.14	Coal Lease between Knight-Ink Heirs, lessor, and ICG Eastern, LLC (assigned from Cherry River Coal and Coke Company), lessee, of Birch River Mine, amended by:	(C)

(a) Partial Assignment of Lease, dated September 20, 1984, assigning to Twin River Coal Co.

(b) General Conveyance, Assignment and Transfer, dated December 8, 1988, assigning to Island Creek Coal Co.

(c) Assignment, dated December 12, 1990, assigning to Laurel Run Mining Co.

(d) Consent Letter, dated as of October 25, 1995

(e) Partial Assignment, dated October 30, 1995, assigning to East Kentucky Energy Corp.

10.15	Surface Lease between NGHD Lands, et al., lessor, and ICG Eastern, LLC (assigned from Coastal Coal-West Virginia, LLC), lessee, of Birch River Mine, amended by:	(C)

(a) Lease and Sublease Agreement, dated March 14, 2001

(b) Memorandum of Lease and Sublease Agreement, dated June 1, 2001

(c) Assignment of Real Property Agreements, dated September 30, 2004, assigning to ICG Eastern, LLC

10.16	Coal Lease between NGHD Lands, et al., lessor, and ICG Eastern, LLC (assigned from Coastal Coal-West Virginia, LLC), lessee, of Birch River Mine, amended by:	(C)

(a) Lease and Sublease Agreement, dated March 14, 2001

Exhibit No.	Description of Exhibit
(b) Memorandum of Lease and Sublease Agreement, dated June 1, 2001

(c) Assignment of Real Property Agreements, dated September 30, 2004, assigning to ICG Eastern, LLC

10.17	Fee Lease between M-B, LLC, lessor, and ICG Eastern, LLC (assigned from ANR Coal Development Company), lessee, of Birch River Mine, amended by:	(C)

(a) Lease and Sublease Agreement, dated March 14, 2001

(b) Memorandum of Lease and Sublease Agreement, dated June 1, 2001

(c) Assignment of Real Property Agreements, dated September 30, 2004, assigning to ICG Eastern, LLC

10.18	Fee Lease between ACIN (successor-in-interest to CSTL, LLC), lessor, and ICG Hazard, LLC (assigned from Leslie Resources, Inc.), lessee, of County Line and Rowdy Gap Mines, amended by:	(C)

(a) Assignment of Real Property Agreements, dated September 30, 2004, assigning to ICG Hazard, LLC

10.19	Fee Lease between Kentucky River Properties, LLC, lessor, and ICG Hazard, LLC (assigned from Shamrock Coal Company), lessee, of Rowdy Gap and Thunder Ridge Mines, amended by:	(C)

(a) Agreement of Assignment, dated July 8, 1992, assigning to Ray Coal Company, Inc.

(b) Assignment and Assumption Agreement, dated June 30, 1994, assigning to Iker-Bandy, Co.

(c) Assignment of Real Property Agreements, dated September 30, 2004, assigning to ICG Hazard, LLC

10.20	Leasebetween Allegany Coal and Land Company, lessor, and Patriot Mining Company, Inc., lessee, of Allegany County, Maryland Mine, including:	(C)

(a) Amendment 1, dated and effective June 7, 1999

(b) Amendment 2, dated and effective August 31, 1999

(c) Amendment 3, dated and effective June 1, 2000

(d) Amendment 4, dated and effective June 1, 2001

(e) Default Letter, dated and effective May 6, 2002

(f) Letter Agreement, dated and effective May 8, 2002

10.21

Leasebetween The Crab Orchard Coal and Land Company, lessor, and Wolf Run Mining Company (f/k/a Anker West Virginia Mining Company), ICG Beckley LLC (successor-in-interest to Winding Gulf Coals, Inc.), lessee, of Beckley Mine, including:

(C)

(a) Modification and Amendment, dated and effective December 28, 1970

(b) Second Modification and Amendment, dated and effective August 22, 1974

(c) Agreement and Partial Surrender and Release, dated and effective October 13, 1980

(d) Amendment, dated and effective January 1, 1983

(e) Amendment, dated and effective January 1, 1986

Exhibit No.		Description of Exhibit
(f) Amendment, dated and effective January 1, 1991

(g) Agreement of Consent, dated and effective October 27, 1994

(h) Acceptance by Pine Valley Coal Company, Inc., dated and effective October 31, 1994

(i) Instrument of Assignment, dated October 28, 1994, effective October 31, 1994

(j) Amendment, dated and effective October 31, 1994

10.22

Lease between Beaver Coal Corporation, lessor, and Wolf Run Mining Company

(f/k/a Anker West Virginia Mining Company), ICG Beckley, LLC (successor-in-interest to New River Company), lessee, of Beckley Mine, including:

(C)

(a) Amendment, dated and effective August 1, 1975

(b) Amendment, dated and effective August 1, 1986

(c) Amendment, dated and effective August 1, 1991

(d) Acceptance by Pine Valley Coal Company, Inc., dated and effective October 31, 1994

(e) Agreement of Consent, dated and effective October 28, 1994

(f) Instrument of Assignment, dated October 28, 1994 and effective October 31, 1994

(g) Option to Lease, dated April 1, 1995

10.23		Lease between Douglas Coal Company, lessor, and Vindex Energy Corp. (assigned from Patriot Mining Company, Inc.), lessee, of Island and Douglas Mine, including:	(C)

(a) Option to Lease, dated May 27, 1994

(b) Guarantee, dated and effective May 1994

(c) Memorandum of Lease, dated and effective September 21, 1995

(d) Assignment, dated June 17, 2005

10.24

Lease between Southern Region Industrial Realty, Inc., lessor, and White Wolf Energy, Inc. (f/k/a Anker Virginia Mining Company, Inc). (successor-in-interest to Advantage Energy Corp.), lessee, of War Creek Mine, including:

(C)

(a) Letter Agreement, dated and effective September 9, 1997

(b) Amendment, dated and effective August 1, 2002
10.25		Sublease between Reserve Coal Properties, sublessors, and Patriot Mining Company, sublessee, of Sycamore No. 2 Mine	(C)

10.26	‡	Agreement for Purchase and Sales of Coal dated April 10, 2003 and effective January 1, 2004, between Georgia Power Company and ICG, LLC (assigned from Horizon Natural Resources Company)	(G)

10.27		Contract for Sale and Purchase of Coal dated July 1, 1980, between City of Springfield, Illinois and ICG, Illinois, LLC (assigned from Turis Coal Company), amended by:	(B)

(a) Amendment dated March 4, 1986, effective January 1, 1986

(b) Second Amendment dated April 22, 1986, effective January 1, 1986

Exhibit No.		Description of Exhibit
(c) Modification dated and effective June 8, 1987

(d) Modification dated and effective November 4, 1988

(e) Amendment dated and effective January 1, 1989

(f) Amendment dated March 20, 1992, effective January 1, 1992

(g) Amendment dated March 21, 1995, effective January 1, 1995

(h) Amendment dated May 10, 1996, effective May 1, 1996

(i) Amendment dated August 20, 1998, effective January 1, 1998

(j) Amendment dated May 30, 2001, effective January 1, 2001

(k) Letter dated October 8, 2004 assigning to ICG Illinois, LLC

10.28	‡

Coal Supply Agreement, dated as of April 1, 1992, between Hunter Ridge Coal Company (f/k/a Anker Energy Corporation) and Logan Generating Company (formerly Keystone Energy Service Company, L.P.), amended by:

(G)

(a) First Amendment, effective as of September 1, 1995

(b) Second Amendment, effective as of March 15, 2002

(c) Third Amendment, effective as of October 31, 2004

(d) Coal Price Adjustment Agreement, effective as of October 31, 2004

10.29	‡

Coal Sales Agreement, dated as of February 17, 2005, between Wolf Run Mining Company (f/k/a Anker West Virginia Mining Company, Inc.) and Allegheny Energy Supply Company, LLC and Monongahela Power Company

(G)

10.30

Amendment No. 1 to the Second Amended and Restated Credit Agreement, dated as of January 31, 2007, among ICG, LLC, as borrower, International Coal Group, Inc. and certain of its subsidiaries as guarantors, the lenders party thereto, J.P. Morgan Chase Securities Inc. and UBS Securities LLC, as joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, N.A. and CIT Capital USA Inc., as co-syndication agents, Bank of America, N.A. and Wachovia Bank, N.A., as co-documentation agents, JPMorgan Chase Bank and Bank of America, N.A., as issuing banks, UBS Loan Finance LLC, as swingline lender, and UBS AG, Stamford Branch, as issuing bank, as administrative agent and as collateral agent for the lenders

(I)

10.31		International Coal Group, Inc. Executive Severance Plan	(H)

10.32		International Coal Group Inc. Director Compensation Plan	(J)
10.33	‡	Coal Lease Agreement Between Tygart Resources, Inc. and Pittsburgh Ligionier, Inc., Lessors and Rocking Chair Energy Company, LLC, Lessees, including	(I)

(a) Assignment and Consent Agreement dated March 28, 2006 by and between Tygart Resources, Inc. and Pittsburgh Ligionier, Inc, Rocking Chair Energy Company, LLC, and Wolf Run Mining Company

(b)    Amendment No. 1 to Lease Agreement made effective as of April 1, 2006 by and between Tygart Resources, Inc. and Pittsburgh Ligionier, Inc., Lessors and Rocking Chair Energy Company, LLC and Wolf Run Mining Company

(c) Corporate Guaranty of International Coal Group, Inc. dated as of April 1, 2006

Exhibit No.	Description of Exhibit
10.34

SecondAmendment and Limited Waiver to Second Amended and Restated Credit Agreement, effective as of July 31, 2007, by and among ICG, LLC, as borrower, the guarantors party thereto, the lenders party thereto, J.P. Morgan Securities Inc. and UBS Securities LLC, as joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, N.A. and CIT Capital Securities LLC, as co-syndication agents, Bank of America, N.A. and Wachovia Bank, N.A. as co-documentation agents, JPMorgan Chase Bank, N.A. as an issuing bank, UBS Loan Finance LLC, as swingline lender, and UBS AG, Stamford Branch, as an issuing bank, administrative agent and collateral agent

(K)

11.1	Statementregarding Computation of Earnings Per Share	(I)

12.1	Comparisonof Ratio of Earnings to Fixed Charges	(L)

21.1	List of Subsidiaries	(I)

23.1	Consentof Jones Day (included as part of its opinion filed as Exhibit 5.1 hereto)	(L)

23.2	Consentof Jackson Kelley PLLC (included as part of its opinion filed as Exhibit 5.2 hereto)	(L)

23.3	Consentof Penn, Stuart & Eskridge, P.C. (included as part of its opinion filed as Exhibit 5.3 hereto)	(L)

23.4	Consentof Deloitte & Touche, LLP as to International Coal Group, Inc.	(L)

23.5	Consentof Deloitte & Touche, LLP as to Horizon, NR LLC	(L)

24.1	Powerof Attorney	(L)

25.1	Statementon Form T-1 as to the eligibility of the Trustee	(L)

(A)	Previously filed as an exhibit to International Coal Group, Inc.’s Registration Statement on Form S-1 (Reg. No. 333-124393), filed on April 28, 2005 and incorporated herein by reference.
(B)	Previously filed as an exhibit to Amendment No. 1 to International Coal Group, Inc.’s Registration Statement on Form S-1 (Reg. No. 333-124393), filed on June 15, 2005 and incorporated herein by reference.
(C)	Previously filed as an exhibit to Amendment No. 2 to International Coal Group, Inc.’s Registration Statement on Form S-1 (Reg. No. 333-124393), filed on June 30, 2005 and incorporated herein by reference.
(D)	Previously filed as an exhibit to Amendment No. 3 to International Coal Group, Inc.’s Registration Statement on Form S-1 (Reg. No. 333-124393), filed on September 28, 2005 and incorporated herein by reference.
(E)	Previously filed as an exhibit to Amendment No. 4 to International Coal Group, Inc.’s Registration Statement on Form S-1 (Reg. No. 333-124393), filed on October 24, 2005 and incorporated herein by reference.
(F)	Previously filed as an exhibit to Amendment No. 5 to International Coal Group, Inc.’s Registration Statement on Form S-1 (Reg. No. 333-124393), filed on November 9, 2005 and incorporated herein by reference.
(G)	Previously filed as an exhibit to Amendment No. 6 to International Coal Group, Inc.’s Registration Statement on Form S-1 (Reg. No. 333-124393), filed on November 14, 2005 and incorporated herein by reference.
(H)	Previously filed as an exhibit to International Coal Group, Inc.’s Current Report on Form 8-K filed on June 26, 2006 and incorporated herein by reference.

(I)	Previously filed as an exhibit to International Coal Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006 filed on March 1, 2007 and incorporated herein by reference.
(J)	Previously filed as an exhibit to International Coal Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 filed on May 8, 2007 and incorporated herein by reference.
(K)	Previously filed as an exhibit to International Coal Group, Inc.’s Current Report on Form 8-K filed July 31, 2007 and incorporated herein by reference.
(L)	Filed herewith.
‡	Confidential treatment requested as to certain portions that have been omitted and filed separately with the Securities and Exchange Commission.

Item 17. Undertakings.

(a)	The undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Securities Exchange Commission (“Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and;

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes, that, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scott Depot, State of West Virginia, on this 15th day of November 2007.

INTERNATIONAL COAL GROUP, INC.

By:	/S/ BENNETT K. HATFIELD
Bennett K. Hatfield President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ BENNETT K. HATFIELD Bennett K. Hatfield	President, Chief Executive Officer and Director (Principal Executive Officer)	November 15, 2007

* Bradley W. Harris	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	November 15, 2007

* Wilbur L. Ross, Jr.	Non-Executive Chairman and Director	November 15, 2007

* Cynthia B. Bezik	Director	November 15, 2007

* William J. Catacosinos	Director	November 15, 2007

* Wendy L. Teramoto	Director	November 15, 2007

* Stanley N. Gaines	Director	November 15, 2007

* Maurice E. Carino, Jr.	Director	November 15, 2007

*	The undersigned, pursuant to a power of attorney, executed by each of the officers and directors above and filed with the SEC herewith, by signing his name hereto, does hereby sign and deliver this Registration Statement on behalf of the persons noted above in the capacities indicated.

By:	/S/ ROGER L. NICHOLSON
Name: Roger L. Nicholson
Title: Senior Vice President, General Counsel and Secretary

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on November 15, 2007.

ICG, LLC

By:	/S/ BENNETT K. HATFIELD
Name:	Bennett K. Hatfield
Title:	President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger L. Nicholson and Bennett K. Hatfield, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ BENNETT K. HATFIELD Bennett K. Hatfield	President, Chief Executive Officer and Director (Principal Executive Officer)	November 15, 2007

/S/ BRADLEY W. HARRIS Bradley W. Harris	Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principle Financial and Accounting Officer)	November 15, 2007

/S/ WILLIAM SCOTT PERKINS William Scott Perkins	Director	November 15, 2007

/S/ O. EUGENE KITTS O. Eugene Kitts	Director	November 15, 2007

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on November 15, 2007.

ICG, Inc.

By:	/S/ BENNETT K. HATFIELD
Name:	Bennett K. Hatfield
Title:	President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger L. Nicholson and Bennett K. Hatfield, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ BENNETT K. HATFIELD Bennett K. Hatfield	President, Chief Executive Officer and Director (Principal Executive Officer)	November 15, 2007

/S/ BRADLEY W. HARRIS Bradley W. Harris	Senior Vice President, Chief Financial Officer and Assistant Secretary (Principle Financial and Accounting Officer)	November 15, 2007

/S/ WILLIAM SCOTT PERKINS William Scott Perkins	Director	November 15, 2007

/S/ SAMUEL R. KITTS Samuel R. Kitts	Director	November 15, 2007

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on November 15, 2007.

ICG ADDCAR Systems, LLC

By:	/S/ JOHNNY STURGILL
Name:	Johnny Sturgill
Title:	President and General Manager

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger L. Nicholson and Bennett K. Hatfield, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JOHNNY STURGILL Johnny Sturgill	President, General Manager and Director (Principal Executive Officer)	November 15, 2007

/S/ BRADLEY W. HARRIS Bradley W. Harris	Vice President and Treasurer (Principal Financial and Accounting Officer)	November 15, 2007

/S/ WILLIAM SCOTT PERKINS William Scott Perkins	Director	November 15, 2007

/S/ ROGER L. NICHOLSON Roger L. Nicholson	Director	November 15, 2007

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on November 15, 2007.

ICG Beckley, LLC

By:	/S/ RICHARD D. HENDERSON
Name:	Richard D. Henderson
Title:	President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger L. Nicholson and Bennett K. Hatfield, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ RICHARD D. HENDERSON Richard D. Henderson	President and Director (Principal Executive Officer)	November 15, 2007

/S/ BRADLEY W. HARRIS Bradley W. Harris	Vice President and Treasurer (Principal Financial and Accounting Officer)	November 15, 2007

/S/ SAMUEL R. KITTS Samuel R. Kitts	Director	November 15, 2007

/S/ O. EUGENE KITTS O. Eugene Kitts	Director	November 15, 2007

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on November 15, 2007.

ICG East Kentucky, LLC

By:	/S/ ROGER MASON
Name:	Roger Mason
Title:	President and General Manager

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger L. Nicholson and Bennett K. Hatfield, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ ROGER MASON Roger Mason	President, General Manager and Director (Principal Executive Officer)	November 15, 2007

/S/ BRADLEY W. HARRIS Bradley W. Harris	Vice President and Treasurer (Principal Financial and Accounting Officer)	November 15, 2007

/S/ WILLIAM SCOTT PERKINS William Scott Perkins	Director	November 15, 2007

/S/ O. EUGENE KITTS O. Eugene Kitts	Director	November 15, 2007

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on November 15, 2007

ICG Eastern, LLC

By:	/S/ ART HALE
Name:	Art Hale
Title:	President and General Manager

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger L. Nicholson and Bennett K. Hatfield, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ ART HALE Art Hale	President and General Manager (Principal Executive Officer)	November 15, 2007

/S/ BRADLEY W. HARRIS Bradley W. Harris	Vice President and Treasurer (Principal Financial and Accounting Officer)	November 15, 2007

/S/ BENNETT K. HATFIELD Bennett K. Hatfield	Director	November 15, 2007

/S/ SAMUEL R. KITTS Samuel R. Kitts	Director	November 15, 2007

/S/ WILLIAM SCOTT PERKINS William Scott Perkins	Director	November 15, 2007

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on November 15, 2007.

ICG Eastern Land, LLC

By:	/S/ ART HALE
Name:	Art Hale
Title:	President and General Manager

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger L. Nicholson and Bennett K. Hatfield, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ ART HALE Art Hale	President and General Manager (Principal Executive Officer)	November 15, 2007

/S/ BRADLEY W. HARRIS Bradley W. Harris	Vice President and Treasurer (Principal Financial and Accounting Officer)	November 15, 2007

/S/ WILLIAM SCOTT PERKINS William Scott Perkins	Director	November 15, 2007

/S/ O. EUGENE KITTS O. Eugene Kitts	Director	November 15, 2007

/S/ CHARLES G. SNAVELY Charles G. Snavely	Director	November 15, 2007

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on November 15, 2007.

ICG Hazard, LLC

By:	/S/ WILLIAM G. FELTNER
Name:	William G. Feltner
Title:	President and General Manager

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger L. Nicholson and Bennett K. Hatfield, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ WILLIAM G. FELTNER William G. Feltner	President, General Manager and Director (Principal Executive Officer)	November 15, 2007

/S/ BRADLEY W. HARRIS Bradley W. Harris	Vice President and Treasurer (Principal Financial and Accounting Officer)	November 15, 2007

/S/ BENNETT K. HATFIELD Bennett K. Hatfield	Director	November 15, 2007

/S/ WILLIAM SCOTT PERKINS William Scott Perkins	Director	November 15, 2007

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on November 15, 2007.

ICG Hazard Land, LLC

By:	/s/ WILLIAM G. FELTNER
Name:	William G. Feltner
Title:	President and General Manager

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger L. Nicholson and Bennett K. Hatfield, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM G. FELTNER William G. Feltner	President, General Manager and Director (Principal Executive Officer)	November 15, 2007

/s/ BRADLEY W. HARRIS Bradley W. Harris	Vice President and Treasurer (Principal Financial and Accounting Officer)	November 15, 2007

/s/ O. EUGENE KITTS O. Eugene Kitts	Director	November 15, 2007

/s/ CHARLES G. SNAVELY Charles G. Snavely	Director	November 15, 2007

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on November 15, 2007.

ICG Illinois, LLC

By:	/s/ ROBERT GARDINER
Name:	Robert Gardiner
Title:	President and General Manager

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger L. Nicholson and Bennett K. Hatfield, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT GARDINER Robert Gardiner	President, General Manager and Director (Principal Executive Officer)	November 15, 2007

/s/ BRADLEY W. HARRIS Bradley W. Harris	Vice President and Treasurer (Principal Financial and Accounting Officer)	November 15, 2007

/s/ BENNETT K. HATFIELD Bennett K. Hatfield	Director	November 15, 2007

/s/ WILLIAM SCOTT PERKINS William Scott Perkins	Director	November 15, 2007

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on November 15, 2007.

ICG Knott County, LLC

By:	/s/ VERLIN ROBINSON
Name:	Verlin Robinson
Title:	President and General Manager

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger L. Nicholson and Bennett K. Hatfield, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ VERLIN ROBINSON Verlin Robinson	President, General Manager and Director (Principal Executive Officer)	November 15, 2007

/s/ BRADLEY W. HARRIS Bradley W. Harris	Vice President and Treasurer (Principal Financial and Accounting Officer)	November 15, 2007

/s/ WILLIAM SCOTT PERKINS William Scott Perkins	Director	November 15, 2007

/s/ O. EUGENE KITTS O. Eugene Kitts	Director	November 15, 2007

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on November 15, 2007.

ICG Natural Resources, LLC

By:	/S/ O. EUGENE KITTS
Name:	O. Eugene Kitts
Title:	President and General Manager

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger L. Nicholson and Bennett K. Hatfield, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ O. EUGENE KITTS O. Eugene Kitts	President, General Manager and Director (Principal Executive Officer)	November 15, 2007

/S/ BRADLEY W. HARRIS Bradley W. Harris	Vice President and Treasurer (Principal Financial and Accounting Officer)	November 15, 2007

/S/ BENNETT K. HATFIELD Bennett K. Hatfield	Director	November 15, 2007

/S/ CHARLES G. SNAVELY Charles G. Snavely	Director	November 15, 2007

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on November 15, 2007.

ICG Tygart Valley, LLC

By:	/s/ O. EUGENE KITTS
Name:	O. Eugene Kitts
Title:	President and General Manager

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger L. Nicholson and Bennett K. Hatfield, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ O. EUGENE KITTS O. Eugene Kitts	President, General Manager and Director (Principal Executive Officer)	November 15, 2007

/s/ BRADLEY W. HARRIS Bradley W. Harris	Vice President and Treasurer (Principal Financial and Accounting Officer)	November 15, 2007

/s/ SAMUEL R. KITTS Samuel R. Kitts	Director	November 15, 2007

/s/ ROGER L. NICHOLSON Roger L. Nicholson	Director	November 15, 2007

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on November 15, 2007.

Anker Coal Group, Inc.

By:	/s/ SAMUEL R. KITTS
Name:	Samuel R. Kitts
Title:	President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger L. Nicholson and Bennett K. Hatfield, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SAMUEL R. KITTS Samuel R. Kitts	President and Director (Principal Executive Officer)	November 15, 2007

/s/ JOSEPH R. BECKERLE Joseph R. Beckerle	Vice President and Treasurer (Principal Financial and Accounting Officer)	November 15, 2007

/s/ BENNETT K. HATFIELD Bennett K. Hatfield	Director	November 15, 2007

/s/ BRADLEY W. HARRIS Bradley W. Harris	Director	November 15, 2007

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on November 15, 2007.

Simba Group, Inc.

By:	/s/ CHARLES G. SNAVELY
Name:	Charles G. Snavely
Title:	President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger L. Nicholson and Bennett K. Hatfield, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CHARLES G. SNAVELY Charles G. Snavely	President (Principal Executive Officer)	November 15, 2007

/s/ JOSEPH R. BECKERLE Joseph R. Beckerle	Treasurer (Principal Financial and Accounting Officer)	November 15, 2007

/s/ O. EUGENE KITTS O. Eugene Kitts	Director	November 15, 2007

/s/ SAMUEL R. KITTS Samuel R. Kitts	Director	November 15, 2007

/s/ BRADLEY W. HARRIS Bradley W. Harris	Director	November 15, 2007

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on November 15, 2007.

Anker Group, Inc.

By:	/s/ SAMUEL R. KITTS
Name:	Samuel R. Kitts
Title:	President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger L. Nicholson and Bennett K. Hatfield, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SAMUEL R. KITTS Samuel R. Kitts	President and Director (Principal Executive Officer)	November 15, 2007

/s/ JOSEPH R. BECKERLE Joseph R. Beckerle	Vice President and Treasurer (Principal Financial and Accounting Officer)	November 15, 2007

/s/ BENNETT K. HATFIELD Bennett K. Hatfield	Director	November 15, 2007

/s/ BRADLEY W. HARRIS Bradley W. Harris	Director	November 15, 2007

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on November 15, 2007.

Anker Power Services, Inc.

By:	/S/ O. EUGENE KITTS
Name:	O. Eugene Kitts
Title:	President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger L. Nicholson and Bennett K. Hatfield, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ O. EUGENE KITTS O. Eugene Kitts	President and Director (Principal Executive Officer)	November 15, 2007

/S/ JOSEPH R. BECKERLE Joseph R. Beckerle	Vice President and Treasurer (Principal Financial and Accounting Officer)	November 15, 2007

/S/ P. MICHAEL HARDESTY P. Michael Hardesty	Director	November 15, 2007

/S/ CHARLES G. SNAVELY Charles G. Snavely	Director	November 15, 2007

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on November 15, 2007.

Bronco Mining Company, Inc.

By:	/s/ O. EUGENE KITTS
Name:	O. Eugene Kitts
Title:	President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger L. Nicholson and Bennett K. Hatfield, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ O. EUGENE KITTS O. Eugene Kitts	President and Director (Principal Executive Officer)	November 15, 2007

/s/ JOSEPH R. BECKERLE Joseph R. Beckerle	Vice President and Treasurer (Principal Financial and Accounting Officer)	November 15, 2007

/s/ ROGER L. NICHOLSON Roger L. Nicholson	Director	November 15, 2007

/s/ SAMUEL R. KITTS Samuel R. Kitts	Director	November 15, 2007

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on November 15, 2007.

Hawthorne Coal Company, Inc.

By:	/S/ O. EUGENE KITTS
Name:	O. Eugene Kitts
Title:	President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger L. Nicholson and Bennett K. Hatfield, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ O. EUGENE KITTS O. Eugene Kitts	President and Director (Principal Executive Officer)	November 15, 2007

/S/ JOSEPH R. BECKERLE Joseph R. Beckerle	Vice President and Treasurer (Principal Financial and Accounting Officer)	November 15, 2007

/S/ BENNETT K. HATFIELD Bennett K. Hatfield	Director	November 15, 2007

/S/ CHARLES G. SNAVELY Charles G. Snavely	Director	November 15, 2007

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on November 15, 2007.

Heather Glen Resources, Inc.

By:	/S/ DANNY COX
Name:	Danny Cox
Title:	President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger L. Nicholson and Bennett K. Hatfield, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DANNY COX Danny Cox	President and Director (Principal Executive Officer)	November 15, 2007

/S/ JOSEPH R. BECKERLE Joseph R. Beckerle	Vice President and Treasurer (Principal Financial and Accounting Officer)	November 15, 2007

/S/ SAMUEL R. KITTS Samuel R. Kitts	Director	November 15, 2007

/S/ O. EUGENE KITTS O. Eugene Kitts	Director	November 15, 2007

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on November 15, 2007.

Upshur Property, Inc.

By:	/S/ DANNY COX
Name:	Danny Cox
Title:	President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger L. Nicholson and Bennett K. Hatfield, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DANNY COX Danny Cox	President and Director (Principal Executive Officer)	November 15, 2007

/S/ JOSEPH R. BECKERLE Joseph R. Beckerle	Vice President and Treasurer (Principal Financial and Accounting Officer)	November 15, 2007

/S/ SAMUEL R. KITTS Samuel R. Kitts	Director	November 15, 2007

/S/ CHARLES G. SNAVELY Charles G. Snavely	Director	November 15, 2007

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on November 15, 2007.

Hunter Ridge Coal Company

By:	/S/ SAMUEL R. KITTS
Name:	Samuel R. Kitts
Title:	President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger L. Nicholson and Bennett K. Hatfield, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ SAMUEL R. KITTS Samuel R. Kitts	President and Director (Principal Executive Officer)	November 15, 2007

/S/ JOSEPH R. BECKERLE Joseph R. Beckerle	Vice President and Treasurer (Principal Financial and Accounting Officer)	November 15, 2007

/S/ BENNETT K. HATFIELD Bennett K. Hatfield	Director	November 15, 2007

/S/ P. MICHAEL HARDESTY P. Michael Hardesty	Director	November 15, 2007

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on November 15, 2007.

Juliana Mining Company, Inc.

By:	/S/ ART HALE
Name:	Art Hale
Title:	President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger L. Nicholson and Bennett K. Hatfield, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ ART HALE Art Hale	President and Director (Principal Executive Officer)	November 15, 2007

/S/ JOSEPH R. BECKERLE Joseph R. Beckerle	Vice President and Treasurer (Principal Financial and Accounting Officer)	November 15, 2007

/S/ SAMUEL R. KITTS Samuel R. Kitts	Director	November 15, 2007

/S/ DANNY COX Danny Cox	Director	November 15, 2007

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on November 15, 2007.

Marine Coal Sales Company

By:	/S/ P. MICHAEL HARDESTY
Name:	P. Michael Hardesty
Title:	President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger L. Nicholson and Bennett K. Hatfield, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ P. MICHAEL HARDESTY P. Michael Hardesty	President and Director (Principal Executive Officer)	November 15, 2007

/S/ JOSEPH R. BECKERLE Joseph R. Beckerle	Vice President and Treasurer (Principal Financial and Accounting Officer)	November 15, 2007

/S/ BENNETT K. HATFIELD Bennett K. Hatfield	Director	November 15, 2007

/S/ ROGER L. NICHOLSON Roger L. Nicholson	Director	November 15, 2007

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on November 15, 2007.

Melrose Coal Company, Inc.

By:	/S/ CHARLES C. DUNBAR
Name:	Charles C. Dunbar
Title:	President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger L. Nicholson and Bennett K. Hatfield, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ CHARLES C. DUNBAR Charles C. Dunbar	President and Director (Principal Executive Officer)	November 15, 2007

/S/ JOSEPH R. BECKERLE Joseph R. Beckerle	Vice President and Treasurer (Principal Financial and Accounting Officer)	November 15, 2007

/S/ SAMUEL R. KITTS Samuel R. Kitts	Director	November 15, 2007

/S/ O. EUGENE KITTS O. Eugene Kitts	Director	November 15, 2007

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on November 15, 2007.

Patriot Mining Company, Inc.

By:	/S/ PETER J. VULJANIC
Name:	Peter J. Vuljanic
Title:	President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger L. Nicholson and Bennett K. Hatfield, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ PETER J. VULJANIC Peter J. Vuljanic	President and Director (Principal Executive Officer)	November 15, 2007

/S/ JOSEPH R. BECKERLE Joseph R. Beckerle	Vice President and Treasurer (Principal Financial and Accounting Officer)	November 15, 2007

/S/ BENNETT K. HATFIELD Bennett K. Hatfield	Director	November 15, 2007

/S/ SAMUEL R. KITTS Samuel R. Kitts	Director	November 15, 2007

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on November 15, 2007.

Vantrans, Inc.

By:	/S/ DANNY COX
Name:	Danny Cox
Title:	President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger L. Nicholson and Bennett K. Hatfield, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DANNY COX Danny Cox	President and Director (Principal Executive Officer)	November 15, 2007

/S/ JOSEPH R. BECKERLE Joseph R. Beckerle	Vice President and Treasurer, (Principal Financial and Accounting Officer)	November 15, 2007

/S/ SAMUEL R. KITTS Samuel R. Kitts	Director	November 15, 2007

/S/ BRADLEY W. HARRIS Bradley W. Harris	Director	November 15, 2007

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on November 15, 2007.

King Knob Coal Co., Inc.

By:	/S/ DANNY COX
Name:	Danny Cox
Title:	President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger L. Nicholson and Bennett K. Hatfield, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DANNY COX Danny Cox	President and Director (Principal Executive Officer)	November 15, 2007

/S/ JOSEPH R. BECKERLE Joseph R. Beckerle	Vice President and Treasurer (Principal Financial and Accounting Officer)	November 15, 2007

/S/ O. EUGENE KITTS O. Eugene Kitts	Director	November 15, 2007

/S/ BRADLEY W. HARRIS Bradley W. Harris	Director	November 15, 2007

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on November 15, 2007.

Vindex Energy Corporation

By:	/s/ PHILLIP P. BEDDOW
Name:	Phillip P. Beddow
Title:	President and General Manager

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger L. Nicholson and Bennett K. Hatfield, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PHILLIP P. BEDDOW Phillip P. Beddow	President and General Manager (Principal Executive Officer)	November 15, 2007

/s/ JOSEPH R. BECKERLE Joseph R. Beckerle	Vice President and Treasurer (Principal Financial and Accounting Officer)	November 15, 2007

/s/ BENNETT K. HATFIELD Bennett K. Hatfield	Director	November 15, 2007

/s/ SAMUEL R. KITTS Samuel R. Kitts	Director	November 15, 2007

/s/ CHARLES G. SNAVELY Charles G. Snavely	Director	November 15, 2007

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on November 15, 2007.

New Allegheny Land Holding Company, Inc.

By:	/s/ O. EUGENE KITTS
Name:	O. Eugene Kitts
Title:	President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger L. Nicholson and Bennett K. Hatfield, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ O. EUGENE KITTS O. Eugene Kitts	President and Director (Principal Executive Officer)	November 15, 2007

/s/ JOSEPH R. BECKERLE Joseph R. Beckerle	Vice President and Treasurer (Principal Financial and Accounting Officer)	November 15, 2007

/s/ SAMUEL R. KITTS Samuel R. Kitts	Director	November 15, 2007

/s/ PHILLIP P. BEDDOW Phillip P. Beddow	Director	November 15, 2007

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on November 15, 2007.

White Wolf Energy, Inc.

By:	/S/ O. EUGENE KITTS
Name:	O. Eugene Kitts
Title:	President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger L. Nicholson and Bennett K. Hatfield, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ O. EUGENE KITTS O. Eugene Kitts	President and Director (Principal Executive Officer)	November 15, 2007

/S/ JOSEPH R. BECKERLE Joseph R. Beckerle	Vice President and Treasurer (Principal Financial and Accounting Officer)	November 15, 2007

/S/ BENNETT K. HATFIELD Bennett K. Hatfield	Director	November 15, 2007

/S/ CHARLES G. SNAVELY Charles G. Snavely	Director	November 15, 2007

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on November 15, 2007.

Wolf Run Mining Company

By:	/s/ SAMUEL R. KITTS
Name:	Samuel R. Kitts
Title:	President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger L. Nicholson and Bennett K. Hatfield, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SAMUEL R. KITTS Samuel R. Kitts	President and Director (Principal Executive Officer)	November 15, 2007

/s/ JOSEPH R. BECKERLE Joseph R. Beckerle	Vice President and Treasurer (Principal Financial and Accounting Officer)	November 15, 2007

/s/ BENNETT K. HATFIELD Bennett K. Hatfield	Director	November 15, 2007

/s/ BRADLEY W. HARRIS Bradley W. Harris	Director	November 15, 2007

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on November 15, 2007.

CoalQuest Development LLC

By:	/s/ O. EUGENE KITTS
Name:	O. Eugene Kitts
Title:	President and Manager

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger L. Nicholson and Bennett K. Hatfield, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ O. EUGENE KITTS O. Eugene Kitts	President, Manager and Director (Principal Executive Officer)	November 15, 2007

/s/ JOSEPH R. BECKERLE Joseph R. Beckerle	Vice President and Treasurer (Principal Financial and Accounting Officer)	November 15, 2007

/s/ BENNETT K. HATFIELD Bennett K. Hatfield	Director	November 15, 2007

/s/ ROGER L. NICHOLSON Roger L. Nicholson	Director	November 15, 2007